AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1997
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               TRIAD MEDICAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   5047
     (STATE OR OTHER         (PRIMARY STANDARD
      JURISDICTION OF           INDUSTRIAL               84-1408330
    INCORPORATION OR        CLASSIFICATION CODE       (I.R.S. EMPLOYER
       ORGANIZATION)              NUMBER)          IDENTIFICATION NUMBER)

                        23161 MILL CREEK DRIVE, SUITE 300
                             LAGUNA HILLS, CA 92653
                              PHONE: (714) 770-0292
                               FAX: (714) 770-0727
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           WILLIAM C. KLINTWORTH, JR.
                             CHIEF EXECUTIVE OFFICER
                               TRIAD MEDICAL, INC.
                             2078 PROSPECTOR AVENUE
                              PARK CITY, UTAH 84060
                              PHONE: (801) 645-7200
                               FAX: (801) 645-9893
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                            ------------------------

                                 WITH COPIES TO:

            ROBERT G. REEDY                        JAMES L. LEADER
        PORTER & HEDGES, L.L.P.                 BAKER & BOTTS, L.L.P.
       700 LOUISIANA, 35TH FLOOR                3000 ONE SHELL PLAZA
       HOUSTON, TEXAS 77002-2764              HOUSTON, TEXAS 77002-4995
         PHONE: (713) 226-0600                  PHONE: (713) 229-1234
          FAX: (713) 226-0274                    FAX: (713) 229-1522

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                           PROPOSED
                                                           MAXIMUM
                                                           OFFERING        PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF EACH CLASS OF          AMOUNT TO BE         PRICE PER       AGGREGATE OFFERING     REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED(1)          SHARE(1)            PRICE(2)              FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
  per share.....................          --                  --             $55,200,000           $16,728
================================================================================================================

(1) In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(2) Estimated solely for the purpose of calculating the registration fee.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 1997

                                4,000,000 SHARES

                               TRIAD MEDICAL INC.

                                  COMMON STOCK

     ALL THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING OFFERED BY TRIAD MEDICAL INC. ("TRIAD"). PRIOR TO THIS OFFERING (THIS "OFFERING"), THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK. TRIAD AND THE REPRESENTATIVES OF THE UNDERWRITERS CURRENTLY ESTIMATE THAT THE INITIAL PUBLIC OFFERING PRICE WILL BE BETWEEN $10.00 AND $12.00 PER SHARE. SEE "UNDERWRITING" FOR A DISCUSSION OF THE FACTORS THEY WILL CONSIDER IN DETERMINING THE INITIAL PUBLIC OFFERING PRICE. TRIAD HAS APPLIED TO HAVE THE COMMON STOCK APPROVED FOR QUOTATION ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "TRMD."

     SEE "RISK FACTORS" COMMENCING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

===================================================================================================================
                                               PRICE TO                UNDERWRITING              PROCEEDS TO
                                                PUBLIC                 DISCOUNT(1)                COMPANY(2)
-------------------------------------------------------------------------------------------------------------------
PER SHARE............................           $                         $                         $
TOTAL(3).............................       $                         $                         $
===================================================================================================================

(1) SEE "UNDERWRITING" FOR INFORMATION CONCERNING INDEMNIFICATION OF THE UNDERWRITERS AND OTHER MATTERS.

(2) BEFORE DEDUCTING OFFERING EXPENSES PAYABLE BY TRIAD, ESTIMATED AT
    $3,800,000.

(3) TRIAD HAS GRANTED THE UNDERWRITERS A 30-DAY OPTION TO PURCHASE UP TO 600,000 ADDITIONAL SHARES OF COMMON STOCK SOLELY TO COVER OVER-ALLOTMENTS, IF ANY. IF THE UNDERWRITERS EXERCISE THIS OPTION IN FULL, THE TOTAL PRICE TO PUBLIC,
    UNDERWRITING DISCOUNT AND PROCEEDS TO COMPANY WILL BE $        ,
    $        AND $        , RESPECTIVELY. SEE "UNDERWRITING."

     THE SHARES OF COMMON STOCK ARE OFFERED BY THE SEVERAL UNDERWRITERS NAMED HEREIN, SUBJECT TO RECEIPT AND ACCEPTANCE BY THEM AND SUBJECT TO THEIR RIGHT TO REJECT ANY ORDER IN WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES REPRESENTING SUCH SHARES WILL BE MADE AGAINST PAYMENT THEREFOR AT
THE OFFICES OF MONTGOMERY SECURITIES ON OR ABOUT              , 1997.

                            ------------------------

MONTGOMERY SECURITIES
                                SMITH BARNEY INC.
                                                       WEDBUSH MORGAN SECURITIES

                                            , 1997

                 [Graphics to include photos of certain of the
                      Company's products and facilities.]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF SHARES OF COMMON STOCK FOLLOWING THE PRICING OF THIS OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

     CONCURRENTLY WITH THE CLOSING OF THE OFFERING MADE HEREBY (THIS "OFFERING"), TRIAD PLANS TO ACQUIRE, IN SEPARATE TRANSACTIONS (COLLECTIVELY,
THE "ACQUISITIONS"), IN EXCHANGE FOR CONSIDERATION INCLUDING SHARES OF ITS COMMON STOCK, 11 CONTRACT SALES AND DISTRIBUTION COMPANIES (COLLECTIVELY, THE "FOUNDING COMPANIES"). SEE "THE COMPANY." UNLESS OTHERWISE INDICATED BY THE CONTEXT, REFERENCES HEREIN TO (I) "TRIAD" MEAN TRIAD MEDICAL INC., (II) THE "COMPANY" MEAN TRIAD AND THE FOUNDING COMPANIES, AFTER GIVING EFFECT TO THE ACQUISITIONS, AND (III) "FISCAL 1994," "FISCAL 1995" AND "FISCAL 1996"
MEAN, RESPECTIVELY, THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 WITH RESPECT TO TRIAD AND SIX FOUNDING COMPANIES, THE FISCAL YEARS ENDED JUNE 30, 1994, 1995 AND 1996 WITH RESPECT TO TWO FOUNDING COMPANIES, THE FISCAL YEARS ENDED MARCH 31, 1994, 1995 AND 1996, MAY 31, 1994, 1995 AND 1996 AND OCTOBER 31,
1994, 1995 AND 1996 WITH RESPECT TO THREE FOUNDING COMPANIES, RESPECTIVELY.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS (I) GIVES EFFECT TO THE ACQUISITIONS, (II) ASSUMES THE UNDERWRITERS DO NOT EXERCISE THEIR OVER-ALLOTMENT OPTION AND (III) GIVES EFFECT TO A SPLIT OF THE COMMON STOCK IN CONNECTION WITH THIS OFFERING.

                                    BUSINESS

     The Company was formed to create a national leader in the contract sales and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). The Company contracts with specialty medical product manufacturers to provide outsourcing of the sales, marketing, distribution and customer service functions for all or certain of their product lines, thereby eliminating the manufacturers' need to develop and maintain their own sales force or rely on a number of independent local and regional distributors to achieve national coverage. The Company provides a broad range of specialty medical products across the full continuum of patient care, including products used in the surgical, anesthesiology / pain management, critical care, cardiovascular / vascular and infusion therapy markets. It represents over 180 manufacturers and sells products in all 50 states.

     According to the Health Industry Distributor Association, the medical instrument and supply industry (excluding pharmaceuticals) in the United States represented an estimated annual market in excess of $30 billion in 1996, of which the hospital and the alternate-site markets represented approximately $16 billion and $14 billion, respectively. The Company estimates that there are over 1,200 companies engaged in the contract sales and distribution of specialty medical products in the United States, most of which are smaller companies serving local or regional markets and providing representation for a limited number of manufacturers and product lines. The Company believes that contract sales and distribution companies provide manufacturers with the ability to outsource certain sales and distribution functions and afford them access to an experienced sales force with established sales channels. Despite the advantages provided by contract sales and distribution companies, the fragmented network of such companies is generally not capable of serving multiple manufacturers on a national basis or satisfying the centralized buying needs of national group purchasing organizations ("GPOs") and regional integrated delivery networks ("IDNs"). The Company believes that the emergence of a contract sales and distribution company capable of selling, distributing and servicing a broad array of specialty medical products nationwide would meet the evolving needs of both manufacturers and health care providers.

     The sale and distribution of specialty medical products require a focused selling effort by representatives capable of marketing the products' clinical features and benefits to physicians and other health care professionals and demonstrating the economic benefits associated with these products to purchasing departments and operating management of health care providers. To satisfy the sales and related needs of its represented manufacturers, the Company maintains a highly qualified and customer-oriented sales staff of over 140 representatives, who average in excess of 15 years' medical product sales experience. Through this sales staff and other support staff the Company employs at its 20 sales and distribution facilities located throughout the United States, the Company provides its represented manufacturers and customers with a variety of value-added services designed to facilitate access to the marketplace and product procurement on a time-efficient and cost-effective basis. These services include product introduction and support, education and training, equipment maintenance and repair, manufacturer warranty support and product usage reporting.

     The Company's objective is to become the leading national contract sales and distribution organization focused on specialty medical products. To achieve this objective, the Company intends to implement an aggressive acquisition program targeting leading local and regional contract sales and distribution companies in order to expand its product representation. The Company also will seek to achieve certain operating efficiencies and cost savings by reducing facilities, centralizing certain administrative functions and implementing a "best practices" operating strategy throughout the Company. Centralizing these functions will enable the local and regional offices to concentrate their efforts on sales, customer service, inventory management and distribution. A key component of the Company's business strategy is to accelerate internal growth in its existing businesses and subsequently acquired businesses by (i) leveraging its established manufacturer and customer bases, (ii) cross-selling products between the alternate-site and the hospital markets, (iii) implementing a "best practices" sales and marketing strategy, (iv) adding qualified sales representatives and (v) generating ancillary service revenues.

     As one of the first national contract sales and distribution companies, the Company believes it is positioned to obtain expanded relationships with manufacturers and to satisfy the requirements of GPOs and regional IDNs. To that end, the Company, through Healthcare Technology Delivery, Inc. ("HTD"), has enjoyed a supportive relationship with Premier, Inc. ("Premier") and Child Health Corporation of America ("CHCA"), each of which will directly or through its affiliates be a stockholder in TRIAD when this Offering closes. Both Premier and CHCA have been supportive of the development of the Company's "Small Vendor Corporate Accounts Opportunity Program" in which the Company would represent small manufacturers in connection with the sale of their products to these and other alliances. No assurance can be given that manufacturers represented by the Company will be awarded contracts by either of these alliances.

                                 THIS OFFERING

Common Stock offered by TRIAD................. 4,000,000 shares
Common Stock to be outstanding after this
  Offering(1)................................. 9,094,973 shares
Use of Proceeds............................... To pay the cash portion of the purchase price for the Founding
                                               Companies and to repay
                                               indebtedness of TRIAD and the
                                               Founding Companies. See "Use of
                                               Proceeds."
Proposed Nasdaq National Market symbol........ TRMD

------------

(1) The number of shares estimated to be outstanding on completion of this Offering consists of (i) 997,758 shares issued to the organizers and management of TRIAD, (ii) 100,000 shares issued in a private placement that closed on September 8, 1997 (the "Private Placement"), (iii) 3,997,215 shares to be issued as consideration in the Acquisitions and (iv) the 4,000,000 shares being offered hereby. Such share number does not include
    (i) an aggregate of 972,987 shares subject to options granted (or to be granted prior to the closing of this Offering) under TRIAD's 1997 Incentive Plan (the "Incentive Plan"), 831,200 of which have an exercise price equal to the initial public offering price per share and 141,787 of which will have a weighted average exercise price per share of $5.85, (ii) a warrant to purchase up to 100,000 shares (the "Equus Warrant") issued by TRIAD to Equus II Incorporated ("Equus II") in connection with TRIAD's start-up funding and (iii) a warrant to purchase up to 25,000 shares (the "PENMAN Warrant") issued by TRIAD to PENMAN Private Equity and Mezzanine Fund, L.P. ("PENMAN") in connection with the organization of TRIAD. Each of the Equus Warrant and the PENMAN Warrant has a purchase price per share equal to the initial public offering price. See "Management -- Option Grants" and "Certain Transactions -- Organization of TRIAD."

                                  RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, Triad Holdings, Inc. ("THI"), one of the Founding Companies, has been identified as the accounting acquirer. The following summary of unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering and the application of the estimated net proceeds therefrom. See "Selected Historical and Pro Forma Combined Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                           SIX MONTHS ENDED
                                           YEAR ENDED          JUNE 30,
                                          DECEMBER 31,   --------------------
                                              1996         1996       1997
                                          ------------   ---------  ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE
                                                         DATA)
PRO FORMA COMBINED STATEMENT OF
  OPERATIONS DATA (1):
Revenues................................    $127,886     $  64,773  $  64,890
                                          ------------   ---------  ---------
Gross profit............................      40,449        20,150     20,133
Selling expenses(2).....................      16,108         7,605      7,994
General and administrative
  expenses(2)(3)........................      13,746         6,711      7,724
Depreciation and amortization(4)........       1,996           983      1,273
                                          ------------   ---------  ---------
Income from operations..................       8,599         4,851      3,142
Interest income (expense), net(5).......         106            24         83
Other income (expense), net.............         155           (55)      (106)
                                          ------------   ---------  ---------
Income before provision for income
  taxes.................................       8,860         4,820      3,119
Provision for income taxes..............       3,936         2,116      1,382
                                          ------------   ---------  ---------
Net income..............................    $  4,924     $   2,704  $   1,737
                                          ------------   ---------  ---------
Net income per share....................    $   0.54     $    0.30  $    0.19
                                          ============   =========  =========
Shares used in computing net income per
  share(5)..............................       9,161         9,161      9,161
                                          ============   =========  =========

                                           JUNE 30, 1997
                                           -------------
                                                (IN
                                            THOUSANDS)
PRO FORMA COMBINED BALANCE SHEET DATA
  (1):
Working capital.........................      $17,152
Total assets............................       76,105
Total debt, including current portion...        1,237
Stockholders' equity....................       52,857

------------

(1) The pro forma combined statement of operations data and the pro forma combined balance sheet data assume that the following transactions and events -- (i) the organization of TRIAD and its issuance of shares of Common Stock and preferred stock; (ii) a split of the outstanding Common Stock;
    (iii) the conversion of outstanding TRIAD preferred stock into Common Stock;
    (iv) the Acquisitions; and (v) the closing of this Offering and the application of the estimated net proceeds therefrom -- were closed on January 1, 1996 and June 30, 1997, respectively, and are not necessarily indicative of the results the Company would have attained had these events and transactions actually occurred then or of the Company's future results. The pro forma combined financial data (i) are based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) Selling expenses and general and administrative expenses for the six months ended June 30, 1997 include costs incurred by THI to (i) increase its sales force to expand certain marketing efforts and (ii) enhance its administrative infrastructure to support its expansion efforts.

(3) The pro forma combined statement of operations data include the effect of
    (i) the following reductions in compensation and benefits agreed to as part of the purchase agreements by the owners and key employees of the Founding Companies on a prospective basis: year ended December 31, 1996, $3.5 million; and the six months ended June 30, 1996 and 1997, $1.8 million and $1.1 million, respectively; and (ii) the elimination of a $3.9 million non-cash, non-recurring compensation charge by TRIAD for the six months ended June 30, 1997. Additionally, the pro forma combined statement of operations data include the effect of assets to be distributed to owners of certain of the Founding Companies prior to the closing of the Acquisitions. The Company cannot currently quantify other potential cost savings it may achieve through combining and integrating the operations of the Founding Companies and expects those savings will be offset by incremental costs the Company expects to incur, but also cannot currently quantify, such as costs associated with corporate management and being a public company. The pro forma combined statements of operations reflect neither the unquantifiable savings nor the unquantifiable incremental costs.

(4) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in
    Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Computed on a basis described in Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

           SUMMARY HISTORICAL FINANCIAL DATA FOR ACCOUNTING ACQUIRER

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, THI has been identified as the accounting acquirer. The following summary historical financial data of THI for the years ended December 31, 1994, 1995 and 1996, and as of December 31, 1995 and 1996, have been derived from the audited consolidated financial statements of THI included elsewhere in this Prospectus. The following summary historical financial data of THI as of December 31, 1994, and as of and for the six months ended June 30, 1996 and 1997, have been derived from consolidated unaudited financial statements of THI, which have been prepared on the same basis as the audited financial statements and, in the opinion of the management of THI, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data.

                                                                                   SIX MONTHS
                                               YEAR ENDED DECEMBER 31,           ENDED JUNE 30,
                                          ----------------------------------  --------------------
                                             1994         1995       1996       1996       1997
                                          -----------   ---------  ---------  ---------  ---------
                                                                                  (UNAUDITED)
                                                               (IN THOUSANDS)
THI STATEMENT OF OPERATIONS DATA:
Revenues................................    $22,223     $  29,167  $  35,649  $  16,894  $  22,366
                                          -----------   ---------  ---------  ---------  ---------
Gross profit............................      6,043         7,364      8,993      4,031      6,046
Selling expenses(1).....................      2,518         3,116      3,623      1,652      2,452
General and administrative
  expenses(1)...........................      1,813         2,146      3,017      1,215      2,348
Depreciation and amortization...........        531           561        763        313        648
                                          -----------   ---------  ---------  ---------  ---------
Income from operations..................      1,181         1,541      1,590        851        598
Interest income (expense), net..........       (468)         (509)      (305)      (189)      (240)
Other income (expense), net.............        (22)           15       (114)       (36)        14
                                          -----------   ---------  ---------  ---------  ---------
Income before provision for income
  taxes.................................        691         1,047      1,171        626        372
Provision for income taxes..............        103           420        465        261        142
                                          -----------   ---------  ---------  ---------  ---------
Net income (loss).......................    $   588     $     627  $     706  $     365  $     230
                                          ===========   =========  =========  =========  =========

                                                  AS OF DECEMBER 31,             AS OF JUNE 30,
                                          ----------------------------------  --------------------
                                             1994         1995       1996       1996       1997
                                          -----------   ---------  ---------  ---------  ---------
                                          (UNAUDITED)                             (UNAUDITED)
                                                               (IN THOUSANDS)
THI BALANCE SHEET DATA:
Working capital.........................    $(1,557)    $    (527) $   5,904  $    (249) $   3,953
Total assets............................      9,432        10,753     18,062     11,418     23,128
Total debt, including current portion...        915         3,185      5,442      1,131      7,262
Stockholders' equity (deficit)..........       (687)          (69)     6,547        128      7,152

(1) Selling expenses and general and administrative expenses for the six months ended June 30, 1997 include costs incurred by THI to (i) increase its sales force to expand certain marketing efforts and (ii) enhance its administrative infrastructure to support its expansion efforts.

                                  RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF ANY NUMBER OF FACTORS, INCLUDING THE RISK FACTORS SET FORTH BELOW.

ABSENCE OF COMBINED OPERATING HISTORY

     TRIAD, incorporated in Delaware in April 1997, has conducted no operations to date other than in connection with this Offering and its pending acquisitions in separate transactions (the "Acquisitions") of the Founding Companies. See "The Company." The Founding Companies have operated, and will continue to operate prior to the closing of the Acquisitions, as separate, independent businesses, and the Company will use the purchase method of accounting to record the Acquisitions, except for the acquisition of THI, which will be treated as the acquirer for accounting purposes. Consequently, the pro forma financial information herein may not be indicative of the Company's future operating results and financial condition. Until the Company establishes centralized accounting and other administrative systems, it will rely on the separate systems of each of the Founding Companies. The success of the Company will depend, in part, on the extent to which the Company is able to centralize these functions, eliminate the unnecessary duplication of other functions and otherwise integrate the Founding Companies and such additional businesses as the Company may acquire into a cohesive, efficient enterprise. No assurance can be given that the Company's management group will be able to manage effectively the combined entity or implement the Company's acquisition and operating strategies.

DEPENDENCE ON ACQUISITIONS FOR GROWTH

     The Company intends to grow primarily by acquiring contract sales and distribution businesses that complement its existing operations. Its acquisition strategy presents risks that, singly or in any combination, could materially adversely affect the Company's business and financial performance. These risks include those inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of the acquisition candidate, the possibility of the adverse effect on existing operations of the Company from the diversion of management attention and resources to acquisitions and the possible loss of acquired customer and supplier bases and key personnel, including sales representatives. The success of the Company's acquisition strategy will depend on the extent to which acquisition candidates continue to be available and whether the Company will be able to acquire, successfully integrate and profitably manage additional businesses. The Company believes the contract sales and distribution business for specialty medical products is subject to rapid consolidation on both a national and regional scale, and competition for acquisition candidates could materially increase the cost of acquiring businesses. The timing, size and success of the Company's acquisition efforts and the associated capital commitments cannot be readily predicted. Accordingly, no assurance can be given the Company's strategy will succeed. For at least the two-year period commencing on the closing of this Offering, the Company will be required to account for any acquisition it makes under the purchase method of accounting. Acquisitions accounted for as purchases may result in substantial annual noncash amortization charges for goodwill and other intangible assets in the Company's statements of operations. See
"Business -- Business Strategy."

HISTORY OF LOSS OF PRODUCT LINES

     The Founding Companies have, from time to time, lost significant product lines due to, among other factors, manufacturers' decisions to sell the product lines directly to health care providers, acquisitions of the manufacturers or their product lines by other entities with existing sales forces or failure to satisfy sales volume or other performance requirements. The Company's sales and distribution agreements and agency arrangements are generally for terms of one to three years, and are terminable if the Company fails to meet negotiated sales volume or other performance requirements or on prior notice ranging from 30 to 90 days. The loss of any significant product line, for any reason, could have a material adverse effect on the

Company's financial condition and results of operations. There can be no assurance the Company will not lose significant product lines in the future.

NEED FOR ADDITIONAL FINANCING

     Substantially all the net proceeds of this Offering will be used in connection with the Acquisitions. See "Use of Proceeds." The Company's acquisition strategy will require substantial additional capital. The Company currently intends to use cash and shares of its Common Stock in making future acquisitions. Using internally generated cash or debt to complete acquisitions could substantially limit the Company's operational and financial flexibility. The extent to which the Company will be able or willing to use the Common Stock for this purpose will depend on its market value from time to time and the willingness of potential sellers to accept it as full or partial payment. Using Common Stock for this purpose may result in a significant dilution to then existing stockholders. To the extent the Company is unable to use Common Stock to make future acquisitions, its ability to grow may be limited by the extent to which it is able to raise capital for this purpose, as well as to expand existing operations, through debt or additional equity financings. No assurance can be given the Company will be able to obtain the necessary capital to finance a successful acquisition program and its other cash needs. If the Company is unable to obtain additional capital on acceptable terms, it may be required to reduce the scope of its presently anticipated expansion. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

RISKS RELATED TO INTERNAL GROWTH AND PROFITABILITY STRATEGY

     Key elements of the Company's business strategy are to improve the profitability and increase the revenues of the Founding Companies and subsequently acquired businesses. The Company's ability to increase the revenues of the Founding Companies and any subsequently acquired businesses will be affected by various factors, including the demand for the Company's products and the Company's ability to (i) add product lines and retain existing product lines, (ii) increase its customer base and (iii) attract and retain qualified management, sales representatives and service personnel. Many of these factors are beyond the control of the Company, and there can be no assurance the Company's internal growth and profitability strategy will be successful.

     In addition, the Company maintains a significant investment in product inventory at its warehouse locations. Although the Company plans to minimize its inventory levels through utilizing its sales and distribution network and information technology, there can be no assurance that such plans will be effective or that unforeseen inventory problems from product developments or price changes will not adversely affect the Company's internal growth and profitability strategy. See "Business -- Operations."

COMPETITION

     The Company competes with manufacturers that sell their medical products directly to health care providers and, to a lesser extent, with national medical products suppliers. Some of these manufacturers and national suppliers are substantially larger and have substantially greater financial and other resources than the Company to finance acquisition and internal growth opportunities and may be willing to pay higher prices than the Company for the same opportunities. The Company also faces competition from many regional and local distributors in its niche markets, which competitors are generally relatively small local or regional owner-operated businesses. Barriers to entry for distribution in the specialty medical products market are relatively low, and the risk of new competitors entering the market, particularly in local and regional areas, is high. In response to competitive pressures from any of its current or future competitors, the Company may be required to lower selling prices in order to maintain or increase market share, and such measures could adversely affect the Company's operating results. See
"Business -- Competition."

DEPENDENCE ON INDUSTRY SPENDING

     The prospects of the Company depend on the level of expenditures for specialty medical products by its customers, particularly hospitals, alternate-site facilities and other institutional health care providers. In recent years, cost-containment and competitive pressures existing in the health care industry, together with government-imposed limits on reimbursement of hospitals and other health care providers, have significantly impacted spending budgets in certain markets in the specialty medical products industry. Health care providers and private third-party reimbursement plans are also exploring more cost-effective methods of delivering health care and developing increasingly sophisticated methods of controlling health care costs through redesign of benefits. Decreases in industry spending for specialty medical products could adversely affect future sales by the Company.

HEALTH CARE REFORM; MARKET CONDITIONS

     Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. Changes in the law, new interpretations of existing laws or changes in payment methodologies or amounts, may have a dramatic effect on the relative costs associated with doing business and the amount of reimbursement provided by government and other third-party payors. In addition to specific health care legislation, both the President and Congress have expressed significant interest in controlling the escalation of health care expenditures and using health care reimbursement policies to help control the federal deficit. In recent years, there have been numerous federal and state legislative initiatives for comprehensive reforms affecting the payment for and availability of health care services. Due to the substantial uncertainties regarding the ultimate features of reform initiatives and their adoption and implementation, the Company cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on the Company or its suppliers or customers. There can be no assurance the adoption of reform proposals will not have a material adverse effect on the Company's business, financial condition or operating results. In addition, the announcement of reform proposals and the investment community's reaction to those proposals, as well as announcements by competitors and third-party payors of their strategies to respond to any such proposal, could produce volatility in the trading and market price of the Common Stock.

     The primary trend in the United States health care industry is toward cost containment. In recent years, payors have been able to exercise greater influence through managed treatment and hospitalization patterns, including a shift from reimbursement on a cost basis to per capita limits for patient treatment. Hospitals have been severely impacted by the resulting cost restraints. The increasing use of managed care, centralized purchasing decisions, consolidations among hospitals and hospital groups and integration of health care providers are continuing to affect purchasing patterns in the health care system. The purchasing functions of hospitals and other health care providers are increasingly being consolidated into group purchasing organizations, regional integrated delivery systems and similar organizations and purchasing decisions are becoming more economically focused, with decision makers taking into account whether a product reduces the cost of treatment and/or attracts additional patients to a hospital. All these factors have contributed to reductions in prices for specialty medical products, an overall reduction in the volume of purchasing by health care providers and, in the near term, greater emphasis on reducing costs associated with more advanced medical products and procedures. While the Company is implementing programs to assist health care providers in cost containment through more efficient practices and procedures, there can be no assurance the Company will not be adversely affected by cost containment measures.

DEPENDENCE ON KEY PERSONNEL

     The Company's operations depend on the continuing efforts of its executive officers and the senior management and sales representatives of the Founding Companies, and the Company likely will depend on the senior management and sales representatives of any significant businesses it acquires in the future. The business or prospects of the Company could be affected adversely if any of these persons does not continue his or her employment with the Company and the Company is unable to attract and retain qualified replacements. The success of the Company's growth strategy, as well as the Company's current operations, will depend on the extent to which the Company is able to retain, recruit and train qualified sales representatives and service technicians who meet the Company's standards of professionalism and service to its customers. See
"Business -- Sales and Marketing" and "-- Employees."

RELIANCE ON EFFICIENCY OF DISTRIBUTION AND THIRD PARTIES

     The Company believes its financial performance is dependent in part on its ability to provide prompt, accurate and complete service to its customers on a timely and competitive basis. Accordingly, any disruption in its day-to-day operations or material increases in its costs of procuring and delivering products could have an adverse effect on the Company's results of operations. Any failure of either its computer operating system or its telephone system could adversely affect its ability to receive and process customer orders and ship products on a timely basis. Strikes or other service interruptions affecting Federal Express Corporation, United Parcel Service of America, Inc. or other common carriers used by the Company to ship its products also could impair the Company's ability to deliver products on a timely and cost-effective basis. See "Business -- Operations."

CUSTOMER CREDIT RISKS

     Under its sales and distribution agreements, the Company generally pays manufacturers directly for the products it sells. The Company normally carries its customers' accounts receivable and assumes the related risk of non-payment associated with its sales. Although the Company historically has not incurred significant losses associated with non-payment of its invoices and has controls in place to avoid extensions of additional credit to delinquent customers, no assurance can be given the Company will not incur significant losses in the future resulting from its customers' non-payment.

PROCEEDS OF OFFERING PAYABLE TO AFFILIATES AND ASSOCIATES

     TRIAD will use the net proceeds of this Offering and cash available from the Founding Companies to meet its cash requirements relating to the closing of the Acquisitions, and a limited portion of the net proceeds of this Offering should be considered available to meet the Company's cash requirements following closing of the Acquisitions and this Offering. In connection with the closing of the Acquisitions, TRIAD will pay approximately $22.2 million in cash for stock of the Founding Companies, a substantial portion of which is beneficially owned by individuals who will become directors of the Company and/or executive officers of subsidiaries of the Company. The Company also will use approximately $15.3 million to repay indebtedness of or relating to the Founding Companies ($13.1 million) and TRIAD ($2.2 million). See "Use of Proceeds" and "Certain Transactions."

GOVERNMENT REGULATION

     The Company and its customers and suppliers are subject to extensive federal and state regulation in the United States, and the Company cannot predict the extent to which future legislative and regulatory developments concerning their practices and products or the health care industry may affect the Company. Federal and state laws and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, marketing and distributing of specialty medical products. In connection with its limited manufacturing operations, the Company is required to obtain the approval of federal and state governmental agencies, including the Food and Drug Administration, prior to manufacturing, marketing and distributing certain products. Further, the Company's facilities and operations are subject to reporting to, and review and inspection by, federal, state and local governmental entities. The Company's suppliers are also subject to similar governmental requirements. See "Business -- Government Regulation."

POTENTIAL FOR PRODUCT LIABILITY CLAIMS AND INSURANCE

     The manufacture, distribution, sale and repair of medical products involves the risk of product liability claims and adverse publicity. Although the Company has not been subject to a significant number of such claims or incurred significant liabilities due to such claims, there can be no assurance substantial claims or liabilities will not arise in the future. In addition, while the Company is primarily a seller and distributor of products manufactured by third parties from whom it has certain rights to indemnification from product liability claims, it does manufacture a limited number of product lines, provide repair and maintenance services with respect to certain product lines and intends to pursue ownership in additional product lines for which rights to indemnification will be limited or not available. The Company maintains product liability insurance coverage in amounts it considers adequate. No assurance can be given that claims outside of or exceeding its insurance coverage will not be made, that the Company will be able to continue to obtain insurance coverage at rates it considers reasonable or that the Company will be successful in obtaining indemnification from its suppliers. See "Business -- Litigation and Insurance."

SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas, relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or results of its operations.

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     On closing of the Acquisitions and this Offering, the former owners of the Founding Companies, TRIAD's principal venture capital financing source (Equus
II) and the executive officers of TRIAD will beneficially own in the aggregate approximately 54.6% of the outstanding Common Stock. If these persons were to act in concert, they would be able to exercise control over the Company's affairs, including the election of the entire Board of Directors and (subject to Section 203 of the Delaware General Corporation Law (the "DGCL")) any matter submitted to a vote of stockholders. See "Security Ownership of Certain Beneficial Owners and Management."

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     On closing of the Acquisitions and this Offering, 9,094,973 shares of Common Stock will be outstanding. The 4,000,000 shares sold in this Offering (other than shares purchased by affiliates of the Company) will be freely tradable. The remaining shares outstanding may be resold publicly only following their effective registration under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an available exemption from the registration requirements of that Act, such as provided by Securities Act Rule 144 promulgated by the Securities and Exchange Commission (the "SEC"). Under Rule 144, all those shares will be eligible for Rule 144 sales subject to certain volume limitations and other requirements, on the day following the first anniversary of the date this Offering closes. The holders of a substantial number of those remaining shares have certain registration rights granted by TRIAD in connection with the Acquisitions, subject to the lockup period described below.

     On closing of this Offering, TRIAD will have options and warrants outstanding to purchase up to a total of 1,097,987 shares of Common Stock, of which options to purchase 41,639 shares and warrants to purchase 125,000 shares will be exercisable immediately after the Closing. TRIAD intends to register all the shares subject to options granted under the Company's 1997 Incentive Plan (the "Incentive Plan") under the Securities Act for public resale.

     TRIAD and its directors, executive officers and current stockholders (including Equus II) and all persons who acquire shares of Common Stock in connection with the Acquisitions have agreed not to offer, sell or otherwise dispose of any shares for a period of two years following the date of this Prospectus without the prior written consent of Montgomery Securities, except that TRIAD may issue, subject to certain conditions, Common Stock in connection with acquisitions, pursuant to awards under the Incentive Plan (see
"Management -- Incentive Plan") and pursuant to the exercise of warrants outstanding as of the closing of this Offering.

     TRIAD may register additional shares of Common Stock under the Securities Act in the future for its use in connection with future acquisitions. Pursuant to Securities Act Rule 145, the volume limitations and certain other requirements of Rule 144 would apply to resales of these shares by affiliates of the businesses the Company acquires for a period of one year from the date of their acquisition, but otherwise these shares would be freely tradable by persons not affiliated with TRIAD unless TRIAD contractually restricts their resale.

     Availability for sale, or sale, of the shares of Common Stock eligible for future sale could adversely affect the market price of the Common Stock prevailing from time to time. See "Shares Eligible for Future Sale."

NO PRIOR MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to this Offering, no public market for the Common Stock has existed, and the initial public offering price, which TRIAD and the representatives of the Underwriters will negotiate, may not be indicative of the price at which the Common Stock will trade after this Offering. See "Underwriting" for the factors they will consider in determining the initial public offering price. TRIAD has applied to have the Common Stock approved for listing on the Nasdaq National Market, but no assurance can be given an active trading market for the Common Stock will develop or, if developed, will continue after this Offering. The market price of the Common Stock after this Offering may be subject to significant fluctuations from time to time in response to numerous factors, including variations in the reported financial results of the Company and changing conditions in the economy in general or in the Company's industry in particular. In addition, the stock markets experience significant price and volume volatility from time to time which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

IMMEDIATE, SUBSTANTIAL DILUTION

     Purchasers of Common Stock in this Offering (i) will experience immediate, substantial dilution in the net tangible book value of their stock of $8.37 per share and (ii) may experience further dilution in that value from issuances of shares of Common Stock in the future. See "Dilution."

PREFERRED STOCK; POTENTIAL ANTI-TAKEOVER EFFECTS

     TRIAD's Certificate of Incorporation, as amended (the "Charter"), authorizes the issuance, without stockholder approval, of one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as the board of directors of TRIAD (the "Board of Directors") may determine. See "Description of Capital Stock -- Preferred Stock."

     Certain provisions of the Charter, TRIAD's Bylaws and the DGCL may delay, discourage, inhibit, prevent or render more difficult an attempt to obtain control of the Company, whether by means of a tender offer, business combination, proxy contest or otherwise. These provisions include the charter authorization of "blank check" preferred stock, classification of the board of directors, a limitation on the removal of directors only for cause, and then only on approval of holders of two-thirds of the outstanding voting stock, a restriction on the ability of stockholders to take actions by written consent and a DGCL restriction on business combinations with certain interested parties. See "Description of Capital Stock."

                                  THE COMPANY

     TRIAD: TRIAD was founded in April 1997 to create a leading national contract sales and distribution company providing specialty medical products to the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). Concurrently with and as a condition to the closing of this Offering, TRIAD will acquire the 11 Founding Companies. For a description of the transactions pursuant to which these businesses will be acquired, see "-- Summary of Terms of the Acquisitions" and "Certain Transactions -- Organization of TRIAD."

     FOUNDING COMPANIES: Each of the Founding Companies is engaged in the contract sales and distribution of specialty medical products. The Founding Companies are more fully described below.

     THI: Triad Holdings, Inc. (together with its subsidiaries, "THI"), the successor to a business founded in 1981, maintains its headquarters in Laguna Hills, California. It represents over 100 manufacturers with product coverage principally in the infusion therapy market. THI sells its products to alternate-site health care providers throughout the United States from its nine distribution centers located in Arizona, California, Florida, Georgia, Illinois, Minnesota, New York and Texas. During fiscal 1996, THI had consolidated revenues of approximately $35.6 million. On October 4, 1996, THI acquired the assets and assumed certain liabilities of PCI Medical, Inc. ("PCI"). Combined pro forma revenues for THI and PCI for fiscal 1996 were approximately $41.7 million.

     HTD: Healthcare Technology Delivery, Inc. (together with its subsidiaries, "HTD") is the successor to a business founded in 1977 and is headquartered in Bessemer, Alabama. It represents over 10 manufacturers with product coverage in the surgical, anesthesiology, critical care and cardiovascular/vascular markets. HTD sells its products primarily to hospitals in the 10-state territory of Alabama, Florida, Georgia, Louisiana, Mississippi, Oklahoma, North Carolina, South Carolina, Tennessee and Texas. Through its recent acquisition of Medical Companies Alliance, Inc. ("Medical Alliance"), HTD also sells a proprietary product line used in connection with the anastomosis of blood vessels. For information concerning the formation of HTD, see "Certain Transactions -- HTD." During fiscal 1996, HTD had consolidated revenues of approximately $16.5 million.

     SUN: Sun Medical, Inc. ("Sun") was founded in 1978 and maintains its headquarters in Arlington, Texas. It represents over 17 manufacturers with product coverage in the surgical, pain management, maternal child care, plastic surgery, dermatology and hospital software information systems markets. Sun sells its products primarily to hospitals in the five-state territory of Arizona, Arkansas, New Mexico, Oklahoma and Texas. Sun also has a proprietary product line of smoke evacuation systems used in minimally invasive surgical procedures. During fiscal 1996, Sun had revenues of approximately $13.0 million.

     CMS: Custom Medical Specialties, Inc. ("CMS") was founded in 1989 and maintains its head-quarters in Indianapolis, Indiana. It represents over 10 manufacturers with product coverage in the surgical, anesthesiology, critical care, laboratory, long-term care and infection control markets. CMS sells its products principally to hospitals in the two-state territory of Indiana and Kentucky. During fiscal 1996, CMS had revenues of approximately $9.6 million.

     KENTEC: Kentec Medical, Inc. ("Kentec") was founded in 1970 and maintains its headquarters in Irvine, California. It represents over 16 manufacturers with product coverage in the surgical, critical care, vascular and respiratory markets. Kentec sells its products principally to hospitals in the four-state territory of Arizona, California, Nevada and New Mexico. Kentec also distributes private label disposable perinatal products manufactured under the Kentec name. During the fiscal year ended June 30, 1997, Kentec had revenues of approximately $13.6 million.

     PRODUCTS FOR SURGERY: Products for Surgery, Inc. (together with its subsidiaries, "Products for Surgery") was founded in 1979 and maintains its headquarters in Forest Hills, Texas. It represents over 10 manufacturers with product coverage in the general surgical, peripheral endoscopy and cardiovascular markets.. Products for Surgery sells its products primarily to hospitals in the five-state territory of Arizona,

Nevada, New Mexico, Oklahoma and Texas. During the fiscal year ended June 30, 1997, Products for Surgery had consolidated revenues of approximately $7.8 million.

     MEGATECH: MegaTech Medical, Inc. ("MegaTech") was founded in 1976 and maintains its headquarters in Baltimore, Maryland. It represents over 20 manufacturers with product coverage in the surgical and critical care markets. MegaTech sells its products principally to hospitals in the 12-state territory of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York (other than New York City), Pennsylvania, Rhode Island, Vermont and Virginia and in Washington D.C. During fiscal 1996, MegaTech had revenues of approximately $6.8 million.

     OMNI MEDICAL: Omni Medical, Inc. ("Omni Medical") was founded in 1986 and maintains its headquarters in Redmond, Washington. It represents over eight manufacturers with product coverage in the surgical, anesthesiology and critical care markets. Omni Medical sells its products primarily to hospitals in the eight-state territory of Alaska, California, Hawaii, Idaho, Montana, Nevada, Oregon and Washington. During fiscal 1996, Omni Medical had revenues of approximately $6.1 million.

     NEW ENGLAND SPECIALTIES: New England Medical Specialties, Inc. ("New England Specialties") was founded in 1983 and maintains its headquarters in Guildford, Connecticut. It represents over nine manufacturers with product coverage in the surgical, critical care and home care markets. New England Specialties sells its products primarily to hospitals in the six-state territory of Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. During fiscal 1996, New England Specialties had revenues of approximately $4.9 million.

     PROFESSIONAL EQUIPMENT: Professional Equipment Co., Inc. ("Professional Equipment") was founded in 1979 and shares its headquarters with New England Specialties in Guildford, Connecticut. It represents over 10 manufacturers with product coverage in the medical imaging equipment and radiological supplies and accessories markets. Professional Equipment sells its products principally to hospitals in the three-state territory of Connecticut, Massachusetts and New York. During fiscal 1996, Professional Equipment had revenues of approximately $3.1 million.

     WILSON: Wilson Medical Specialties, Inc. ("Wilson") was founded in 1986 and maintains its headquarters in Bellevue, Washington. It represents over 10 manufacturers with product coverage in the surgical and critical care markets. Wilson sells its products principally to hospitals in the four-state territory of Idaho, Montana, Oregon and Washington. During the fiscal year ended May 31, 1997, Wilson had revenues of approximately $3.1 million.

     SUMMARY OF TERMS OF THE ACQUISITIONS: Subject to certain adjustments described below, the aggregate consideration TRIAD will pay to acquire the Founding Companies consists of (i) approximately $22.2 million in cash, (ii) 3,997,215 shares of Common Stock and (iii) options to purchase 141,787 shares of Common Stock (to be issued in connection with the THI acquisition), which options will be in-the-money at the closing of this Offering in the aggregate amount of approximately $0.7 million.

     The Company will also assume all the indebtedness of the Founding Companies and TRIAD (estimated to be approximately $15.3 million as of closing of this Offering) and then repay substantially all such indebtedness. Prior to the closing of the Acquisitions, CMS, MegaTech and Omni Medical, each of which is an S corporation, are expected to distribute cash to their respective stockholders in amounts equal to the balance of their respective accumulated adjustment accounts ("AAA accounts") as of the closing of the Acquisitions (approximately $4.2 million as of August 31, 1997). The AAA account distributions ("AAA Distributions") are anticipated to be funded with approximately $3.9 million of indebtedness, which will be repaid on closing of this Offering as part of the estimated $15.3 million of aggregate indebtedness of the Founding Companies and TRIAD. An AAA account generally represents undistributed retained earnings of an S corporation on which taxes have been paid by the stockholders. In addition, prior to the closing of the Acquisitions, certain Founding Companies will make distributions to their stockholders of certain assets and related liabilities with an aggregate net book value of approximately $0.3 million.

     The 141,787 options to be issued in the THI acquisition replace options to purchase shares of THI common stock currently held by THI employees. The aggregate purchase price for the THI acquisition which would have otherwise been payable has been reduced by $1.2 million as a result of the grant of these replacement options.

     In addition, the purchase price attributable to the THI acquisition is subject to a $4.4 million adjustment in the event THI fails to consummate the acquisition of a business prior to the consummation of the Acquisitions. However, if either (i) the transaction is closed by April 30, 1998 or (ii) by such date THI otherwise achieves a negotiated annualized earnings target without that acquisition, the THI stockholders will be entitled to receive $2.6 million of the previously surrendered purchase price adjustment.

     In connection with the Sun acquisition, Sun has identified possible violations of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 ("ERISA") with respect to Sun's Employee Stock Ownership Plan (the "Sun ESOP"). Sun has voluntarily notified the Internal Revenue Service ("IRS") regarding these possible violations and will seek appropriate remedial action under the oversight of the IRS and, if appropriate, other governmental entities. TRIAD will deposit $1.5 million in cash and 35,715 shares of Common Stock in an escrow account from consideration otherwise payable to the Sun ESOP or its beneficiaries in connection with the Sun acquisition for purposes of resolving Sun ESOP compliance issues and to pay any taxes, sanctions and professional fees incurred to address and resolve these potential violations to the satisfaction of the appropriate governmental entities.

     The consideration being paid by TRIAD for each Founding Company other than HTD was determined by arm's-length negotiations between TRIAD and a representative of that Founding Company. The consideration being paid by TRIAD for HTD was determined using generally the same valuation method TRIAD used to negotiate the consideration being paid to the stockholders of the other Founding Companies. See "Certain Transactions."

     The closing of each Acquisition is subject to customary conditions. These conditions include, among others: the accuracy on the closing date of the Acquisitions of the representations and warranties made by the Founding Companies, their principal stockholders and TRIAD; the performance of each of their respective covenants included in the agreements relating to the Acquisitions; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     Any Founding Company's acquisition agreement may be terminated, under certain circumstances, prior to the closing of this Offering: (i) by the mutual consent of the boards of directors of TRIAD and the Founding Company; (ii) by the Founding Company, its stockholders or TRIAD if this Offering and the acquisition of that Founding Company are not closed by January 31, 1998; (iii) by TRIAD if the schedules to the acquisition agreement are amended to reflect a material adverse change in that Founding Company; or (iv) by the Founding Company, its stockholders or TRIAD if a material breach or default under the agreement by one party occurs and is not waived by the other party.

     No assurance can be given the conditions to the closing of all the Acquisitions will be satisfied or waived or that each of the Acquisitions will close. For information regarding the employment agreements to be entered into by certain key officers of the Founding Companies, see "Management -- Employment Agreements."

     TRIAD is a Delaware corporation. Its executive offices are located at 23161 Mill Creek Drive, Suite 300, Laguna Hills, California 92653, and its telephone number at that address is (714) 770-0292.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Common Stock offered hereby, after deducting the underwriting discount and estimated offering expenses payable by the Company (including the repayment of $2.2 million of advances by Equus II to fund a portion of the offering expenses), are estimated to be approximately $37.0 million (approximately $43.2 million if the Underwriters exercise their over-allotment option in full), assuming an initial public offering price of $11.00 per share (the midpoint of the estimated initial public offering price range). Of those net proceeds, approximately $22.2 million will be used to pay the cash portion of the purchase prices for the Acquisitions and the remaining net proceeds will be used, together with available cash balances, concurrently for the repayment of certain outstanding indebtedness of the Founding Companies (approximately $13.1 million, excluding the repayment of the $2.2 million of advances by Equus II referred to above). See "The
Company -- Summary of Terms of the Acquisitions" and "Certain
Transactions -- Organization of TRIAD."

     The Company intends to obtain a new credit facility (the "New Credit Facility") in connection with this Offering. The Company has initiated conversations with a financial institution to establish the terms of the New Credit Facility and, on the basis of these discussions, expects the New Credit Facility will provide an initial credit line of approximately $40.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

     The indebtedness to be repaid from the proceeds of this Offering (some of which has been guaranteed by stockholders of the Founding Companies) bears interest at rates ranging from 5.5% to 12.0%. Such indebtedness would otherwise mature at various dates through December 2001.

                                DIVIDEND POLICY

     It is the Company's current intention to retain earnings to finance the expansion of its business. Any future dividends will be at the discretion of the board of directors after taking into account various factors, including, among others, the Company's financial condition, results of operations, cash flows from operations, current and anticipated cash needs and expansion plans, the income tax laws then in effect, the requirements of Delaware law, the restrictions imposed by the New Credit Facility and any restrictions that may be imposed by the Company's future credit facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Combined Liquidity and Capital Resources."

                                 CAPITALIZATION

     The following table sets forth the short-term debt and current maturities of long-term obligations and capitalization as of June 30, 1997 of the Company on a pro forma combined basis to give effect to the Acquisitions, the other events and transactions described in Note 2 to the pro forma statement of operations and balance sheet data included in "Selected Historical and Pro Forma Combined Financial Data" and this Offering and the application of the estimated net proceeds therefrom (see "Use of Proceeds") as if all these events and transactions occurred on June 30, 1997. This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related notes thereto included elsewhere in this Prospectus.

                                           JUNE 30, 1997
                                             PRO FORMA
                                            AS ADJUSTED
                                           --------------
                                           (IN THOUSANDS)
Short-term debt and current maturities
  of long-term obligations..............      $    655
                                           ==============
Long-term obligations, less current
  maturities............................      $    582
                                           --------------
Stockholders' equity:
     Common Stock: $.001 par value
      20,000,000 shares authorized and
      9,094,973 shares issued and
      outstanding, pro forma as
      adjusted(1).......................             9
     Additional paid-in capital.........        52,202
     Retained earnings..................           646
                                           --------------
          Total stockholders' equity....        52,857
                                           --------------
             Total capitalization.......      $ 53,439
                                           ==============

------------

(1) Excludes (i) an aggregate of 972,987 shares subject to options granted (or to be granted prior to the closing of the Offering) pursuant to the Incentive Plan, 831,200 of which have an exercise price equal to the initial public offering price per share and 141,787 of which will have a weighted average exercise price per share of $5.85, (ii) an aggregate of 100,000 shares issuable pursuant to the Equus Warrant and (iii) an aggregate of 25,000 shares issuable pursuant to the PENMAN Warrant. See "Management -- Incentive Plan" and "Certain Transactions -- Organization of TRIAD."

                                    DILUTION

     The deficit in pro forma combined net tangible book value of the Company as of June 30, 1997 was approximately $12.8 million, or approximately $2.52 per share, after giving effect to the Acquisitions and the other events and transactions described in Note 2 to the pro forma statement of operations and balance sheet data included in "Selected Historical and Pro Forma Combined Financial Data" (other than this Offering). The deficit in pro forma net tangible book value per share represents the amount by which the Company's pro forma total liabilities exceed the Company's pro forma net tangible assets as of June 30, 1997, divided by the number of shares to be outstanding after giving effect to (i) the September 5, 1997 conversion of TRIAD's Series A Preferred Stock into shares of Common Stock (as described in "Certain
Transactions -- Organization of TRIAD"), (ii) the Private Placement and (iii) the Acquisitions. After giving effect to the sale of the 4,000,000 shares offered hereby and deducting the estimated underwriting discount and estimated offering expenses payable by TRIAD, the Company's pro forma net tangible book value as of June 30, 1997 would have been approximately $23.9 million, or approximately $2.63 per share, based on an assumed initial public offering price of $11.00 per share (the midpoint of the estimated initial public offering price range). This represents an immediate increase in pro forma net tangible book value of approximately $5.15 per share to existing stockholders and an immediate dilution of approximately $8.37 per share to new investors purchasing shares in this Offering. The following table illustrates this per share pro forma dilution:

Initial public offering price...........             $   11.00
     Pro forma net tangible book value
       before this Offering.............  $   (2.52)
     Increase in pro forma tangible
       value attributable to new
       investors........................       5.15
                                          ---------
Pro forma net tangible book value after
  this Offering.........................                  2.63
                                                     ---------
Dilution to new investors...............             $    8.37
                                                     =========

     The following table sets forth, on a pro forma basis to give effect to the Acquisitions as of June 30, 1997, the number of shares of Common Stock purchased from TRIAD, the total consideration paid to TRIAD and the average price per share paid to TRIAD by existing stockholders and the new investors purchasing shares from TRIAD in this Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                                   SHARES PURCHASED        TOTAL CONSIDERATION(1)        AVERAGE
                                ----------------------   --------------------------       PRICE
                                  NUMBER       PERCENT       AMOUNT         PERCENT     PER SHARE
                                -----------    -------   ---------------    -------     ---------
Existing stockholders.........    5,094,973      56.0%   $   (12,823,303)    (41.1)%     $ (2.52)
New investors.................    4,000,000      44.0         44,000,000     141.1         11.00
                                -----------    -------   ---------------    -------
     Total....................    9,094,973     100.0%   $    31,176,697     100.0%
                                ===========    =======   ===============    =======

------------

(1) Total consideration paid by existing stockholders represents the pro forma stockholders' equity of the Founding Companies before this Offering less pro forma intangible assets.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, THI has been identified as the accounting acquirer. The following selected historical financial data of THI for the years ended December 31, 1994, 1995 and 1996 and as of December 31, 1995 and 1996, have been derived from the audited consolidated financial statements of THI included elsewhere in this Prospectus. The following selected historical financial data for THI as of and for the years ended December 31, 1992 and 1993, and for the six months ended June 30, 1996 and 1997 and as of December 31, 1994 have been derived from unaudited consolidated financial statements of THI, which have been prepared on the same basis as the audited financial statements and, in the opinion of THI, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following summary unaudited pro forma financial data present certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering and application of the estimated net proceeds therefrom. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                              THI
                                          ---------------------------------------------------------------------------
                                                                                                      SIX MONTHS
                                                         YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                          -----------------------------------------------------  --------------------
                                            1992       1993       1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
    Revenues............................  $  13,715  $  15,556  $  22,223  $  29,167  $  35,649  $  16,894  $  22,366
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Gross profit........................      3,120      3,646      6,043      7,364      8,993      4,031      6,046
    Selling expenses(1).................      1,520      1,533      2,518      3,116      3,623      1,652      2,452
    General and administrative
      expenses(1).......................      1,279      1,983      1,813      2,146      3,017      1,215      2,348
    Depreciation and amortization.......         51         67        531        561        763        313        648
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income from operations..............        270         63      1,181      1,541      1,590        851        598
    Interest income (expense), net......       (357)      (509)      (468)      (509)      (305)      (189)      (240)
    Other income (expense), net.........     --         --            (22)        15       (114)       (36)        14
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Income (loss) before provision for
      income taxes......................        (87)      (446)       691      1,047      1,171        626        372
    Provision for income taxes..........     --         --            103        420        465        261        142
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income (loss)...................  $     (87) $    (446) $     588  $     627  $     706  $     365  $     230
                                          =========  =========  =========  =========  =========  =========  =========

                                                                                                  THE COMPANY
                                                                                    ----------------------------------------
                                                                                                             SIX MONTHS
                                                                                                           ENDED JUNE 30,
                                                                                       YEAR ENDED       --------------------
                                                                                    DECEMBER 31, 1996     1996       1997
                                                                                    -----------------   ---------  ---------
PRO FORMA COMBINED STATEMENT OF
  OPERATIONS DATA(2):
    Revenues........................................................................     $ 127,886      $  64,773  $  64,890
                                                                                    -----------------   ---------  ---------
    Gross profits...................................................................        40,449         20,150     20,133
    Selling expenses(1).............................................................        16,108          7,605      7,994
    General and administrative expenses(1)(3).......................................        13,746          6,711      7,724
    Depreciation and amortization(4)................................................         1,996            983      1,273
                                                                                    -----------------   ---------  ---------
    Income from operations..........................................................         8,599          4,851      3,142
    Interest income (expense), net(5)...............................................           106             24         83
    Other income (expense), net.....................................................           155            (55)      (106)
                                                                                    -----------------   ---------  ---------
    Income before provision for income taxes........................................         8,860          4,820      3,119
    Provision for income taxes......................................................         3,936          2,116      1,382
                                                                                    -----------------   ---------  ---------
    Net income......................................................................     $   4,924      $   2,704  $   1,737
                                                                                    =================   =========  =========
    Net income per share............................................................     $    0.54      $    0.30  $    0.19
                                                                                    =================   =========  =========
    Shares used in computing pro forma net income per share(5)......................         9,161          9,161      9,161
                                                                                    =================   =========  =========

                                                                                                    PRO FORMA
                                                                   THI                              COMBINED
                                          -----------------------------------------------------     FOUNDING
                                                                                                  COMPANIES(2)
                                                         YEAR ENDED DECEMBER 31,                  -------------
                                          -----------------------------------------------------     JUNE 30,
                                            1992       1993       1994       1995       1996          1997
                                          ---------  ---------  ---------  ---------  ---------   -------------
                                              (UNAUDITED)                                          (UNAUDITED)
BALANCE SHEET DATA:
    Working capital.....................  $    (850) $  (1,683) $  (1,557) $    (527) $   5,904      $17,152
    Total assets........................      6,282      7,095      9,432     10,753     18,062       76,105
    Total debt, including current
      portion...........................      4,998      2,019        915      3,185      5,442        1,237
    Stockholders' equity (deficit)......       (918)    (1,316)      (687)       (69)     6,547       52,857

------------

(1) Selling expenses and general and administrative expenses for the six months ended June 30, 1997 include costs incurred by THI to (i) increase its sales force to expand certain marketing efforts and (ii) enhance its administrative infrastructure to support its expansion efforts.

(2) The pro forma combined statement of operations data and the pro forma combined balance sheet data assume that the following transactions and events -- (i) the organization of TRIAD and its issuance of shares of Common Stock and preferred stock; (ii) a split of the outstanding Common Stock;
    (iii) the conversion of outstanding TRIAD preferred stock into Common Stock;
    (iv) the Acquisitions; and (v) the closing of this Offering and the application of the estimated net proceeds therefrom -- were closed on January 1, 1996 and June 30, 1997, respectively, and are not necessarily indicative of the results the Company would have attained had these events and transactions actually occurred then or of the Company's future results. The pro forma combined financial data (i) are based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.

(3) The pro forma combined statement of operations data include the effect of
    (i) the following reductions in compensation and benefits agreed to as part of the purchase agreements by the owners and key employees of the Founding Companies on a prospective basis: year ended December 31, 1996, $3.5 million; and the six months ended June 30, 1996 and 1997, $1.8 million and $1.1 million, respectively; and (ii) the elimination of the $3.9 million non-cash compensation charge by TRIAD for the six months ended June 30, 1997. Additionally, the pro forma combined statement of operations data include the effect of assets to be distributed to owners of certain of the Founding Companies prior to the closing of the Acquisitions. The Company cannot currently quantify other potential cost savings it may achieve through combining and integrating the operations of the Founding Companies and expects those savings will be offset by incremental costs the Company expects to incur, but also cannot currently quantify, such as costs associated with corporate management and being a public company. The pro forma combined statements of operations reflect neither the unquantifiable savings nor the unquantifiable incremental costs.

(4) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 40-year period and computed on the basis described in
    Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(5) Computed on a basis described in Note 5 of Notes to the Unaudited Pro Forma Combined Financial Statements.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and related notes thereto and "Selected Historical and Pro Forma Combined Financial Data" appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's revenues are primarily derived from sales of specialty medical products under sales and distribution agreements and agency arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office supplies, rent, utilities, insurance and professional fees.

     The Founding Companies have been managed throughout the periods discussed below as independent private companies, and their results of operations reflect different tax structures (S corporations and C corporations), which have influenced, among other things, their historical levels of owners' compensation. The owners of the Founding Companies and certain key employees have agreed to certain reductions in their compensation and benefits in connection with the Acquisitions.

     TRIAD, which has conducted no operations to date other than in connection with this Offering and the Acquisitions, intends to integrate these businesses and their operations and administrative functions. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, but will necessitate additional costs and expenditures for corporate management and administration. The Company will also incur corporate expenses related to being a public company, implementation of an acquisition program and systems integration. These various costs and possible cost-savings may make comparison of historical operating results not comparable to, nor indicative of, future performance. No such cost savings were reflected in the pro forma combined statement of operations data, except for the compensation reductions provided for in the agreements entered into in connection with certain of the Acquisitions and other known cost eliminations.

     During April and May of 1997, TRIAD sold 548,545 shares of Common Stock to its management. As a result, TRIAD recorded a non-recurring, non-cash compensation charge of $3.9 million in the second quarter of 1997, representing the difference between the amount paid for the shares and the value of the shares on the date of sale as if the companies were combined, estimated based on the midpoint of the estimated initial public offering price range for the shares of Common Stock offered hereby. This compensation charge is not included in the pro forma financial information.

     In July 1996, the SEC issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, the Founding Company which receives the largest portion of voting rights in the combined corporation is presumed to be the accounting acquirer. Accordingly, THI has been designated as the accounting acquirer. For the remaining Founding Companies, $22.8 million, representing the excess of the fair value of the merger consideration to be received over the fair value of the net assets to be acquired, will be recorded as "goodwill" on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the Company's statements of operations over a 40-year period. The pro forma impact of this amortization expense, which is non-deductible for federal income tax purposes, is $0.6 million per year on an after-tax basis.

     TRIAD will acquire the Founding Companies concurrently with and as a condition to the consummation of this Offering. For financial statement presentation purposes, THI, one of the Founding Companies, has been identified as the accounting acquirer. The following summary of unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements and (iii) the consummation of this Offering and the application of the estimated net proceeds therefrom. See "Selected Historical and Pro Forma Combined Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                               YEAR ENDED                    SIX MONTHS ENDED
                                              DECEMBER 31,                       JUNE 30,
                                          --------------------  ------------------------------------------
                                                  1996                  1996                  1997
                                          --------------------  --------------------  --------------------
Revenues................................  $ 127,886      100.0% $  64,773      100.0% $  64,890      100.0%
Cost of revenues........................     87,437       68.4     44,623       68.9     44,757       69.0
                                          ---------  ---------  ---------  ---------  ---------  ---------
Gross profits...........................     40,449       31.6     20,150       31.1     20,133       31.0
Selling expenses........................     16,108       12.6      7,605       11.7      7,994       12.3
General and administrative expenses.....     13,746       10.7      6,711       10.4      7,724       11.9
Depreciation and amortization...........      1,996        1.6        983        1.5      1,273        2.0
                                          ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $   8,599        6.7% $   4,851        7.5% $   3,142        4.8%
                                          =========  =========  =========  =========  =========  =========

UNAUDITED INTERIM RESULTS

     REVENUES -- Pro forma combined revenues increased $0.1 million from $64.8 million for the six months ended June 30, 1996 to $64.9 million for the six months ended June 30, 1997. This increase was primarily due to (i) a $1.5 million increase in pro forma combined revenues of THI and PCI primarily due to an increased sales staff and additional distribution facilities and (ii) a $1.3 million increase in HTD's revenues due to its acquisition of Medical Alliance in March 1997 and its representation of a new product line. These increases were partially offset by (i) a $0.7 decrease in Kentec's revenues due to the loss of certain distribution rights for Pall Biomedical, Inc. blood filters, which Kentec previously sold to blood centers, (ii) a $1.1 million decrease in Products for Surgery's revenues due to the loss of the Meadox Medicals, Inc. ("Meadox") product line following a change in ownership of Meadox and (iii) a $0.3 million decrease in revenues at each of Sun and CMS due to the loss of a product line and increased market competition, respectively.

     COST OF REVENUES -- Pro forma combined cost of revenues increased $0.1 million from $44.6 million for the six months ended June 30, 1996 to $44.7 million for the six months ended June 30, 1997. This increase was primarily due to (i) a $1.5 million increase in pro forma combined THI and PCI cost of revenues consistent with the increase in revenues and (ii) a $0.9 million increase in HTD cost of revenues consistent with the increase in its revenues. These increases were partially offset by a $1.2 million decrease at Products for Surgery, a $0.6 million decrease at Kentec, a $0.3 million decrease at Sun, and a $0.1 million decrease at CMS due primarily to the decreases in their respective revenues. As a percentage of revenues, cost of revenues remained constant at approximately 69% for each period.

     SELLING EXPENSES -- Pro forma combined selling expenses increased $0.4 million from $7.6 million, or 5.1%, for the six months ended June 30, 1996 to $8.0 million for the six months ended June 30, 1997. As a percentage of revenues, selling expenses were 11.7% and 12.3%, respectively. The increase was primarily due to the addition of national sales management positions at THI.

     GENERAL AND ADMINISTRATIVE EXPENSES -- Pro forma combined general and administrative expenses increased $1.0 million, or 15.1%, from $6.7 million for the six months ended June 30, 1996 to $7.7 million for the six months ended June 30, 1997. As a percentage of revenues, general and administrative expenses were 10.4% and 11.9%, respectively. The increase reflects (i) additional administrative expenses at THI to support its expansion efforts and (ii) administrative expenses relating to the acquisition of Sierra Surgical Products, Inc. by Products for Surgery in October 1996.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1997, on a pro forma combined basis, after giving effect to (i) the estimated AAA Distributions (approximately $4.2 million), (ii) the Private Placement, (iii) the Acquisitions and (iv) the application of the net proceeds from this Offering (including the repayment of approximately $15.3 million of TRIAD and Founding Companies indebtedness, of which $2.2 million consists of advances by Equus II to fund a portion of the Offering expenses), TRIAD and the Founding Companies would have had an aggregate of $3.3 million of cash and short-term investments, $17.2 million of working capital and $1.2 million of total debt (representing capital lease obligations). Prior to the Acquisitions, CMS, MegaTech and Omni Medical, will collectively borrow approximately $3.9 million to fund the AAA Distributions.

     TRIAD is currently negotiating with a bank to obtain the New Credit Facility, a revolving facility of approximately $40.0 million which would be available on the closing of this Offering and the Acquisitions. The New Credit Facility is intended to be used for acquisitions and general corporate purposes. It is anticipated that such facility will require the Company to comply with various loan covenants including (i) maintenance of certain financial ratios,
(ii) restrictions on additional indebtedness and (iii) restrictions on liens, guarantees, advances and dividends.

     The Company intends to pursue acquisition opportunities. The Company expects to fund future acquisitions through the issuance of additional Common Stock, borrowings, including amounts available under the New Credit Facility and cash flow from operations. To the extent the Company funds a significant portion of the consideration for future acquisitions with cash, it may have to increase the amount available under the New Credit Facility or obtain other sources of financing. There can be no assurance such financing will be available at terms acceptable to the Company. The Company anticipates that its cash flow from operations will provide cash sufficient to meet the Company's normal working capital needs, debt service requirements and planned capital expenditures for property and equipment (exclusive of acquisitions of other businesses for at least the next several years). On a combined basis, the Founding Companies made capital expenditures for property and equipment of $1.0 million and $1.4 million in fiscal 1996 and the six months ended June 30, 1997, respectively.

     Due to the relatively low levels of inflation experienced in fiscal 1994, 1995 and 1996, inflation did not have a significant effect on the results of the combined Founding Companies in those fiscal years.

SEASONALITY

     The Founding Companies historically have experienced quarterly fluctuations in revenues, operating income and cash flows. In recent years, the Company has experienced greater revenue, operating income and cash flows in the fourth calendar quarter as compared with the first three calendar quarters, primarily as a result of (i) increased purchases by the Company's institutional customers primarily due to available budgeted capital, which often must be used prior to year end, and (ii) increased elective procedures requested by patients during that quarter after annual insurance deductible levels have been reached and favorable tax treatment is available.

THI -- RESULTS OF OPERATIONS

     The following table sets forth certain historical financial data of THI and that data as a percentage of revenues for the periods indicated (dollars in thousands):

                                                                                                              SIX MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                             JUNE 30,
                                          ----------------------------------------------------------------  --------------------
                                                  1994                  1995                  1996                  1996
                                          --------------------  --------------------  --------------------  --------------------
                                                                                                                (UNAUDITED)
Revenues................................  $  22,223      100.0% $  29,167      100.0% $  35,649      100.0% $  16,894      100.0%
Cost of revenues........................     16,180       72.8     21,803       74.7     26,656       74.8     12,863       76.1
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit............................      6,043       27.2      7,364       25.3      8,993       25.2      4,031       23.9
Selling expenses........................      2,518       11.3      3,116       10.7      3,623       10.2      1,652        9.8
General and administrative expenses.....      1,813        8.2      2,146        7.4      3,017        8.4      1,215        7.2
Depreciation and amortization...........        531        2.4        561        1.9        763        2.1        313        1.9
                                          ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations..................  $   1,181        5.3% $   1,541        5.3% $   1,590        4.5% $     851        5.0%
                                          =========  =========  =========  =========  =========  =========  =========  =========

                                            SIX MONTHS ENDED
                                                JUNE 30,
                                          --------------------
                                                  1997
                                          --------------------

Revenues................................  $  22,366      100.0%
Cost of revenues........................     16,320       73.0
                                          ---------  ---------
Gross profit............................      6,046       27.0
Selling expenses........................      2,452       11.0
General and administrative expenses.....      2,348       10.5
Depreciation and amortization...........        648        2.8
                                          ---------  ---------
Income from operations..................  $     598        2.7%
                                          =========  =========

UNAUDITED INTERIM RESULTS

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1996

     REVENUES. -- Revenues increased $5.5 million, or 32.4%, from $16.9 million for the six months ended June 30, 1996 to $22.4 million for the comparable period in 1997. This increase was primarily due to (i) an increase in rental and service revenue as a result of the acquisition of PCI in October 1996 and (ii) an increase in distribution revenues as a result of an increased sales staff and additional distribution facilities.

     COST OF REVENUES -- Cost of revenues increased $3.4 million, or 26.9%, from $12.9 million for the six months ended June 30, 1996 to $16.3 million for the comparable period in 1997. The overall increase was a result of the increase in revenues, but cost of revenues did not increase consistent with the increase in revenues due to the higher margins associated with rental and service income which was attributable primarily to the acquisition of PCI in October 1996.

     SELLING EXPENSES -- Selling expenses increased $0.8 million, or 48.4%, from $1.7 million for the six months ended June 30, 1996 to $2.5 million for the comparable period in 1997. The increase was primarily due to (i) an increase in associated revenues of 32.5% and (ii) THI's addition in 1997 of a national account sales director and a vice president of marketing.

     GENERAL AND ADMINISTRATIVE EXPENSES -- General and administrative expenses increased $1.1 million, or 93.3%, from $1.2 million for the six months ended June 30, 1996 to $2.3 million for the comparable period in 1997. The increase was primarily due to THI's planned increase in expenditures on its national infrastructure to accommodate expected future growth consisting primarily of administrative salaries and facility expenses such as rent and utilities on new space occupied.

1996 COMPARED TO 1995

     REVENUES. -- Revenues increased $6.4 million, or 21.2%, from $29.2 million for 1995 to $35.6 million for 1996. This increase was due primarily to an increase in distribution and service revenues consistent with THI's growth strategy and also to the acquisition of PCI in October 1996.

     COST OF REVENUES -- Cost of revenues increased $4.9 million, or 22.3%, from $21.8 million in 1995 to $26.7 million in 1996. This increase was consistent with the increase in revenues.

     SELLING EXPENSES -- Selling expenses increased $0.5 million, or 16.3%, from $3.1 million for 1995 to $3.6 million for 1996. This increase was primarily due to the increase in associated revenues.

     GENERAL AND ADMINISTRATIVE -- General and administrative expenses increased $.9 million, or 40.6%, from $2.1 million for 1995 to $3.0 million for 1996. This increase resulted principally from increased expenditures on infrastructure for the second half of 1996 pursuant to THI's plan to strengthen its national infrastructure.

1995 COMPARED TO 1994

     REVENUES. -- Revenues increased $7.0 million, or 31.3%, from $22.2 million for 1994 to $29.2 million for 1995. This increase was due primarily to an increase in distribution revenues of $6.6 million resulting from strong market performance enhanced by the opening of THI's Chicago, Illinois distribution facility.

     COST OF REVENUES -- Cost of revenues increased $5.6 million, or 34.8%, from $16.2 million for 1994 to $21.8 million in 1995. This increase was consistent with the increase in revenue for the same period, but increased as a percentage of revenues because of a change in the mix of products sold.

     SELLING EXPENSES -- Selling expenses increased $0.6 million, or 23.8%, from $2.5 million for 1994 to $3.1 million for 1995. This increase reflected the building of a national sales force.

     GENERAL AND ADMINISTRATIVE -- General and administrative expenses increased by $0.3 million, or 18.4%, from $1.8 million for 1994 to $2.1 million for 1995. This increase was due to the addition of several administrative positions.

THI -- LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth selected information from THI's statements of cash flows (in thousands):

                                                                             SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,            JUNE 30,
                                          -------------------------------  --------------------
                                            1994       1995       1996       1996       1997
                                          ---------  ---------  ---------  ---------  ---------
                                                                               (UNAUDITED)
Net cash provided by (used in) operating
  activities............................  $     662  $     597  $  (1,071) $    (464) $   1,142
Net cash used in investing activities...        (91)       (21)    (4,202)       (77)    (3,198)
Net cash provided by (used in) financing
  activities............................       (587)      (570)     6,082      2,700      1,292
                                          ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash and cash
  equivalents...........................  $     (16) $       6  $     809  $   2,159  $    (764)
                                          =========  =========  =========  =========  =========

     Net cash provided by operating activities is the result of net income generated during the period, plus depreciation and amortization adjusted for changes in working capital. The decrease in cash provided by operating activities for 1996 and the first six months of 1996 was primarily due to the investment THI made in working capital required to meet its growth objectives during the periods and to reduce accounts payable.

     Net cash used in investing activities is primarily amounts the Company used to make acquisitions in the fourth quarter of 1996 and the first six months of 1997 and to acquire additional rental equipment in the first six months of 1997.

     Net cash provided by financing activities for 1996 and the first six months ended June 30, 1996 reflects the sale of common stock and borrowings on debt and capital leases offset by the paydowns on THI's line of credit and repurchase of common stock. THI made additional borrowings in the first half of 1997 to finance its expansion.

     In September 1996, THI entered into a new credit agreement with a bank. The agreement, which extends through May 31, 1998, provides a revolving line of credit facility of up to $1.0 million. Borrowings under the credit agreement bear interest at the bank's prime rate plus 0.25 percent or, at THI's option, a LIBOR rate plus 3.25 percent. The credit agreement is collateralized by all of THI's assets and includes certain restrictive covenants.

     In October 1996, THI entered into an agreement with a bank for an acquisition line of credit. The agreement extends through September 2001 and provides a facility of up to $5.0 million. Borrowings under the agreement bear interest at the bank's prime rate plus 0.625 percent. The agreement includes certain restrictive covenants and provides that all borrowings thereunder are collateralized by all THI's assets. The outstanding borrowings under the agreement at June 30, 1997 were $4.7 million. THI is currently in discussions with the lender to convert this line of credit into an asset-based credit facility.

     Management of THI believes that cash flows from operations, together with the Company's unused borrowing capacity, will be sufficient to fund THI's operating needs into the forseeable future.

                                    BUSINESS

GENERAL

     The Company was formed to create a national leader in the contract sales and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty physician groups). The Company contracts with specialty medical product manufacturers to provide outsourcing of the sales, marketing, distribution and customer service functions for all or certain of their product lines, thereby eliminating the manufacturers' need to develop and maintain their own sales force or rely on a number of independent local and regional distributors to achieve national coverage. The Company provides a broad range of specialty medical products across the full continuum of patient care, including products used in the surgical, anesthesiology / pain management, critical care, cardiovascular / vascular and infusion therapy markets. It represents over 180 manufacturers and sells products in all 50 states.

     The sale and distribution of specialty medical products require a focused selling effort by representatives capable of marketing the products' clinical features and benefits to physicians and other health care professionals and demonstrating the economic benefits associated with these products to purchasing departments and operating management of health care providers. To satisfy the sales and related needs of its represented manufacturers, the Company maintains a highly qualified and customer-oriented sales staff of over 140 representatives, who average in excess of 15 years' medical product sales experience. Through this sales staff and other support staff the Company employs at its 20 sales and distribution facilities located throughout the United States, the Company provides its represented manufacturers and customers with a variety of value-added services designed to facilitate access to the marketplace and product procurement on a time-efficient and cost-effective basis. These services include product introduction and support, education and training, equipment maintenance and repair, manufacturer warranty support and product usage reporting.

     The Company believes significant external growth opportunities are available through acquisitions of leading local and regional distributors of complementary products due to fragmentation of the Company's industry. It also believes internal growth opportunities can be realized by (i) achieving operating efficiencies, (ii) adding product lines and territories through the leveraging of its existing manufacturer and customer relationships, (iii) cross-selling products between the alternate-site and hospital markets and (iv) expanding its higher margin service, repair and rental business. In addition, by establishing one of the first national contract sales and distribution businesses of specialty medical products, the Company believes it can aggressively pursue national consolidated supply arrangements with GPOs. In pursuit of this strategy, the Company, through HTD, has enjoyed a supportive relationship with Premier and CHCA, each of which will directly or through its affiliates be a stockholder of TRIAD when this Offering closes. Both Premier and CHCA have been supportive of the development of the Company's "Small Vendor Corporate Accounts Opportunity Program" in which the Company would represent small manufacturers in connection with the sale and distribution of their products to these and other alliances. No assurance can be given that manufacturers represented by the Company will be awarded contracts by either of these alliances.

INDUSTRY OVERVIEW

     According to the Health Industry Distributor Association, the medical instrument and supply industry (excluding pharmaceuticals) in the United States represented an estimated annual market in excess of $30 billion in 1996, of which the hospital and the alternate-site markets represented approximately $16 billion and $14 billion, respectively.

     Institutional health care providers in the hospital and alternate-site markets served by the Company purchase medical products from one or more of three distinct groups: (i) national medical product distributors, such as Owens & Minor, Inc., Allegiance Corporation and General Medical, Inc., which typically provide a broad range of high-volume, low-margin, low- and medium-technology products; (ii) contract sales and distribution companies that focus on specialty medical products not typically provided by the national medical distributors because of the complexity of the products and the need for highly trained local sales and service staffs; and (iii) manufacturers that sell and distribute their own products directly.

     The Company estimates there are over 1,200 companies engaged in the contract sales and distribution of specialty medical products in the United States, most of which are smaller companies serving local or regional markets and providing representation for a limited number of manufacturers and product lines. Several of the manufacturers represented by these sales and distribution organizations have highly focused, limited product lines. Accordingly, these manufacturers typically make large ongoing commitments to their product development, market research and marketing efforts while relying on the currently fragmented network of contract sales and distribution companies to sell, distribute and service their products. The Company believes a national contract sales and distribution organization focused on specialty medical products can provide the following advantages to manufacturers and health care providers:

      o PROVIDE MANUFACTURERS WITH BENEFITS OF ECONOMICS OF SCALE AND ESTABLISHED SALES CHANNELS. By utilizing contract sales and distribution companies, manufacturers of specialty medical products can avoid the substantial up-front and ongoing expenses associated with hiring, training and coordinating their own sales force and related customer support staff. Contract sales and distribution companies typically are more efficient because of their ability to spread sales, distribution and other product-related costs across multiple complementary product lines produced by different manufacturers. In addition, because contract sales and distribution companies generally employ sales representatives who have substantial experience in individual medical sub-specialties and have developed long-term relationships with physicians and other health care professionals in those areas, they can provide manufacturers of new products with access to established sales channels for those products.

      o PROVIDE HEALTH CARE PROVIDERS WITH A CONSOLIDATED SUPPLY SOURCE. In an effort to increase efficiency and reduce costs, health care providers are increasingly seeking to reduce and consolidate their vendor relationships. By consolidating their vendor bases, customers can reduce the costs and administrative time associated with receiving individual sales calls and individual product deliveries from a multitude of manufacturers. The Company believes that contract sales and distribution companies are attractive to providers because they consolidate the purchasing and distribution functions.

     Despite the advantages that contract sales and distribution companies provide to both their manufacturers and customers, the fragmented network of such companies is generally not capable of serving multiple manufacturers on a national basis. Local or regional contract sales and distribution companies do not have the distribution infrastructure necessary to efficiently deliver product on a nationwide basis, nor do they have a product offering that is broad enough to enable them to service customers across a variety of sub-specialty markets.

     To become more cost-effective, health care providers have created national GPOs and regional IDNs which aggressively seek to lower product procurement costs and reduce the number of vendors that service their organizations by consolidating their purchase contracts. These trends have placed pressure on manufacturers and contract sales and distribution companies to be more efficient, provide value added services and obtain sufficient breadth of product offering and geographic coverage to warrant attention in this changed market place. As a result, the Company believes that the emergence of a national contract sales and distribution company capable of selling, distributing and servicing a broad array of specialty medical products would meet the evolving needs of both manufacturers and purchasers of specialty medical products. In addition, the Company believes such a national company would (i) enhance the manufacturers' access to the national market and reduce cost and administrative time attributable to dealing with multiple local and regional companies and (ii) provide it with opportunities to negotiate national or regional contracts with selected GPOs and IDNs.

BUSINESS STRATEGY

     The Company's objective is to become the leading national contract sales and distribution organization focused on specialty medical products. Due to the fragmented state of the industry, the Company believes significant opportunities are available to a contract sales and distribution company employing customer-oriented sales and service personnel and providing a broad range of specialty medical products and related services on a national basis. To achieve its objective, the Company's strategy emphasizes the following elements:

     GROWTH THROUGH ACQUISITIONS. The Company intends to implement an aggressive acquisition program targeting leading contract sales and distribution companies serving markets similar to those served by the Company. The Company intends to pursue acquisitions to expand its product representation. In new and certain existing markets, the Company will target one or more leading local or regional contract sales and distribution businesses with sufficient critical mass to permit the consolidation of other local or regional operations. The Company will also pursue smaller acquisitions in its existing markets and those gained through subsequent acquisitions with a view to increasing market share and expanding the range of products and services offered within those markets without increasing the Company's existing infrastructure.

     PROFITABILITY IMPROVEMENTS. The Company believes it can achieve certain operating efficiencies and cost savings by reducing facilities, centralizing certain administrative functions and implementing a "best practices" operating strategy throughout the Company. The Company intends to consolidate overlapping warehouse and office facilities in the near term. However, additional facilities may be acquired as the Company implements its acquisition strategy. The Company believes as it increases its size and market share, it will achieve cost savings from its plan to centralize certain functions, including acquisition planning, marketing, national contracting, financing, accounting, investor relations, legal and insurance. The Company also believes centralizing these functions will enable the local and regional offices to concentrate their efforts on sales, customer service, inventory management and distribution.

     INTERNAL GROWTH. A key component of the Company's business strategy is to accelerate internal growth in its existing businesses and subsequently acquired companies by leveraging its established manufacturer and customer bases, cross-selling products between the alternate-site and hospital markets, implementing a "best practices" sales and marketing strategy, adding qualified sales representatives and generating ancillary service revenues. The Company believes it will be able to leverage its existing manufacturer and customer relationships to gain representation of additional territories and product lines and expand its product offerings. The Company will pursue cross-selling opportunities between the alternate-site and hospital markets. The Company will review its sales and marketing procedures at the local and regional levels to identify practices that will be uniformly implemented throughout its operations to enhance its sales and marketing programs in an effort to obtain new product lines, stimulate sales of existing products and improve customer service. The Company will seek to continue to attract high-quality sales representatives by offering them a broader range of products concentrated in their area of specialization, with a view to gaining and improving product representation in certain specialty areas and achieving greater productivity from the Company's sales force. The Company also believes an opportunity exists to increase revenues by expanding its business of repairing and servicing certain medical equipment.

     STRATEGIC RELATIONSHIPS. As one of the first national contract sales and distribution companies, the Company believes it is positioned to obtain expanded relationships with manufacturers and customers and to selectively pursue limited proprietary interests in certain product lines. The Company will pursue arrangements with certain manufacturers on a national basis, negotiate to obtain longer term contracts with manufacturers and seek to satisfy the demands of GPOs, IDNs and other customers desiring to reduce their vendor base. The Company also intends to selectively pursue ownership interests in, or otherwise obtain long-term exclusive marketing rights to, noncompetitive domestic and international emerging product technologies which compliment its existing product lines. The Company may also pursue private label relationships with certain manufacturers whereby a product line would be manufactured and marketed through the Company's national sales and distribution network.

ACQUISITION STRATEGY

     The Company intends to implement an aggressive acquisition program targeting leading contract sales and distribution companies serving markets similar to those served by the Company. Certain acquisitions will be large enough to warrant their own operating and management structure while other smaller acquisitions will be folded into an existing operation without significantly increasing the Company's infrastructure. Of the over 1,200 contract sales and distribution companies estimated to be serving local and regional markets in the United States, the Company believes there are numerous candidates that meet the

Company's acquisition criteria. The Company will evaluate certain characteristics of acquisition candidates, including their profitability, potential for revenue growth, reputations in their respective geographic regions, the size and other characteristics of customer bases, the quality and experience levels of operational management and sales personnel, the prospects and nature of their product mixes and their operating histories.

     As consideration for future acquisitions, the Company intends to use various combinations of its Common Stock, cash and notes. The consideration for each future acquisition will vary on a case-by-case basis, with the major factors expected to be historical operating results, the future prospects of the business to be acquired and the ability of that business to complement the products and services offered by the Company. The Company believes it will be regarded as an attractive acquirer to owners of contract sales and distribution companies because of: (i) the Company's potential access to large national purchasing contracts; (ii) the Company's strategy for creating a large, professionally managed company with national name recognition; (iii) management's industry experience; (iv) the Company's increased visibility and access to financial resources as a public company; (v) access to new products; and (vi) the ability of the acquired business to participate in the Company's growth and expansion, while the owner realizes improved liquidity.

     The Company currently has no binding agreements to effect any acquisition other than in connection with the Founding Companies. The timing, size and success of the Company's acquisition efforts and the associated potential capital commitments cannot be readily predicted. (See "Risk
Factors -- Dependence on Acquisitions for Growth," "-- Need for Additional Financing" and "-- Potential Effect of Shares Eligible for Future Sale on Price of Common Stock.")

PRODUCTS AND SERVICES

     The Company sells and distributes a broad array of specialty medical products. These products require significant value-added support services, such as product introduction and support, education and training, equipment maintenance and repair, manufacturer warranty support and product usage reporting. The following chart sets forth the five principal product categories offered by the Company and the top selling products in fiscal 1996 in each category:

         SURGICAL PRODUCTS
           SURGICAL INSTRUMENTS
           BOVINE PERICARDIUM PATCHING
           AESTHETIC AND SURGICAL LASERS
           FIBER OPTIC LIGHT SOURCES
           ENDOSCOPY INSTRUMENTATION
           IMPLANTABLE PORTS AND CATHETERS

         CRITICAL CARE PRODUCTS
           NEEDLELESS IV CONNECTORS
           BLOOD/IV FILTERS AND RELATED PRODUCTS
           HEPARIN MONITORING EQUIPMENT
           CENTRAL VENOUS CATHETERS
           CARDIAC FUNCTION MONITORS
           NON-INVASIVE BLOOD PRESSURE MONITORS

         ANESTHESIOLOGY/PAIN MANAGEMENT PRODUCTS
           BLOOD/IV FILTERS AND RELATED PRODUCTS
           HEPARIN MONITORING EQUIPMENT
           IMPLANTABLE SPINAL CORD STIMULATORS
           HYPOTHERMIA PRODUCTS
           DISPOSABLE PRESSURE TRANSDUCERS
           NON-INVASIVE CARDIAC FUNCTION MONITORS

         CARDIOVASCULAR/VASCULAR PRODUCTS
           HEPARIN MONITORING EQUIPMENT
           PTFE VASCULAR GRAFTS
           VASCULAR ACCESS PRODUCTS
           BLOOD/IV FILTERS AND RELATED PRODUCTS
           BOVINE PERICARDIUM PATCHING
           SURGICAL INSTRUMENTS

         IV THERAPY PRODUCTS
           PLASMA DERIVATIVES AND PHARMACEUTICALS
           IV SOLUTION AND NUTRITIONAL SUPPORT PRODUCTS
           INFUSION DEVICES (INCLUDING IV INFUSION PUMPS AND PHARMACY PRODUCTS) PATIENT CARE PRODUCTS
           TS INFECTION CONTROL PRODUCTS
           VASCULAR ACCESS DEVICES

     Blood/IV filters and related products, needleless IV connectors, heparin monitoring equipment, implantable spinal cord stimulators and plasma derivatives and pharmaceuticals were the Company's top five selling product lines in fiscal 1996. None of these product lines accounted for more than 10% of the Company's fiscal 1996 combined revenues. While the Company generates its revenues primarily by selling and distributing specialty medical products under sales and distribution arrangements with manufacturers, the Company has entered into agency relationships with certain manufacturers pursuant to which it earns a commission on generated sales. See
"-- Manufacturer Relationships."

     The Company intends to continue to add additional product lines complementary to its existing product lines as customer demand warrants. The Company's Product Committee will supervise product selection and pricing decisions primarily through periodic evaluations of sales data, customer response and demand to product offerings and the input of local and regional management.

     In addition, the Company generates significant revenues from the service, repair, rental and leasing of certain product lines, including infusion pumps, automated pharmacy compounding equipment, dental implant products and surgical lasers. Revenues from the Company's service, repair, rental and leasing activities accounted for approximately 9.1% of the Company's fiscal 1996 combined revenues.

SALES AND MARKETING

     At August 31, 1997, the Company employed a direct sales force of 140 representatives who have primary responsibility for maintaining relationships with existing customers and identifying and soliciting new customers. The Company's sales and marketing efforts emphasize development and maintenance of close relationships with customers, regular presentation of products and prototypes of new products and responsiveness to customer requirements. The Company's sales representatives devote substantial time and attention to direct dealings with customers, regularly visit hospitals and alternate-site facilities and meet with the administrators and clinicians to assess customer needs, provide product support and introduce new product lines. Due to the technical nature of the Company's products, education and training is essential to the sales and marketing of these products. The Company's sales representatives regularly conduct educational seminars and make presentations to discuss product usage and positive patient and health care provider outcomes which may be achieved. The sales representatives are regularly invited into the operating rooms, emergency rooms, intensive care and other critical care units of hospitals and other health care facilities to observe medical procedures utilizing represented products and to provide advice as to proper product usage. With respect to certain of the Company's lower technology products, the Company maintains a limited inside sales staff to market these products by telephone. In addition to the Company's sales staff, the Company has five product specialists on staff to assist the customer in selecting the best product for the procedure involved and to assist in quantity selection.

     The Company maintains an experienced and highly trained sales and support staff, with its sales representatives averaging 15 years' medical product sales experience. The Company's future success will depend, in part, on its ability to continue to attract, retain, motivate and train qualified sales representatives. The Company has continuous national and regional training programs in place for its sales representatives to enhance selling skills and provide detailed product knowledge. Certain manufacturers also support the training of the Company's sales and support personnel by providing, from time to time, training and educational programs relating to product lines represented by the Company. In addition to the training program, the Company hopes to attract, retain and motivate such sales representatives by offering them representation of a broader range of products concentrated in their area of specialization.

CUSTOMERS

     The Company's customers consist primarily of acute care hospitals and alternate-site health care providers (including sub-acute care facilities, home care companies and specialty physician groups). The Company also sells directly to national medical supply distributors, such as Owens & Minor and Allegiance. No single customer accounted for more than 5% of the Company's fiscal 1996 combined revenues.

     During recent years, as cost-containment pressures have resulted in increased demand for lower product procurement costs and value-added services, the customer base in the industry has consolidated to include GPOs, IDNs and other large alliances formed by health care providers in an effort to reduce costs and consolidate their vendor bases. The Company anticipates that further consolidation of its customer base will continue in the future. The Company intends to target these groups and other large collective purchasing organizations and believes it is well positioned to satisfy their needs, given its strategy to provide a broad offering of specialty medical products and related services through a national contract sales and distribution organization.

     The Company, through HTD, has enjoyed a supportive relationship with Premier and CHCA, each of which will directly or through its affiliates become a stockholder in TRIAD based on its interests in HTD. Both Premier and CHCA have been supportive of the development of the Company's "Small Vendor Corporate Accounts Opportunity Program," in which the Company would represent small manufacturers in connection with the sale of their products to these and other alliances. No assurance can be given that manufacturers represented by the Company will be awarded contracts by either of these alliances.

MANUFACTURER RELATIONSHIPS

     Currently, the Company has arrangements with over 180 manufacturers, 20 of whose product lines accounted for approximately 49.9% of the Company's combined fiscal 1996 revenues. The manufacturers of the Company's top five selling products for fiscal 1996 were Pall Biomedical, Inc., ICU Medical, Inc., International Technidyne Corporation, Advanced Neuromodulation Systems, Inc. and Bayer Corporation.

     The Company primarily enters into sales and distribution arrangements with manufacturers. While the terms of these arrangements vary, they generally describe the product line to be represented, define the coverage territory of the representation, outline the value-added services to be performed with respect to the represented product line, quantify the minimum sales level requirements and provide termination rights on prior notice typically ranging from 30 to 90 days. Many of these manufacturing arrangements contain non-competition provisions which prohibit the Company from selling competitive product lines in specified territories. Manufacturers may impose additional requirements on the Company under these arrangements concerning such matters as minimum size of purchase orders, maintenance of minimum inventory levels, maintenance of facilities and equipment to perform specified services relating to the product line and training of sales and service personnel. The Company's representation of its manufacturers in the hospital market is typically on an exclusive basis with a local or regional geographic coverage area, whereas representation of its manufacturers in the alternate-site health care market is generally on a non-exclusive basis with a national coverage area.

     The Company has also entered into a number of agency relationships with certain manufacturers. These relationships differ from the sales and distribution arrangements since in these arrangements the Company is generally not required to purchase the product from the manufacturer for resale or maintain an inventory of the product. Rather, with agency relationships, the product is generally shipped directly to the customer from the manufacturer. The Company earns a commission percentage on its agency sales ranging between 10% and 30%. Agency relationships are typically terminable by either party on prior notice ranging from 30 to 90 days.

     The Company seeks to purchase the medical products it sells at the lowest possible price through volume discounts, rebates and product line consolidations. Individual orders will initially be placed by the Company's purchasing agents, located at certain of the Company's facilities, who are responsible for purchasing and maintaining the inventory. Medical products are delivered directly to the distribution facilities.

     The Founding Companies have, from time to time, lost significant product lines due to, among other things, manufacturers' decisions to sell the product lines directly to health care providers, acquisitions of the manufacturers or their product lines by other entities with existing sales forces or failure to satisfy sales volume or other performance requirements. While the Company believes that, as a result of its larger size and national presence following the Acquisitions, it will have greater bargaining power and therefore be in a position to negotiate longer-term contracts with its manufacturers, there can be no assurance the Company will not lose significant product lines in the future. The loss of any significant product line, for any reason, could have a material adverse effect on the Company's financial condition and results of operations.

OPERATIONS

     The Company is committed to providing accurate and complete order fulfillment and reliable, consistent deliveries. The Company's order entry process is designed to make ordering products convenient, easy and flexible for its customers. Approximately 90% of customer orders are received by the Company's toll-free telephone number, with the Company also having the capability of receiving orders electronically. The Company intends to expand the availability of electronic order-entry system for customers and EDI transmission for both vendors and customers. In addition, the Company is actively researching Internet utilization for electronic catalogs, ordering, training and enhanced market information. All orders are received by the customer service representatives at the Company's distribution facilities located throughout the United States. The customer service representatives utilize on-line computer terminals to enter customer orders and to access information about products, product availability, pricing, promotions and the customer's purchasing history. Following entry of an order, a packing slip for the entire order is printed for order fulfillment. The Company ships its ordered products primarily by Federal Express Corporation and United Parcel Service of America, Inc., and to a lesser extent by various common carriers. See "Risk Factors -- Reliance on Efficiency of Distribution and Third Parties."

     Since many of the Company's products are high value items, accurate inventory control is critical to business profitability. The Company plans to utilize its broad regional distribution network and information technology to minimize inventory levels while continuing to maintain high levels of product availability and rapid order fulfillment.

     The Company intends to perform certain corporate activities from its executive offices. These activities will include national marketing and sales support, national vendor contracting, accounting, financing, management information systems support, national customer contracting, contract administration and human resources and administration. Certain operating functions will be conducted at specific regional offices including sales and sales management, customer service, purchasing, inventory control, distribution, regional marketing support and regional accounting. Day-to-day decision making and operating control will remain at the regional operating locations whenever possible and practical. Regional offices will be required to adhere to company-wide policies relating to training, accounting and internal controls and customer satisfaction. The management information systems in place will allow for information to be disseminated at the local and regional level, which the Company believes will help to improve operating efficiencies and lower operating costs.

     The Company is committed to providing high levels of customer service and support. The Company intends to integrate its existing computer operating system with each of the primary facilities of the Company's operations in the near term. This operating system facilitates various functions critical to customer service and support including order entry and tracking, purchasing and inventory control and product pricing and selection. As of the date of this Prospectus, seven of the Company's facilities are networked to this computer operating system.

COMPETITION

     The Company competes with manufacturers who sell their medical products directly to health care providers and, to a lesser extent, with national medical product suppliers. Competition from national medical suppliers does not generally occur until a product line has substantially matured, which takes several years into its life cycle. Some of these manufacturers and national suppliers are substantially larger and have substantially greater financial and other resources than the Company. The Company also faces competition from many regional and local distributors in its niche markets, which competitors are generally relatively small local or regional owner-operated businesses. Barriers to entry for distribution in the specialty medical product market are relatively low, and the risk of new competitors entering the market, particularly in local and regional areas, is high. In response to competitive pressures from any of its current or future competitors, the Company may be required to lower selling prices in order to maintain or increase market share, and such measures could adversely affect the Company's operating results.

     The Company believes the principal competitive factors in the contract sales and distribution business are the experience, training and educational support capabilities of the sales force, the quality and level of customer support service, the breadth and quality of products offered, the information systems and infrastructure available and the consistency and stability of business relationships with customers and product pricing.

FACILITIES

     The Company's facilities, all located in the United States, consist principally of executive and sales offices and warehouse facilities. The Company leases 20 warehouse and office facilities located throughout the continental United States, which range in size from less than 1,000 square feet to approximately 37,000 square feet, for an aggregate of approximately 224,000 square feet. The Company intends to reduce the number of its facilities in the near term. However, additional facilities may be added as the Company implements its acquisition strategy. The leases have remaining terms ranging from two years to five years with terms the Company believes to be commercially reasonable. Some of these leases are with affiliates of the Founding Companies or officers of the Company. See "Certain
Transactions -- Real Estate and Other Transactions." The Company believes its facilities are well-maintained and adequate for the Company's existing and planned operations at each operating location.

EMPLOYEES

     As of August 31, 1997, the Company had approximately 360 employees, of which approximately 140 were sales and service representatives. The Company is not a party to any collective bargaining agreements. The Company has not experienced any strikes or work stoppages and believes its relationship with its employees is good.

GOVERNMENT REGULATION

     The Company and its customers and suppliers are subject to federal and state regulation in the United States, and the Company cannot predict the extent to which future legislative and regulatory developments concerning their practices and products or the health care industry may affect the Company. Federal and state laws and regulations govern or influence the testing, manufacture, safety, labeling, storage, recordkeeping, marketing and distributing of specialty medical products. In connection with its manufacturing operations, the Company is required to obtain the approval of federal and state governmental agencies, including the Food and Drug Administration, prior to manufacturing, marketing and distributing certain of those products. Further, the Company's facilities and operations are subject to reporting to, and review and inspection by, federal, state and local governmental entities. The Company's suppliers are also subject to similar governmental requirements.

LITIGATION AND INSURANCE

     From time to time, the Company is a party to litigation arising in the normal course of its business. The Company is not currently involved in any litigation the Company believes will have a material adverse effect on its financial condition or results of operations.

     The Company maintains insurance in such amounts and against such risks as it deems prudent including, comprehensive, general property and product liability insurance. No assurance can be given such insurance will be sufficient under all circumstances to protect the Company against significant claims for damages. The occurrence of a significant event not fully insured against could materially and adversely affect the Company's financial condition and results of operations. Moreover, no assurance can be given the Company will be able to maintain adequate insurance in the future at commercially reasonable rates or on acceptable terms.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information respecting the individuals who will be TRIAD's directors, and executive officers when this Offering closes (ages as of August 31, 1997):

                                                                                           DIRECTOR
NAME                                    AGE   POSITION                                       CLASS
-----------------------------------     ---   ------------------------------------------   ---------
William C. Klintworth, Jr.(1)(4)...     44    Chief Executive Officer, Chairman of the       Class I
                                              Board
R. Tucker Coop(1)(4)...............     51    President*, Director*                        Class III
Clyde A. Blankenship, Jr...........     52    Executive Vice President, Director           Class III
Walter D. Wallach..................     53    Senior Vice President,* Chief Financial
                                              Officer* and Secretary*
Lance C. Ruud......................     39    Senior Vice President-Corporate Finance
                                              and Development*
Marvin L. Marks....................     61    President of MegaTech, Director*               Class I
Kent J. Wilken.....................     60    President of Kentec, Director*                 Class I
Greg H. Sellards(1)................     49    President of Sun, Director*                   Class II
Michael W. Thomas..................     42    President of CMS, Director*                   Class II
Nolan Lehmann(1)(2)(3)(4)..........     53    Director                                       Class I
John B. Benear, II, MD(2)(3).......     44    Director*                                     Class II
Edward T. Kuklenski(2)(3)..........     39    Director*                                    Class III
Kelvin J. Pennington(1)(2)(3)(4)...     39    Director*                                    Class III

------------

* Appointment will become effective on closing of this Offering.

(1) Member of the Board's Executive Committee.

(2) Member of the Board's Audit Committee.

(3) Member of the Board's Compensation Committee.

(4) Member of the Board's Nominating Committee.

     William C. Klintworth, Jr. has been the president, chief executive officer and a director of TRIAD since its formation in April 1997. Mr. Klintworth has served as president and a director of HTD since April 1997, and from June 1994 to February 1997, he served as the president of Medical Alliance. He co-founded both HTD and Medical Alliance. From November 1990 to May 1994, he served as the president and a director of Alpha ProTech, Inc., a manufacturer and distributor of medical products. Mr. Klintworth has approximately 23 years experience in the health care industry, working in sales, distribution and manufacturing.

     R. Tucker Coop will be appointed the president and a director of TRIAD on closing of this Offering. He has been the president and chief executive officer of THI since its formation in May 1996 and of its predecessor, Triad Medical Inc., a California corporation ("TMI"), since its inception in 1981. Mr. Coop has approximately 25 years experience in the health care field, working in both the hospital and alternate-site markets. Before founding TMI, he was president of Coop Medical Products and prior to that served in marketing and sales positions with McGaw Laboratories, a division of American Hospital Supply Corporation.

     Clyde A. Blankenship, Jr. has been the executive vice president and a director of TRIAD since its formation in April 1997. He has also served as president of Futuretech, HTD's principal operating subsidiary, since he founded it in 1977. Since April 1997, Mr Blankenship has served as executive vice president and a director of HTD.

     Walter D. Wallach will be appointed as a senior vice president and the chief financial officer of TRIAD on closing of this Offering. He has been the chief operating officer of THI since its formation in May 1996 and of TMI since May 1993. From May 1991 to December 1992, Mr. Wallach served as the executive vice president and chief financial officer of International Medication Systems, a generic drug manufacturing company. From January 1986 to April 1991, he served as the chief financial officer of McGaw Inc., a manufacturer and distributor of intravenous solutions and sets. Prior to that time, Mr. Wallach worked with The Kendall Company and Colgate-Palmolive Company as a financial executive.

     Lance C. Ruud has been the senior vice president and chief financial officer, secretary and treasurer of TRIAD since its formation in April 1997. From September 1993 to April 1997, Mr. Ruud served as the senior vice president and chief financial officer of TransAmerican Waste Industries, Inc. From May 1990 to May 1993, he was employed by Republic Industries, Inc. last serving as the vice president of finance beginning August 1991. Prior to that time, Mr. Ruud was employed by Arthur Andersen LLP. Mr. Ruud is a certified public accountant.

     Marvin L. Marks will be appointed a director of TRIAD on the closing of this Offering. Mr. Marks has been the president of MegaTech since he founded it in 1976. Mr. Marks also serves as the president of JAJ Enterprises Ltd., a medical products leasing and training company, is president-elect of the Independent Medical Distributors Association, a trade association of companies which market specialty medical products throughout the United States. From 1994 to 1996, he was the vice president of BIKO, Inc., a medical products distribution company.

     Kent J. Wilken will be appointed a director of TRIAD on the closing of this Offering. Mr. Wilken has served as the president of Kentec since he founded it in 1970.

     Greg H. Sellards will be appointed a director of TRIAD on the closing of this Offering. Mr. Sellards served as the chief executive officer of Sun since he founded it in 1978.

     Michael W. Thomas will be appointed a director of TRIAD on the closing of the Offering. Mr. Thomas has served as the president of CMS since he founded it in 1989. He also serves as a director of Specialty Medical Marketing Alliance, Inc., a trade association of companies which market specialty medical products throughout the United States and Canada.

     Nolan Lehmann has been a director of TRIAD since its formation in April 1997. Since 1983, he has served as the president and a director of Equus Capital Management Corporation, a registered investment advisor. He also serves as president and director of Equus II, a registered investment company. Mr. Lehmann also serves as a director of Allied Waste Industries, Inc., a solid waste management company, American Residential Services, Inc., a residential services company, Brazos Sportswear, Inc., a casual sportswear company, Drypers Corporation, a manufacturer of disposal diapers, and Garden Ridge Corporation, a specialty retailer, all of which are public companies. He was appointed to the board of directors pursuant to TRIAD's funding agreement with Equus II. See "Certain Transactions."

     John B. Benear, II, MD will be appointed a director of TRIAD on the closing of this Offering. He has served as a medical oncologist for the Natalie Warran Bryan Cancer Center of Saint Francis Hospital located in Tulsa, Oklahoma since May 1989. Since 1995, he has served as the president of Cancer Care Associates, a 22-physician oncology practice located throughout Oklahoma. He also serves as the medical director of Practice Standards and of Clinical Information Systems for American Oncology Resources, a public physician practice management company. Dr. Benear serves on the boards of various professional associations.

     Edward T. Kuklenski will be appointed a director of TRIAD on the closing of this Offering. Since 1995, Mr. Kuklenski has served as the president and a director of Alliance of Children's Hospitals, Inc., a product research and testing company, and since 1989, as a senior vice president of Child Health Corporation of America, a national alliance of 36 children's hospitals. Mr. Kuklenski also serves as a director of the Anesthesia Patient Safety Foundation, a non-profit consumer safety organization, and National Contracts, Inc., a national account services company providing services to small and medium-sized medical products manufacturers.

     Kelvin J. Pennington will be appointed a director of TRIAD on the closing of this Offering. Since January 1992, Mr. Pennington has served as managing general partner of PENMAN Asset Management,

L.P. ("PENMAN Management"), the general partner of PENMAN. He also serves as a director of AFC Enterprises, Inc., an owner and franchisor of restaurants.

BOARD OF DIRECTORS CLASSES; DIRECTOR COMPENSATION

     The Board of Directors is divided into three classes, each of which, following a transitional period, will serve for three years, with one class being elected each year at the annual stockholders' meeting. During the transitional period, the terms of the Class I directors will expire at the 1998 meeting, while the terms of the Class II directors and the Class III directors will expire at the 1999 meeting and the 2000 meeting, respectively. Classification of the Board could have the effect of lengthening the time necessary to change the composition of a majority of the members comprising the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board.

     Directors who are employees of the Company do not receive additional compensation for serving as directors. Following the closing of this Offering, each director who is not an employee of the Company (an "Outside Director") initially will receive a fee of $2,000 for each board meeting attended and $1,000 for each board committee meeting attended (or $500 if held on the same day as a board meeting) and will periodically be granted options to purchase Common Stock pursuant to the Incentive Plan. See " -- Incentive Plan." When this Offering closes, each of TRIAD's four outside directors will be granted options to purchase 10,000 shares of Common Stock at an exercise price per share equal to the initial public offering price. TRIAD will reimburse directors for out-of-pocket expenses they incur in attending board of directors or board committee meetings in their capacity as directors.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS

     On closing of this Offering, TRIAD will have employment agreements with Messrs. Klintworth, Coop, Blankenship, Wallach and Ruud which provide for annual base salaries of $150,000, $176,400, $150,000, $145,000 and $145,000,
respectively. As of the closing of the Acquisitions, the Company will enter into employment agreements with a total of 23 key officers of the Founding Companies, including Messrs. Marks, Wilken, Sellards and Thomas, each of whom is a director nominee of TRIAD. The following summary of the employment agreements of these executives and key officers does not purport to be complete and is qualified by reference to them, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each of these agreements entitles the employee to participate in all TRIAD employee benefit plans in which other members of TRIAD management participate. Each of these agreements also has a three-year term subject to the right of the Company to terminate the employee's employment at any time after one year. If the employee's employment is terminated by the Company within the first three years without cause (as defined), the employee will be entitled to the payment of any annual base salary and continuation of health insurance benefits for one year. Each employment agreement contains a covenant limiting competition with the Company following the termination of employment for a period of (i) the later of 12 months or the expiration of the remaining term of the employment agreement, if the employment agreement is terminated by the Company without cause or on account of disability; or (ii) the fourth anniversary of the effective date of the employment agreement, if employment is otherwise terminated within its initial three-year term.

INCENTIVE PLAN

     The description set forth below summarizes the principal terms and conditions of the Incentive Plan, does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     GENERAL. The objectives of the Incentive Plan, which was approved by TRIAD's board of directors and stockholders, are to attract and retain selected key employees, consultants and Outside Directors, and to encourage their commitment, motivate their superior performance, facilitate their obtaining ownership interests in the Company (aligning their personal interests to those of the Company's stockholders) and enable them to share in the long-term growth and success of the Company.

     SHARES SUBJECT TO INCENTIVE PLAN. Under the Incentive Plan, TRIAD may issue Incentive Awards (as defined below) covering an aggregate of the greater of (a) 1,130,000 shares of Common Stock and (b) 12.5% of the number of shares of Common Stock issued and outstanding on the last day of each calendar quarter. No more than 1,130,000 shares of Common Stock shall be available for ISOs (as defined below). As of the closing of the Acquisitions, it is anticipated there will be outstanding options covering 972,987 shares of Common Stock, leaving 157,013 shares of Common Stock available for issuance under the Incentive Plan. The number of securities available under the Incentive Plan and outstanding Incentive Awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations or similar transactions or resulting from a change in applicable laws or other circumstances.

     ADMINISTRATION. The Incentive Plan will be administered by the compensation committee of the Board of Directors (the "Committee"), which will initially be comprised of Messrs. Benear, Lehmann, Kuklenski and Pennington. The Committee will consist solely of directors each of whom is (i) an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) a "non-employee director" under Rule 16b-3 of the Exchange Act. The Committee may delegate to the chief executive officer or other senior officers of the Company its duties under the Incentive Plan, except with respect to any authority to grant Incentive Awards or take other action with respect to persons who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Section 162(m) of the Code. In the case of an Incentive Award to an Outside Director, the Board of Directors shall act as the Committee. Subject to the express provisions of the Incentive Plan, the Committee is authorized to, among other things, select grantees under the Incentive Plan and determine the size, duration and type, as well as terms and conditions (which need not be identical) of each Incentive Award. The Committee also construes and interprets the Incentive Plan and any related incentive agreements. All determinations and decisions of the Committee are final, conclusive and binding on all parties. TRIAD will indemnify members of the Committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the Incentive Plan, except for any such act or omission constituting willful misconduct or gross negligence.

     ELIGIBILITY. Key employees, including officers (whether or not they are directors) and consultants of TRIAD and its subsidiaries and Outside Directors are eligible to participate in the Incentive Plan. A key employee generally is any employee of TRIAD (or any of its subsidiaries) who, in the opinion of the Committee, is in a position to contribute materially to the growth and development and to the financial success of TRIAD (or any of its subsidiaries).

     TYPES OF INCENTIVE AWARDS. Under the Incentive Plan, the Committee may grant (i) incentive stock options ("ISOs") as defined in Section 422 of the Code, (ii) "nonstatutory" stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of restricted stock, (v) performance units and performance shares, (vi) other stock-based awards, and (vii) supplemental payments dedicated to the payment of income taxes (collectively, "Incentive Awards"). ISOs and NSOs are sometimes referred to collectively herein as "Options". The terms of each Incentive Award, as determined by the Committee in its discretion, will be reflected in an agreement (the "Incentive Agreement") between TRIAD and the participant. A summary of certain of the most significant features of the Incentive Awards is set out below.

     INCENTIVE AND NONSTATUTORY STOCK OPTIONS. Generally, ISOs and NSOs must be exercised within ten years of the grant date. ISOs may only be granted to employees and the exercise price of each ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The Committee will have the discretion to determine the exercise price of each NSO granted under the Incentive Plan. To the extent that the aggregate fair market value of shares of Common Stock with respect to which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as NSOs.

     The exercise price of each Option is payable in cash or, in the discretion of the Committee, through the delivery of shares of Common Stock owned by the Optionee, by withholding shares which would otherwise be acquired on the exercise of the Option or in any combination of the foregoing.

     An employee will not recognize any income for federal income tax purposes at the time an ISO is granted, nor on the qualified exercise of an ISO, and will recognize capital gain or loss (as applicable) upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an ISO is qualified if a participant does not dispose of the shares acquired by such exercise within two years after the ISO grant date and one year after such exercise. TRIAD is not entitled to a tax deduction as a result of the grant or qualified exercise of an ISO.

     An optionee will not recognize any income for federal income tax purposes, nor will TRIAD be entitled to a deduction, at the time an NSO is granted. However, when a NSO is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the NSO, and TRIAD will generally recognize a tax deduction in the same amount at the same time.

     The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code. The effect of any state or local taxes is not addressed.

     STOCK APPRECIATION RIGHTS (SARS). Upon exercise of a SAR, the holder will receive cash, shares of Common Stock, or a combination thereof, as specified in the Incentive Agreement, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the date of exercise exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. A SAR may be granted in tandem with or granted independently of a NSO. SARs will be subject to such terms and conditions and will be exercisable at such times as determined by the Committee, provided, that the exercise price per share must equal at least 100% of the fair market value of a share of a Common Stock on the date of grant. The value of an SAR may be paid in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

     RESTRICTED STOCK. Restricted stock may be subject to substantial risk of forfeiture, a restriction on transferability or rights of repurchase or first refusal in the Company, as determined by the Committee. Unless otherwise determined by the Committee, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. Performance units and performance shares may only be granted to employees and consultants. For each performance period (to be determined by the Committee), the Committee shall establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values, which values may vary depending on the degree to which such objectives are met.

     OTHER STOCK-BASED AWARDS. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock. Subject to the terms of the Incentive Plan, the Committee may determine any terms and conditions of other stock-based awards provided that, in general, the amount of consideration to be received by TRIAD shall be either (i) no consideration other than services actually rendered or to be rendered (in the case of the issuance of shares) or (ii) in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the date of grant. Payment or settlement of other stock-based awards will be in shares of Common Stock or in other consideration related to such shares.

     SUPPLEMENTAL PAYMENTS FOR TAXES The Committee may grant, in connection with an Incentive Award (except for ISOs), a supplemental payment, in an amount not to exceed the amount necessary to pay the federal and state income taxes payable by the grantee with respect to the Incentive Award and the receipt of such supplemental payment.

     OTHER TAX CONSIDERATIONS. Upon accelerated exercisability of Options and accelerated lapsing of restrictions upon Restricted Stock or other Incentive Awards in connection with a Change in Control, certain amounts associated with such Incentive Awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under the golden parachute provisions of Section 280G of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payment" (as defined in Section 280G of the Code) and TRIAD will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Code is also reduced by the amount of any excess parachute payments.

Whether amounts constitute excess parachute payments depends upon, among other things, the value of the Incentive Awards accelerated and the past compensation of the participant.

     Taxable compensation earned by executive officers who are subject to
Section 162(m) of the Code in respect of Incentive Awards is subject to certain limitations set forth in the Incentive Plan generally intended to satisfy the requirements for "qualified performance-based compensation," but no assurance can be given that TRIAD will be able to satisfy these requirements in all cases, and TRIAD may, in its sole discretion, determine in one or more cases that it is in its best interest not to satisfy these requirements even if it is able to do so.

     TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL. Except as otherwise provided in the applicable Incentive Agreement or an amendment thereto, if a participant's employment or other service with TRIAD (or its subsidiaries) is terminated (i) other than due to his death, Disability, Retirement or for Cause (each capitalized term as defined in the Incentive Plan), his vested Incentive Awards remain exercisable for 60 days after such termination, (ii) by reason of Disability or death, his vested Incentive Awards remain exercisable for one year following such termination (except for ISOs, which remain exercisable for three months), (iii) due to his retirement, his vested Incentive Awards remain exercisable for six months (except for ISOs which remain exercisable for three months), or (iv) for Cause, all outstanding Incentive Awards, whether vested or otherwise, shall expire at the commencement of business on the date of such termination.

     Upon a Change in Control of TRIAD as defined in the Incentive Plan (a "Change in Control"), any restrictions on restricted stock and other stock-based awards shall be deemed satisfied, all outstanding Options and SARs become immediately exercisable and all of the performance shares and units and any other stock-based awards shall be fully vested and deemed earned in full. These provisions in the Incentive Plan providing for accelerated vesting upon a Change in Control could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a Change in Control of TRIAD could be more difficult or costly.

     INCENTIVE AWARDS NONTRANSFERABLE. No Incentive Award may be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any encumbrance, pledge, lien, assignment or charge. An Incentive Award may be exercised during the participant's lifetime only by the participant or the participant's legal guardian.

     AMENDMENT AND TERMINATION. TRIAD's board of directors may amend or terminate the Incentive Plan at any time, except that the Incentive Plan may not be modified or amended, without stockholder approval, if such amendment would
(i) increase the number of shares of Common Stock which may be issued thereunder, except in connection with a recapitalization of the Common Stock,
(ii) amend the eligibility requirements for employees to purchase Common Stock under the Incentive Plan, (iii) increase the maximum limits on Incentive Awards that may be issued to executive officers who are subject to Section 162(m) of the Code, (iv) extend the term of the Incentive Plan, or (v) decrease the authority granted to the Committee under the Incentive Plan in contravention of Rule 16b-3 under the Exchange Act. No termination or amendment of the Incentive Plan shall adversely affect in any material way any outstanding Incentive Award previously granted to a participant without his consent.

     On closing of this Offering, it is anticipated TRIAD will grant ISOs and NSOs to purchase a total of 104,230 and 868,757 shares of Common Stock, respectively. Of these options, 141,787 options represent replacement options for former THI options held by THI employees (including 22,489 options to Mr. Wallach), and have a weighted average exercise price per share of $5.85. TRIAD anticipates granting NSOs to purchase a total of 205,000 shares of Common Stock to persons to serve as executive officers of TRIAD, including 50,000 shares to each of Messrs. Klintworth, Coop and Ruud, 40,000 shares to Mr. Wallach and 15,000 shares to Mr. Thomas, and will grant NSOs to purchase a total of 626,200 shares of Common Stock to other employees and Outside Directors. Each of these options (831,200) will have an exercise price per share equal to the initial public offering price and will become exercisable as to 25% of such shares six months after the date of grant and as to 25% of such shares on each anniversary of the date of grant.

BONUS AWARDS; OTHER PLANS

     The 1997 bonuses for officers and key employees of the Company, if any, will be based upon the performance standards to be established by the Compensation Committee. The Company expects the Compensation Committee to establish such performance standards for the remainder of 1997 following the closing of this Offering.

     The Company has adopted or intends to adopt deferred compensation, supplemental disability, supplemental life and retirement or other benefit or welfare plans in which executive officers of the Company will be eligible to participate.

COMPANY POLICY

     On the closing of this Offering, the Compensation Committee will be established. In the past, matters with respect to the compensation of executive officers of TRIAD were determined by its Board of Directors, including those members who serve as executive officers.

                              CERTAIN TRANSACTIONS

ORGANIZATION OF TRIAD

     TRIAD was initially capitalized with (i) $41,000 provided by Messrs. Klintworth, Blankenship, Ruud and Michael Campbell in exchange for 548,545 shares of Common Stock (after giving effect to a recent stock split) and (ii) $300,000 provided by Equus II in exchange for 300,000 shares of Series A Preferred Stock. Equus II has subsequently converted the Series A Preferred Stock, in accordance with its terms, into 449,213 shares of Common Stock. Mr. Lehmann, a director of the Company, is a director and the president of Equus II. In August 1997, TRIAD issued a warrant to purchase 25,000 shares of Common Stock at the initial public offering price per share to PENMAN in connection with the organization of TRIAD. Mr. Pennington, a director of the Company, is managing general partner of PENMAN Management. TRIAD subsequently issued in a private placement 100,000 shares of Common Stock at $5.00 per share to certain director nominees, executive officers and affiliates of the Founding Companies and certain other investors, including 1,000 shares to Michael W. Thomas, 5,000 shares to Marvin L. Marks, 8,000 shares to each of Messrs. Greg H. Sellards and John B. Benear, II, 7,000 shares to the Klintworth Family Trust, an affiliate of William C. Klintworth, Jr., 30,000 shares to Child Health Investment Corporation, a corporation for which Edward Kuklenski serves as an executive officer, and a total of 28,000 shares to other affiliates of the Founding Companies.

     Since April 1997, Equus II has advanced funds to TRIAD pursuant to a $2.2 million promissory note (the "Equus Note") to enable TRIAD to pay various expenses incurred in connection with its efforts to create the Company and effect this Offering. In connection therewith, TRIAD issued the Equus Warrant, pursuant to which Equus II has the right to purchase 100,000 shares of Common Stock at the initial public offering price per share. The Equus Note bears interest at the prime rate as announced by NationsBank of Texas, N.A., plus 1/2%, and is payable on the earlier of (i) January 31, 1998, (ii) the date the Company consummates an underwritten initial public offering ("IPO") of Common Stock, (iii) the date Equus II terminates its commitment due to an event of default (as defined) or (iv) subject to a limited grace period, the date Equus II gives written notice to TRIAD if Equus II reasonably determines that it is highly unlikely (A) the IPO will close by January 31, 1998 or (B) $2.2 million will be sufficient to fund the pre-IPO expenses (as defined). At August 31, 1997, approximately $1.1 million was outstanding under the Equus Note.

     Simultaneously with the closing of this Offering, TRIAD will close the Acquisitions and acquire all the outstanding capital stock of the Founding Companies. The aggregate consideration that will be paid by TRIAD to acquire the Founding Companies consists of (i) approximately $22.2 million in cash, (ii) 3,997,215 shares of Common Stock and (iii) options to purchase up to an aggregate of 141,787 shares of Common Stock, which options will be in-the-money at the closing of this Offering in the aggregate amount of approximately $0.7 million. The options to be issued in the Acquisitions replace options for the same number of shares of THI common stock held by former THI employees. The Company will also assume all the indebtedness of the Founding Companies and TRIAD (estimated to be approximately $15.3 million as of closing of this Offering) and repay substantially all such indebtedness with the proceeds of this Offering.

     Subject to certain adjustments described below, the following table sets forth for each Founding Company the consideration to be paid to its stockholders pursuant to the Acquisitions (i) in cash and (ii) in shares of Common Stock.

                                               CASH            SHARES OF
            FOUNDING COMPANY               CONSIDERATION      COMMON STOCK
----------------------------------------   -------------      ------------
THI.....................................    $  8,696,559        1,451,322
HTD.....................................       2,475,000          530,357
Sun.....................................       2,050,000          571,429
CMS.....................................       1,600,000          350,000
Kentec..................................       3,240,000          232,857
Products for Surgery....................       2,250,000          203,571
MegaTech................................        --                300,000
Omni Medical............................         200,000          128,571
New England Specialties.................         553,500           88,750
Professional Equipment..................         435,000           48,929
Wilson..................................         720,000           91,429
                                           -------------      ------------
     Totals.............................    $ 22,220,059        3,997,215
                                           =============      ============

     In addition, the Company will issue options to purchase 141,787 shares of Common Stock in connection with the THI acquisition. The Company will also repay an aggregate of $13.1 million of indebtedness of certain of the Founding Companies (plus $2.2 million of TRIAD indebtedness owed to Equus II) with the proceeds of this Offering, as follows: THI -- $7.0 million; Sun Medical -- $0.9 million; CMS -- $1.5 million; Products for Surgery -- $0.3 million;
MegaTech -- $1.4 million; Omni Medical -- $1.0 million; New England
Specialties -- $0.4 million; and Professional Equipment -- $0.6 million.

     Prior to the closing of the Acquisitions, CMS, MegaTech and Omni Medical, each of which is as S corporation, are expected to distribute cash to their respective stockholders in amounts equal to the balance of their respective AAA accounts as of the closing of the Acquisitions (approximately $4.2 million in the aggregate as of August 31, 1997). Approximately $3.9 million of indebtedness used to fund the AAA Distributions will be repaid on closing of this Offering as part of the estimated $15.3 million aggregate indebtedness of the Founding Companies and TRIAD. Prior to the closing of the Acquisitions, certain Founding Companies may make additional distributions to their stockholders of certain assets and related liabilities with an aggregate net book value of approximately $0.3 million.

     In addition, the purchase price attributable to the THI acquisition is subject to a $4.4 million adjustment in the event THI fails to consummate the acquisition of a business prior to the consummation of the Acquisitions. However, if either (i) the acquisition is closed by April 30, 1998 or (ii) by such date THI otherwise achieves a negotiated earnings target without that acquisition, the THI stockholders will be entitled to receive $2.6 million of the previously surrendered purchase price adjustment.

     In connection with the Sun acquisition, Sun has identified possible violations of the Internal Revenue Code of 1986 and ERISA with respect to the Sun ESOP. Sun has voluntarily notified the IRS regarding these possible violations and will seek appropriate remedial action under the oversight of the IRS and, if appropriate, other governmental entities. TRIAD will deposit $1.5 million in cash and 35,715 shares of Common Stock in an escrow account from consideration otherwise payable to the Sun ESOP or its beneficiaries in connection with the Sun acquisition for purposes of resolving Sun ESOP compliance issues and to pay any taxes, sanctions and professional fees incurred to address and resolve these potential violations to the satisfaction of the appropriate governmental entities.

     The closing of each Acquisiton is subject to customary conditions. These conditions include, among others: the accuracy on the closing date of the Acquisitions of the representations and warranties made by the Founding Companies, their principal stockholders and TRIAD; the performance of each of their respective covenants included in the Acquisition Agreements; and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     Any Founding Company's Acquisition Agreement may be terminated, under certain circumstances, prior to the closing of this Offering: (i) by the mutual consent of the boards of directors of TRIAD and the Founding Company; (ii) by the Founding Company, its stockholders or TRIAD if this Offering and the acquisition of that Founding Company are not closed by January 31, 1998; (iii) by TRIAD if the schedules to the Acquisition Agreement are amended to reflect a material adverse change in that Founding Company; or (iv) by the Founding Company, its stockholders or TRIAD if a material breach or default under the Acquisition Agreement by one party occurs and is not waived by the other party.

     No assurance can be given that the conditions to the closing of all the Acquisitions will be satisfied or waived or that each of the Acquisitions will close.

     Pursuant to the Acquisition Agreements, certain stockholders of each of the Founding Companies (other than Equus II, PENMAN and others who are not restricted from competing with TRIAD under employment agreements) have agreed not to compete with the Company for a period of three years commencing on the date of closing of the Acquisitions.

     In connection with the Acquisitions, TRIAD will grant certain registration rights to former stockholders of the Founding Companies. See "Shares Eligible for Future Sale."

ACQUISITIONS INVOLVING CERTAIN OFFICERS, DIRECTORS AND STOCKHOLDERS

     Individuals who are or will become directors, executive officers, or beneficial owners of 5% or more of the Common Stock of TRIAD will receive the following consideration in the Acquisitions for their equity interests in the Founding Companies.

                                            CASH          SHARES OF
                NAME                    CONSIDERATION    COMMON STOCK
-------------------------------------   -------------    ------------
William C. Klintworth, Jr.(1)........    $   495,000         70,715
R. Tucker Coop(2)....................      1,224,132        204,289
Clyde A. Blankenship, Jr.............        990,000        212,499
Walter D. Wallach(3).................        249,113         41,573
Marvin L. Marks(4)...................        --             268,734
Kent J. Wilken(5)....................      3,240,000        232,857
Michael W. Thomas(6).................      1,600,000        350,000
PENMAN(7)............................      4,739,650        790,974
Sun ESOP(8)..........................      2,050,000        571,429
Equus II(9)..........................        --              70,714

------------

(1) Represents 50% of the cash and shares payable to HTD Holdings, L.C., a Utah limited liability company ("HTD Holdings") in which Mr. Klintworth has a 50.0% ownership interest.

(2) Represents cash and shares payable to a family trust, of which Mr. Coop and his spouse are co-trustees.

(3) Excludes options to purchase 22,489 shares of Common Stock which are to be granted on closing of this Offering in replacement of THI options, 13,493 of which will have an exercise price per share of $6.13, with the remaining 8,996 having an exercise price per share of $8.06.

(4) Excludes a AAA Distribution in the amount of $1.4 million to Mr. Marks preceding the closing of the Acquisitions. Any indebtedness used to fund the AAA Distribution will be repaid by TRIAD on closing of this Offering. Also excludes the value of certain assets to be distributed to Mr. Marks prior to closing of the Acquisitions.

(5) Represents cash and shares payable to a family trust, of which Mr. Wilken and his wife are co-trustees. Excludes the value of certain assets to be distributed to Mr. Wilken prior to closing of the Acquisitions.

(6) Excludes a AAA Distribution in the amount of approximately $1.7 million to Mr. Thomas preceding the closing of the Acquisitions. Any indebtedness used to fund the AAA Distribution will be repaid by TRIAD on closing of this Offering.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(7) Represents the cash and shares PENMAN will receive for its THI common stock that it acquired from THI for approximately $7.5 million in May 1996. Excludes shares issuable on exercise of the PENMAN Warrant.

(8) Includes $139,000 in cash to be paid to Mr. Sellards under Sun's Supplemental Executive Retirement Plan, and 50,714 shares to be received by Mr. Sellards in partial payment of a promissory note. Of the net $1.9 million in cash and 520,715 shares to be paid to the Sun ESOP, $1.5 million in cash and 35,715 shares are to be deposited in escrow by TRIAD for purposes of resolving Sun ESOP compliance issues. See "The
    Company -- Summary of Terms of the Acquisitions" and "-- Organization of TRIAD."

(9) Excludes $2.2 million in repayment of promissory note issued by TRIAD to Equus II, and $0.5 million paid by HTD in redemption of HTD preferred stock held by Equus II.

HTD

     Prior to the completion of this Offering, Messrs. Blankenship, and Campbell, Equus II and HTD Holdings (of which Mr. Klintworth is a 50% owner) own all the capital stock of HTD. For information regarding the organization of HTD, the reorganization of Futuretech, Inc. ("Futuretech") as a subsidiary of HTD, HTD's acquisition of Medical Alliance (of which Mr. Klintworth is an executive officer and former owner) and HTD's sales of its equity securities to Equus II, see Notes 1 and 13 to the Consolidated Financial Statements of HTD included elsewhere herein.

     HTD is being acquired by TRIAD for consideration of approximately $2.5 million in cash and 530,357 shares of Common Stock. TRIAD valued HTD on a basis consistent with the other Acquisitions, using generally the same multiple of cash flow adjusted for stockholders' compensation and other non-recurring items.

     TRIAD reimbursed Futuretech and Medical Alliance approximately $200,000 for expenses relating to its formation.

REAL ESTATE AND OTHER TRANSACTIONS

     HTD leases office space and warehouse facilities in Bessemer, Alabama from a partnership owned 50% by Clyde A. Blankenship, Jr. TRIAD and the partnership have agreed to extend the lease term until late 2002 at the present annual rental of $154,800.

     Kentec leases its two facilities from Kent J. Wilken. TRIAD and Mr. Wilken have agreed to extend the leases until late 1999 at the present aggregate annual rental of $228,000.

     Sun leases its offices from a partnership in which Greg H. Sellards owns a 70% general partnership interest. TRIAD and the partnership have agreed to extend the lease, which provides for annual payments by Sun of approximately $240,000, until late 2001.

     Certain of the Founding Companies have also entered into financing agreements to which certain of the principals of the Company are parties. Futuretech has a $1.5 million revolving line of credit which Clyde A. Blankenship has personally guaranteed. Mr. Blankenship has also loaned funds to Futuretech for working capital purposes. This loan is evidenced by a promissory note payable to Mr. Blankenship with a current outstanding balance of approximately $102,000 and which bears interest at 8% per annum, due monthly.

     In February 1997, Sun borrowed $325,000 from Cysco Enterprises, Inc., a Texas corporation wholly owned by Mr. Sellards. Under the terms of the note (the "Cysco Note"), Sun is to repay Cysco principal and interest, at the rate of prime plus 3%, in amounts equal to one half of collections by Sun of principal and interest under a line of credit Sun extended to Rejuvena Corporation (the "Rejuvena Note"). At June 30, 1997, $325,000 was outstanding under the Cysco Note. Prior to or concurrent with this Offering, Mr. Sellards intends to repay all amounts outstanding under the Cysco Note in exchange for which he will receive the stock ownership, options and conversion rights in Rejuvena Corporation which Sun received under the Rejuvena Note. Prior to closing of this Offering, Sun will also pay approximately $139,000 to Mr. Sellards under Sun's Supplemental Executive Retirement Plan.

     Sun made a personal loan to Mr. Sellards in the principal amount of $225,000 in January of 1991 which bore interest at the rate of 8% per annum. The principal amount of the note was paid in full in March

1996. In May 1995, Sun guaranteed a promissory note (the "Sellards Note") payable by Mr. Sellards to an unrelated third party, which note has a current outstanding balance of approximately $514,000. Sun also guaranteed a loan (the "ESOP Loan") payable by the Sun ESOP to Mr. Sellards, which loan has a current balance of approximately $2.0 million. In connection with the closing of the Sun acquisition, TRIAD will repay the ESOP Loan in full through the repayment of the Sellards Note, a cash payment of approximately $0.7 million and the issuance of 50,714 shares of Common Stock.

     MegaTech provided certain services to JAJ Enterprises, Ltd., d/b/a S.O.S. Technologies ("SOS"), a medical products leasing and training company which is wholly owned beneficially by Marvin Marks, a director nominee of TRIAD, including office and warehouse space and administrative services. SOS paid to MegaTech approximately $120,000, $120,000 and $135,000 in 1994, 1995 and 1996,
respectively, for these services. The relationship between MegaTech and SOS ended as of June 30, 1997.

     The Company believes the consideration paid under each of the leases described above is at fair market rates and the other agreements described above are fair to the Company.

COMPANY POLICY

     In the future, any transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will, in any case, be approved in advance by a majority of the board of directors, including a majority of disinterested members of the board of directors.

                             PRINCIPAL STOCKHOLDERS

     The following table shows, immediately after giving effect to the closing of the Acquisitions and this Offering, the beneficial ownership of the Common Stock of (i) each person who will own more than five percent of the outstanding shares of TRIAD Common Stock, (ii) each director and person nominated to become a director on closing of this Offering, (iii) each person who will be an executive officer on closing of this Offering and (iv) all directors and executive officers of TRIAD as a group. The table assumes no other person intends to acquire shares directly from the Underwriters in connection with this Offering, other than as set forth in the footnotes to the table.

                                           SHARES BENEFICIALLY OWNED
                                               AFTER OFFERING(2)
                                          ---------------------------
BENEFICIAL OWNER(1)                         NUMBER            PERCENT
----------------------------------------  -----------         -------
PENMAN Private Equity and Mezzanine
  Fund, L.P. (3)........................      815,974            8.9%
  333 West Wacker Drive, Suite 700
  Chicago, Illinois 60606
Equus II Incorporated(4)................      619,927            6.7%
  2929 Allen Parkway, Suite 2500
  Houston, Texas 77019
Sun Medical Employee Stock Ownership
  Plan(5)...............................      485,000            5.3%
  1179 Corporate Drive West, Suite 100
  Arlington, Texas 76006
William C. Klintworth, Jr.(6)...........      411,036            3.7%
R. Tucker Coop(7).......................      204,289            2.2%
Clyde A. Blankenship, Jr................      334,799            3.7%
Walter D. Wallach(8)....................       46,071           *
Lance C. Ruud...........................       44,332           *
Michael W. Thomas.......................      351,000            3.9%
Marvin L. Marks.........................      273,734            3.0%
Greg H. Sellards(9).....................       79,121           *
Kent J. Wilken(10)......................      232,857            2.6%
Nolan Lehmann...........................      --                *
Kelvin J. Pennington....................      --                *
John B. Benear II, MD...................        8,000           *
Edward T. Kuklenski(11).................      --                *
All directors and officers as a group
  (13 persons)(6)-(11)..................    1,985,239           21.8%

------------

 * Less than 1%.

 (1) All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

 (2) Shares shown do not include shares of Common Stock that could be acquired on exercise of currently outstanding options which do not vest within 60 days hereof.

 (3) Includes 25,000 shares of Common Stock issuable on exercise of the PENMAN Warrant. Mr. Pennington, a director nominee of TRIAD, is the managing general partner of PENMAN Management, the general partner of PENMAN, and thus may be deemed to be the beneficial owner of shares held by PENMAN. Mr. Pennington disclaims beneficial ownership in all of those shares.

 (4) Includes 100,000 shares of Common Stock issuable on exercise of the Equus II Warrant. Mr Lehmann, a director of TRIAD, is the president and director of Equus II and thus may be deemed to be the beneficial owner of shares held by Equus II. Mr. Lehmann disclaims beneficial ownership in all of those shares.

 (5) Excludes 35,715 shares to be deposited in escrow for purposes of resolving Sun ESOP compliance issues and 50,714 shares payable to Mr. Sellards in partial repayment of a promissory note. Consulting

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

     Fiduciaries, Inc., 2745 Riverwoods Road, Riverwoods, Illinois 60015, has been appointed independent fiduciary of the Sun ESOP.

 (6) Includes 141,429 shares of Common Stock issuable to HTD Holdings, in which Mr. Klintworth has an approximately 50.0% ownership interest; Mr. Klintworth disclaims beneficial ownership in 70,714 of those shares. See "Certain Transactions -- Acquisitions Involving Certain Officers, Directors and Stockholders."

 (7) Represents 204,289 shares owned by a family trust, of which Mr. Coop and his spouse are co-trustees.

 (8) Includes 4,498 shares of Common Stock issuable on exercise of stock options.

 (9) Includes 20,407 shares of Common Stock issuable to the Sun ESOP for Mr. Sellards' account and 50,714 shares of Common Stock issuable in repayment of the Sun ESOP indebtedness to Mr. Sellards.

(10) Represents 232,857 shares owned by a family trust, of which Mr. Wilken and his spouse are co-trustees.

(11) Excludes 54,834 shares of Common Stock beneficially held by Child Health Investment Corporation, a corporation for which Mr. Kuklenski serves as an executive officer; Mr. Kuklenski disclaims beneficial ownership of such shares.

                        SHARES ELIGIBLE FOR FUTURE SALE

     On closing of the Acquisitions and this Offering, 9,094,973 shares of Common Stock will be outstanding. The shares sold in this Offering (other than to affiliates of the Company) will be freely tradable by the public. The remaining outstanding shares of Common Stock (collectively, the "Restricted Shares") have not been registered under the Securities Act and may be resold publicly only following their effective registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, such as Rule 144 thereunder ("Rule 144").

     In general, under Rule 144 as currently in effect, if a minimum of one year has elapsed since the later of the date of acquisition of the restricted securities from the issuer or from an affiliate of the issuer, a person (or persons whose shares of Common Stock are aggregated), including persons who may be deemed "affiliates" of TRIAD, would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock and (ii) the average weekly trading volume during a preceding period of four calendar weeks. Sales under Rule 144 are also subject to certain provisions as to the manner of sale, notice requirements and the availability of current public information about TRIAD. In addition, under Rule 144, if a period of at least two years has elapsed since the later of the date restricted securities were acquired from TRIAD or the date they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of TRIAD at the time of sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell shares of Common Stock in the public market immediately without compliance with the foregoing Rule 144 requirements. Rule 144 does not require the same person to have held the securities for the applicable periods under certain circumstances. The foregoing summary of Rule 144 is not intended to be a complete description thereof. The SEC has proposed certain amendments to Rule 144 that would, among other things, eliminate the manner of sale requirements and revise the notice provisions of that rule. The SEC has also solicited comments on other possible changes to Rule 144, including possible revisions to the one- and two-year holding periods and the volume limitations referred to above.

     TRIAD has agreed generally not to offer, sell or otherwise dispose of any shares of Common Stock for a period of two years (the "lockup period") following the date of this Prospectus without the prior written consent of Montgomery Securities, except that the Company may issue Common Stock in connection with acquisitions, pursuant to awards under the Incentive Plan or pursuant to the exercise of warrants outstanding as of the closing of this Offering. Further, all of TRIAD's officers, directors and current stockholders (including Equus II and PENMAN) and all persons who acquire shares in connection with the Acquisitions have agreed that they generally will not offer, sell or otherwise dispose of any of their shares for two years following the date of this Prospectus without the prior written consent of Montgomery Securities.

     In connection with the Acquisitions, TRIAD will enter into a registration rights agreement with the former stockholders of the Founding Companies (the "Registration Rights Agreement"), which will provide certain registration rights with respect to the Common Stock issued to such stockholders in the Acquisitions. The Registration Rights Agreement will provide for a single demand registration right, exercisable by the holders of at least 51.0% of the shares of Common Stock initially subject to the Registration Rights Agreement, pursuant to which TRIAD will file a Registration Statement under the Securities Act to register the sale of not less than 1,000,000 shares by those requesting stockholders and any other holders of Common Stock subject to the agreement who desire to sell pursuant to such Registration Statement. The demand request may not be made until the expiration of two years after the date of this Prospectus. The demand registration rights conferred by the Registration Rights Agreement will terminate on December 31, 2001. In addition, subject to certain conditions and limitations, the Registration Rights Agreement will provide the holders of Common Stock subject to the Registration Rights Agreement with the right to participate in registrations by TRIAD of its equity securities in underwritten offerings. TRIAD has granted similar registration rights under the Registration Rights Agreement to Equus II and PENMAN with respect to the shares of Common Stock underlying the Equus Warrant and PENMAN Warrant.

     Under the Registration Rights Agreement described above, TRIAD is generally required to pay the costs associated with such an Offering other than underwriting discounts and commissions and transfer taxes attributable to the shares sold on behalf of the selling stockholders. The Registration Rights Agreement provides that the number of shares of Common Stock that must be registered on behalf of selling stockholders is subject to limitation if the managing underwriter determines that market conditions require such a limitation. Under the Registration Rights Agreement, TRIAD will indemnify the selling stockholders thereunder, and such selling stockholders will indemnify TRIAD, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement.

     TRIAD may register additional shares of Common Stock under the Securities Act in the future for its use in connection with future acquisitions. Pursuant to Securities Act Rule 145, the volume limitations and certain other requirements of Rule 144 will apply to resales of these shares by affiliates of the businesses the Company acquires for a period of one year from the date of their acquisition (or such shorter period as the SEC may prescribe). Otherwise these shares generally will be freely tradable after their issuance by persons not affiliated with TRIAD unless TRIAD contractually restricts their sale, and sales of these shares during the lockup period would require the prior written consent of Montgomery Securities.

     TRIAD intends to file a Registration Statement on Form S-8 under the Securities Act to register the shares of Common Stock reserved or to be available for issuance pursuant to the Incentive Plan. Shares of Common Stock issued pursuant to the Incentive Plan after the effective date of that Registration Statement generally will be available for sale in the open market by holders who are not affiliates of TRIAD and, subject to the volume and other limitations of Rule 144, by holders who are affiliates of TRIAD.

                          DESCRIPTION OF CAPITAL STOCK

     TRIAD's authorized capital stock consists of 20,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). At September 8, 1997, 1,097,758 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. On closing of the Acquisitions and this Offering, 9,094,973 shares of Common Stock (9,694,973 if the underwriters' over-allotment option is exercised in full) will be issued, outstanding and nonassessable and 1,097,987 shares of Common Stock then will be reserved for issuance pursuant to all then outstanding options, warrants and other rights (consisting only of Incentive Plan options and the warrants issued to Equus II and PENMAN). The following summary is qualified in its entirety by reference to the Charter, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

     The Common Stock possesses ordinary voting rights for the election of directors and in respect of other corporate matters, and each share has one vote. The Common Stock affords no cumulative voting rights, and the holders of a majority of the shares voting for the election of directors can elect all the directors if they choose to do so. The Common Stock carries no preemptive rights and is not convertible, redeemable, assessable or entitled to the benefits of any sinking fund. The holders of Common Stock are entitled to dividends in such amounts and at such times as may be declared by the Board of Directors out of funds legally available therefor, subject to the dividend preference of any stock ranking senior to the Common Stock, including the Preferred Stock. See "Dividend Policy" for information regarding the anticipated dividend policy of TRIAD.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Charter and limitations prescribed by law, the board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for the powers, designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof, including without limitation, voting powers, dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the holders of Common Stock. Although TRIAD has no present intention to issue shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of Preferred Stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of Preferred Stock could adversely affect the voting power of the holders of the Common Stock. The Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which TRIAD's securities are traded.

WARRANTS

     TRIAD has issued warrants to purchase an aggregate of 125,000 shares of Common Stock, exercisable at the initial public offering price per share, and of which warrants to purchase 100,000 shares and 25,000 shares of Common Stock expire in April 2002 and September 2002, respectively. The warrants were issued to Equus II (100,000 shares) in connection with TRIAD's start-up funding and PENMAN (25,000 shares) in connection with the organization of TRIAD. The exercise price and the number of shares underlying these warrants are subject to adjustment in certain events, including the declaration or payment of certain dividends on the Common Stock or securities convertible into Common Stock (subject to certain exceptions), stock splits, combinations, and reclassification of shares. In addition, the exercise price is subject to adjustment on the issuance of additional shares of Common Stock or rights thereto, subject to certain exceptions, at certain price levels. In the case of certain extraordinary transactions, including, without limitation, a merger or consolidation or the sale of all or substantially all the assets of TRIAD, these warrants become exercisable for the number of shares of stock, securities or other property which the Common Stock issuable on exercise of these warrants would have been entitled as a result of such transactions, together with any necessary adjustments.

STATUTORY BUSINESS COMBINATION PROVISION

     TRIAD is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless: (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

OTHER MATTERS

     Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. The Charter limits the liability of directors of TRIAD to the Company or its stockholders to the fullest extent permitted by Delaware law. Specifically, no member of the Board of Directors will be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability
(i) for any breach of the member's duty of loyalty to TRIAD or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the member derived an improper personal benefit. This Charter provision may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited TRIAD and its stockholders. The Charter and Bylaws provide indemnification to TRIAD's officers and directors and certain other persons with respect to certain matters, and TRIAD has entered into agreements with each of its directors and executive officers providing for indemnification with respect to certain matters.

     The Charter provides that: (i) stockholders may act only at an annual or special meeting of stockholders and may not act by written consent; and (ii) special meetings of the stockholders can be called only by the chairman of the board, the chief executive officer, the president or a majority of the Board of Directors. The Charter also provides that the Board of Directors shall consist of three classes of directors serving for staggered terms. As a result, it is currently contemplated that approximately one-third of the Board of Directors will be elected each year. The classified board provision could prevent a party who acquires control of a majority of the outstanding voting stock of TRIAD from obtaining control of the Board of Directors until the second annual stockholders' meeting following the date the acquirer obtains the controlling interest. See "Management -- Directors and Executive Officers." The Charter provides that the number of directors shall be as determined by the Board of Directors from time to time, but shall not be less than three. It also provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least two-thirds of all outstanding voting stock. This provision, in conjunction with the Charter provisions authorizing the board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

STOCKHOLDER PROPOSALS

     TRIAD's Bylaws contain provisions requiring that advance notice be delivered to TRIAD of any business to be brought by a stockholder before an annual meeting of stockholders and establishing certain procedures to be followed by stockholders in nominating persons for election to the Board of Directors. Generally, such advance notice provisions provide that written notice must be given to the secretary of TRIAD by a stockholder (i) in the event of business to be brought by a stockholder before an annual meeting and (ii) in the event of nominations of persons for election to the Board of Directors by any stockholder, not less than 60 nor more than 180 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in TRIAD's Bylaws. The foregoing summary is qualified in its entirety by reference to TRIAD's Bylaws, which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                                  UNDERWRITING

     The Underwriters named below (the "Underwriters"), represented by Montgomery Securities, Smith Barney Inc. and Wedbush Morgan Securities (the "Representatives"), have severally agreed, subject to the terms and conditions in the underwriting agreement (the "Underwriting Agreement") by and between TRIAD and the Underwriters, to purchase from TRIAD the aggregate number of shares of Common Stock indicated below, opposite their respective names, at the initial public offering price less the underwriting discount set forth on the cover page of this Prospectus. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters are committed to purchase all of the shares of Common Stock, if they purchase any.

                                           NUMBER OF
              UNDERWRITERS                  SHARES
----------------------------------------   ---------
Montgomery Securities...................
Smith Barney Inc........................
Wedbush Morgan Securities...............

                                           ---------
     Total..............................   4,000,000
                                           =========

     The Representatives have advised TRIAD that the Underwriters propose initially to offer the Common Stock to the public on the terms set forth on the cover page of this Prospectus. The Underwriters may allow selected dealers a
concession of not more than $     per share; and the Underwriters may allow, and
such dealers may reallow, a concession of not more than $     per share to
certain other dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Representatives. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

     TRIAD has granted an option to the Underwriters, exercisable during the 30-day period after the date of this Prospectus, to purchase up to a maximum of 600,000 additional shares of Common Stock to cover over-allotments, if any, at the same price per share as the initial 4,000,000 shares to be purchased by the Underwriters. To the extent that the Underwriters exercise such over-allotment option, each of the Underwriters will be committed, subject to certain conditions, to purchase such additional shares in approximately the same proportion as set forth in the above table. The Underwriters may purchase such shares only to cover over-allotments made in connection with this Offering.

     The Underwriting Agreement provides that TRIAD will indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the Underwriters may be required to make in respect thereof.

     TRIAD's officers, directors and current stockholders (including Equus II and PENMAN) and all persons who acquire shares of Common Stock in the Acquisitions who, immediately following this Offering, collectively will beneficially own an aggregate of at least 5,224,471 shares of Common Stock (including shares issuable upon the exercise of outstanding options and warrants exercisable within 60 days of the closing of this Offering), have agreed that for a period of two years after the date of this Prospectus they will not, without the prior written consent of Montgomery Securities, directly or indirectly sell, offer, contract or grant any option to sell, pledge, transfer, establish an open put equivalent position or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock. TRIAD has also agreed not to directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open put equivalent position or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock, for a period of two years after the date of this Prospectus without the prior written consent of Montgomery Securities, except for securities issued by TRIAD in connection with acquisitions, awards under the Incentive Plan or pursuant to the exercise of warrants outstanding as of the closing of this Offering, subject in each case to any remaining portion of the two year period applying to shares so issued. In evaluating any request for a waiver of the two year lockup period, Montgomery Securities will consider, in accordance with its customary practice, all relevant facts and circumstances at the time of the request, including, without limitation, the recent trading market for the Common Stock, the size of the request and, with respect to a request by TRIAD to issue additional equity securities, the purpose of that issuance. See "Shares
Eligible for Future Sale."

     The Representatives have informed TRIAD that the Underwriters do not expect to make sales of Common Stock offered by this Prospectus to accounts over which they exercise discretionary authority in excess of 5% of the number of shares of Common Stock offered hereby.

     Prior to this Offering, there has been no public trading market for the Common Stock. Consequently, the initial public offering price of the Common Stock will be determined by negotiations between TRIAD and the Representatives. Among the factors they will consider in such negotiations are the history of, and the prospects for, the Company and the industry in which the Company competes, an assessment of the Company's management, its financial conditions, its past and present earnings and the trend of such earnings, the prospects for future earnings of the Company, the present state of the Company's development, the general condition of the economy and the securities markets at the time of this Offering and the market prices of and demand for publicly traded common stock of comparable companies in recent periods.

     Until the distribution of the Common Stock is completed, rules of the SEC may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If the Underwriters create a short position in the Common Stock in connection with this Offering, I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of this Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security. Neither TRIAD nor any of the Underwriters makes any representation or predictions as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither TRIAD nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     Certain legal matters in connection with the sale of the common stock offered hereby are being passed upon for TRIAD by Porter & Hedges, L.L.P., Houston, Texas, and for the Underwriters by Baker & Botts, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

     TRIAD has not previously been subject to the reporting requirements of the Exchange Act. TRIAD has filed a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act with the SEC with respect to this Offering. This Prospectus, filed as a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, or the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and reference is hereby made to such omitted information. The statements made in this Prospectus concerning documents filed as exhibits to the Registration Statement accurately describe the material provisions of such documents and are qualified in their entirety by reference to such exhibits for complete statements of their provisions. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any portion of the Registration Statement can be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                           -----
TRIAD MEDICAL INC. AND FOUNDING COMPANIES
Unaudited Pro Forma Combined Financial Statements
     Basis of Presentation .............................................     F-3
     Unaudited Pro Forma Combined Balance Sheet ........................     F-4
     Unaudited Pro Forma Combined Statements of Operations .............     F-5
     Notes to Unaudited Pro Forma Combined Financial Statements ........     F-8

FOUNDING COMPANIES
Historical Financial Statements
     TRIAD Medical Inc. ................................................
          Report of Independent Public Accountants .....................    F-12
          Balance Sheet ................................................    F-13
          Statement of Operations ......................................    F-14
          Statement of Stockholders' Equity ............................    F-15
          Statement of Cash Flows ......................................    F-16
          Notes to Financial Statements ................................    F-17
     TRIAD Holdings, Inc. and Subsidiaries
          Report of Independent Public Accountants .....................    F-21
          Consolidated Balance Sheets ..................................    F-22
          Consolidated Statements of Operations ........................    F-23
          Consolidated Statements of Stockholders' Equity ..............    F-24
          Consolidated Statements of Cash Flows ........................    F-25
          Notes to Consolidated Financial Statements ...................    F-26
     Healthcare Technology Delivery, Inc. and Subsidiaries
          Report of Independent Public Accountants .....................    F-36
          Consolidated Balance Sheets ..................................    F-37
          Consolidated Statements of Operations ........................    F-38
          Consolidated Statements of Stockholders' Equity ..............    F-39
          Consolidated Statements of Cash Flows ........................    F-40
          Notes to Consolidated Financial Statements ...................    F-41
     Sun Medical, Inc. .................................................
          Report of Independent Public Accountants .....................    F-49
          Balance Sheets ...............................................    F-50
          Statements of Operations .....................................    F-51
          Statements of Stockholder's Deficit ..........................    F-52
          Statements of Cash Flows .....................................    F-53
          Notes to Financial Statements ................................    F-54

                                                                            PAGE
                                                                           -----
     Custom Medical Specialties, Inc. ..................................
          Report of Independent Public Accountants .....................    F-63
          Balance Sheets ...............................................    F-64
          Statements of Operations .....................................    F-65
          Statements of Stockholder's Equity ...........................    F-66
          Statements of Cash Flows .....................................    F-67
          Notes to Financial Statements ................................    F-68
     Kentec Medical, Inc. ..............................................
          Report of Independent Public Accountants .....................    F-73
          Balance Sheet ................................................    F-74
          Statement of Operations ......................................    F-75
          Statement of Stockholder's Equity ............................    F-76
          Statement of Cash Flows ......................................    F-77
          Notes to Financial Statements ................................    F-78
     Products for Surgery, Inc. and Subsidiaries
          Report of Independent Public Accountants .....................    F-83
          Consolidated Balance Sheet ...................................    F-84
          Consolidated Statement of Operations .........................    F-85
          Consolidated Statement of Stockholders' Equity ...............    F-86
          Consolidated Statement of Cash Flows .........................    F-87
          Notes to Consolidated Financial Statements ...................    F-88
     MegaTech Medical, Inc. ............................................
          Report of Independent Public Accountants .....................    F-95
          Balance Sheets ...............................................    F-96
          Statements of Operations .....................................    F-97
          Statements of Stockholders' Equity ...........................    F-98
          Statements of Cash Flows .....................................    F-99
          Notes to Financial Statements ................................   F-100
     PCI Medical, Inc. .................................................
          Report of Independent Public Accountants .....................   F-104
          Statement of Operations ......................................   F-105
          Statement of Cash Flows ......................................   F-106
          Notes to Financial Statements ................................   F-107

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

     The following unaudited pro forma combined financial statements give effect to the following transactions and events (the Transactions): (i) the organization of TRIAD Medical Inc. (TRIAD) and the issuance of shares of its common stock (Common Stock) and preferred stock; (ii) the conversion of outstanding TRIAD preferred stock into Common Stock; (iii) a split of the outstanding Common Stock; (iv) the acquisitions (the Acquisitions) by TRIAD of
(a) Triad Holdings, Inc. (THI), (b) Healthcare Technology Delivery, Inc. (HTD),
(c) Sun Medical, Inc. (Sun), (d) Custom Medical Specialties, Inc. (CMS), (e) Kentec Medical, Inc. (Kentec), (f) Products for Surgery, Inc. (Products for Surgery), (g) MegaTech Medical, Inc. (MegaTech), (h) Omni Medical, Inc. (Omni),
(i) New England Medical Specialties Inc. (New England Specialties), (j) Professional Equipment Co., Inc. (Professional Equipment) and (k) Wilson Medical Specialties, Inc. (Wilson) (together, the Founding Companies); and (v) the closing of TRIAD's initial public offering of Common Stock (the Offering) and the application of the estimated net proceeds therefrom. TRIAD and the Founding Companies are hereinafter collectively referred to as the Company. New England Specialties, Omni, Wilson and Professional Equipment are sometimes hereinafter collectively referred to as the Other Founding Companies. The Acquisitions will become effective concurrently with the closing of the Offering and TRIAD will account for the Acquisitions (except for the acquisition of THI) using the purchase method of accounting. THI is presented as the accounting acquirer.

     The unaudited pro forma combined balance sheet gives effect to the Transactions as if they had occurred on June 30, 1997. The unaudited pro forma combined statements of operations give effect to the Transactions as if they had occurred on January 1, 1996. These pro forma statements do not purport to represent what the Company's financial position or results of operations actually would have been had the Transactions in fact occurred when assumed or to project that financial position or those results of operations for any future period.

     TRIAD has preliminarily analyzed the savings it expects to realize from reductions in compensation and benefits to the owners and certain key employees of the Founding Companies to which they have contractually agreed, and the pro forma combined statements of operations reflect these reductions. TRIAD cannot currently quantify other potential cost savings it may achieve through combining and integrating the operations of the Founding Companies and expects those savings will be offset by incremental costs TRIAD expects to incur, but also cannot currently quantify, such as costs associated with corporate management and being a public company. The pro forma combined statements of operations reflect neither the unquantifiable savings nor the unquantifiable incremental costs.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The unaudited pro forma combined financial information presented herein does not reflect pro forma adjustments giving effect to the acquisitions of (i) Medical Companies Alliance, Inc. (MCA) by HTD in 1997, (ii) two companies by THI in 1997 or (iii) one company by Products for Surgery in 1996 because the individual and combined effect of including such adjustments would not be material. Because the Founding Companies have not been under common control or management, their historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors."

     The Company intends to obtain a new credit facility (the "New Credit Facility") in connection with this Offering. The Company has initiated conversations with a financial institution to establish the terms of the New Credit Facility and, on the basis of those discussions, expects the New Credit Facility will provide an initial credit line of approximately $40 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                        TRIAD MEDICAL INC. AND FOUNDING COMPANIES
                       UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                      JUNE 30, 1997

                                                                                                               PRODUCTS
                                                                                                                 FOR
                                       TRIAD        THI          HTD         SUN         CMS       KENTEC      SURGERY
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........... $134,843   $   52,481   $ 255,035   $ 779,402   $ 280,859   $ 719,508   $   42,994
 Short-term investments..............    --          --          --          --          --         111,331       --
 Accounts receivable.................    --       8,113,372   2,002,458   1,423,800   1,280,460   1,704,433      725,119
 Inventories.........................    --       4,755,229   1,177,626   1,362,191     967,941   1,857,915    1,461,078
 Prepaids............................    --         604,003      21,019      86,632      83,017      --           45,712
 Deferred income taxes...............    --         354,000      25,478     126,464      --          24,590       --
 Other current assets................    --          --          --          --          --          --           --
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL CURRENT ASSETS.................  134,843   13,879,085   3,481,616   3,778,489   2,612,277   4,417,777    2,274,903
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
PROPERTY AND EQUIPMENT, net..........   15,145    4,806,116     318,792      94,383      53,280     152,359      191,233
GOODWILL.............................    --       4,312,094   1,684,632      --          --          --           95,960
OTHER NON-CURRENT ASSETS............. 2,071,193     130,899     252,880     724,028      11,582     235,575      503,305
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL ASSETS......................... $2,221,181 $23,128,194  $5,737,920  $4,596,900  $2,677,139  $4,805,711  $3,065,401
                                      ========   ==========   =========   =========   =========   =========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Current obligations under capital
  leases.............................    --         620,259      35,063      --          --          --           --
 Current maturities of long-term
  debt............................... $  --      $1,326,766   $  25,581   $ 450,000   $   6,543   $  --       $   --
 Short-term payables.................  646,429      700,000     618,037      --          --          --          195,722
 Accounts payable and accrued
  liabilities........................ 1,166,708   7,278,646   1,669,389   3,098,028   1,127,795   1,699,640    1,200,167
 Pro forma cash considerations due to
  Founding Companies.................    --          --          --          --          --          --           --
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL CURRENT LIABILITIES............ 1,813,137   9,925,671   2,348,070   3,548,028   1,134,338   1,699,640    1,395,889
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
OBLIGATIONS UNDER CAPITAL LEASES.....    --         510,948      70,875      --          --          --           --
LONG-TERM DEBT, net of current
 maturities..........................    --       3,636,168     125,172     425,000      20,930      --          164,817
NOTES PAYABLE TO STOCKHOLDERS AND
 RELATED PARTIES, net of current
 maturities..........................    --         468,229     169,136   1,500,000       9,500      --           --
DEFERRED INCOME TAX LIABILITIES......    --         293,000      10,272       6,933      --          --           45,164
OTHER................................    --       1,141,963      --         253,050      --          --          500,000
MANDATORILY REDEEMABLE PREFERRED
 STOCK...............................    --          --         450,000      --          --          --           --
STOCKHOLDERS' EQUITY:
 Preferred stock.....................      300       --          --          --          --          --           --
 Common stock........................      549       23,949         900   2,673,357       1,000      46,000       10,588
 Additional paid-in capital.......... 4,621,248   6,515,452   1,611,800    (222,789)     --          --          355,892
 Retained earnings...................(4,214,053)    612,814     951,695   (3,586,679) 1,723,371   3,060,071      593,051
 Treasury stock......................    --          --          --          --        (212,000)     --           --
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL STOCKHOLDERS' EQUITY...........  408,044    7,152,215   2,564,395   (1,136,111) 1,512,371   3,106,071      959,531
                                      --------   ----------   ---------   ---------   ---------   ---------   ----------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY.............................. $2,221,181 $23,128,194  $5,737,920  $4,596,900  $2,677,139  $4,805,711  $3,065,401
                                      ========   ==========   =========   =========   =========   =========   ==========

                                                      OTHER
                                                    FOUNDING     PRO FORMA                 POST MERGER      AS
                                        MEGATECH    COMPANIES   ADJUSTMENTS   PRO FORMA    ADJUSTMENTS   ADJUSTED
                                       ----------   ---------   -----------   ----------   -----------   ---------
               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents...........  $   29,025   $199,968    $ (250,000 )  $2,244,115   $   923,003   $3,167,118
 Short-term investments..............      --          --           --           111,331       --          111,331
 Accounts receivable.................     961,313   2,251,007       --        18,461,962       --        18,461,962
 Inventories.........................     717,237   1,737,416       --        14,036,633       --        14,036,633
 Prepaids............................       5,996     58,353        --           904,732       --          904,732
 Deferred income taxes...............      --          --           --           530,532       --          530,532
 Other current assets................          50     12,650        --            12,700       --           12,700
                                       ----------   ---------   -----------   ----------   -----------   ---------
TOTAL CURRENT ASSETS.................   1,713,621   4,259,394     (250,000 )  36,302,005       923,003   37,225,008
                                       ----------   ---------   -----------   ----------   -----------   ---------
PROPERTY AND EQUIPMENT, net..........      60,993    315,582        --         6,007,883       --        6,007,883
GOODWILL.............................      --          --       22,845,598    28,938,284       --        28,938,284
OTHER NON-CURRENT ASSETS.............      69,172    326,663     1,680,027     6,005,324    (2,071,193)  3,934,131
                                       ----------   ---------   -----------   ----------   -----------   ---------
TOTAL ASSETS.........................  $1,843,786   $4,901,639  $24,275,625   $77,253,496  $(1,148,190)  $76,105,306
                                       ==========   =========   ===========   ==========   ===========   =========
LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
 Current obligations under capital
  leases.............................      --          --           --           655,322       --          655,322
 Current maturities of long-term
  debt...............................  $   --       $249,466    $   --        $2,058,356   $(2,058,356)  $  --
 Short-term payables.................      75,000      --        3,900,000     6,135,188    (6,135,188)     --
 Accounts payable and accrued
  liabilities........................     234,702   2,109,687    1,000,000    20,584,762    (1,166,708)  19,418,054
 Pro forma cash considerations due to
  Founding Companies.................      --          --       22,220,059    22,220,059   (22,220,059)     --
                                       ----------   ---------   -----------   ----------   -----------   ---------
TOTAL CURRENT LIABILITIES............     309,702   2,359,153   27,120,059    51,653,687   (31,580,311)  20,073,376
                                       ----------   ---------   -----------   ----------   -----------   ---------
OBLIGATIONS UNDER CAPITAL LEASES.....      --          --           --           581,823       --          581,823
LONG-TERM DEBT, net of current
 maturities..........................      --        728,171    (1,035,000 )   4,065,258    (4,065,258)     --
NOTES PAYABLE TO STOCKHOLDERS AND
 RELATED PARTIES, net of current
 maturities..........................      --         97,700        --         2,244,565    (2,244,565)     --
DEFERRED INCOME TAX LIABILITIES......      --          --           --           355,369       --          355,369
OTHER................................      42,800    300,000        --         2,237,813       --        2,237,813
MANDATORILY REDEEMABLE PREFERRED
 STOCK...............................      --          --         (450,000 )      --           --           --
STOCKHOLDERS' EQUITY:
 Preferred stock.....................      --          --             (300 )      --           --           --
 Common stock........................       4,000     16,954    (2,772,202 )       5,095         4,000       9,095
 Additional paid-in capital..........      31,000    114,000     2,437,802    15,464,407    36,737,944   52,202,351
 Retained earnings...................   1,509,284   1,327,574   (1,331,649 )     645,479       --          645,479
 Treasury stock......................     (53,000)   (41,913 )     306,913        --           --           --
                                       ----------   ---------   -----------   ----------   -----------   ---------
TOTAL STOCKHOLDERS' EQUITY...........   1,491,284   1,416,615   (1,359,434 )  16,114,981    36,741,944   52,856,925
                                       ----------   ---------   -----------   ----------   -----------   ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY..............................  $1,843,786   $4,901,639  $24,275,625   $77,253,496  $(1,148,190)  $76,105,306
                                       ==========   =========   ===========   ==========   ===========   =========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                          TRIAD           THI            HTD            SUN            CMS          KENTEC
                                        ----------     ----------     ----------     ----------     ---------     ----------
REVENUES.............................   $   --        $35,648,949    $16,475,288    $13,037,884    $9,599,162    $14,412,116
COST OF REVENUES.....................       --         26,656,397     11,042,497      8,595,560     7,022,412     10,060,368
                                        ----------     ----------     ----------     ----------     ---------     ----------
 Gross profit........................       --          8,992,552      5,432,791      4,442,324     2,576,750      4,351,748

SELLING EXPENSES.....................       --          3,622,672      2,724,858      1,820,170       674,321      1,750,968
GENERAL & ADMINISTRATIVE EXPENSES....       --          3,017,319      2,353,122      2,121,559       781,362      2,316,731
DEPRECIATION & AMORTIZATION..........       --            763,071        120,445         60,544        20,933        100,715
                                        ----------     ----------     ----------     ----------     ---------     ----------
INCOME FROM OPERATIONS...............       --          1,589,490        234,366        440,051     1,100,134        183,334

OTHER INCOME (EXPENSE)
 Interest income.....................       --             64,588         11,525         48,308        35,010         28,750
 Interest expense....................       --           (368,831)       (44,425)      (246,549)         (950)        --
 Other...............................       --           (113,990)       (63,615)        --             7,025         (7,666)
                                        ----------     ----------     ----------     ----------     ---------     ----------
INCOME BEFORE INCOME TAXES...........       --          1,171,257        137,851        241,810     1,141,219        204,418

PROVISION FOR INCOME TAXES...........       --            464,885         54,782        242,589        --             50,496
                                        ----------     ----------     ----------     ----------     ---------     ----------
NET INCOME (LOSS)....................   $   --         $  706,372     $   83,069     $     (779)    $1,141,219    $  153,922
                                        ==========     ==========     ==========     ==========     =========     ==========
PRO FORMA NET INCOME PER SHARE.......
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................
                                                                                       OTHER
                                       PRODUCTS FOR                                   FOUNDING       PRO FORMA           AS
                                         SURGERY        MEGATECH         PCI         COMPANIES      ADJUSTMENTS       ADJUSTED
                                       ------------     ---------     ----------     ----------     -----------      -----------
REVENUES.............................   $8,824,903     $6,820,737     $6,049,214    $17,017,690    $    --          $127,885,943
COST OF REVENUES.....................    5,407,012      4,214,729      2,967,047     11,470,429         --            87,436,451
                                       ------------     ---------     ----------     ----------     -----------      -----------
 Gross profit........................    3,417,891      2,606,008      3,082,167      5,547,261         --            40,449,492
SELLING EXPENSES.....................    1,151,109      1,327,796        724,656      2,431,459       (120,000)(j)    16,108,009
GENERAL & ADMINISTRATIVE EXPENSES....    1,909,709        932,104      1,558,923      2,541,995     (3,453,703)(k)    13,746,256
                                                                                                      (332,865)(m)
DEPRECIATION & AMORTIZATION..........      103,951         17,657        131,644        105,894        571,140 (n)     1,995,994
                                       ------------     ---------     ----------     ----------     -----------      -----------
INCOME FROM OPERATIONS...............      253,122        328,451        666,944        467,913      3,335,428         8,599,233

OTHER INCOME (EXPENSE)
 Interest income.....................        3,698            901          4,888          8,096                          205,764
 Interest expense....................     (107,623)       (18,212)        (6,460)      (126,666)       819,716 (o)      (100,000)
 Other...............................      304,925        135,000         65,186         31,475       (203,549)(p)       154,791
                                       ------------     ---------     ----------     ----------     -----------      -----------
INCOME BEFORE INCOME TAXES...........      454,122        446,140        730,558        380,818      3,951,595         8,859,788
PROVISION FOR INCOME TAXES...........       91,600         --             --             41,024      2,990,468 (q)     3,935,844
                                       ------------     ---------     ----------     ----------     -----------      -----------
NET INCOME (LOSS)....................   $  362,522      $ 446,140     $  730,558     $  339,794     $  961,127       $ 4,923,944
                                       ============     =========     ==========     ==========     ===========      ===========
PRO FORMA NET INCOME PER SHARE.......                                                                                $      0.54
                                                                                                                     ===========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................                                                                                  9,161,355(r)
                                                                                                                     ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                          TRIAD          THI            HTD           SUN           CMS         KENTEC
                                        ---------     ----------     ---------     ---------     ---------     ---------
REVENUES.............................   $  --        $16,894,302    $8,223,782    $6,667,314    $4,889,211    $7,410,796
COST OF REVENUES.....................      --         12,862,460     5,456,991     4,417,987     3,548,566     5,215,731
                                        ---------     ----------     ---------     ---------     ---------     ---------
 Gross profit........................      --          4,031,842     2,766,791     2,249,327     1,340,645     2,195,065

SELLING EXPENSES.....................      --          1,652,268     1,360,904       843,299       391,993       846,606
GENERAL & ADMINISTRATIVE EXPENSES....      --          1,215,140     1,205,714     1,076,066       419,853     1,177,758
DEPRECIATION & AMORTIZATION..........      --            313,318        59,055        30,000        10,327        73,675
                                        ---------     ----------     ---------     ---------     ---------     ---------
INCOME FROM OPERATIONS...............      --            851,116       141,118       299,962       518,472        97,026

OTHER INCOME (EXPENSE)
 Interest income.....................      --             22,196            73        17,381        10,544        16,645
 Interest expense....................      --           (210,962)      (22,818)     (123,565)         (475)       --
 Other...............................      --            (36,571)        1,339        --            --            (4,575)
                                        ---------     ----------     ---------     ---------     ---------     ---------
INCOME BEFORE INCOME TAXES...........      --            625,779       119,712       193,778       528,541       109,096

PROVISION (BENEFIT) FOR INCOME
 TAXES...............................      --            261,185        57,201       221,962        --            25,248
                                        ---------     ----------     ---------     ---------     ---------     ---------
NET INCOME (LOSS)....................   $  --         $  364,594     $  62,511     $ (28,184)    $ 528,541     $  83,848
                                        =========     ==========     =========     =========     =========     =========
PRO FORMA NET INCOME PER SHARE.......
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................
                                                                                      OTHER
                                       PRODUCTS FOR                                 FOUNDING       PRO FORMA           AS
                                         SURGERY        MEGATECH         PCI        COMPANIES     ADJUSTMENTS       ADJUSTED
                                       ------------     ---------     ---------     ---------     -----------      ----------
REVENUES.............................   $4,969,412      $3,327,669    $4,019,557    $8,370,588    $   --           $64,772,631
COST OF REVENUES.....................    3,427,746      2,003,922     1,968,338     5,721,028         --           44,622,769
                                       ------------     ---------     ---------     ---------     -----------      ----------
 Gross profit........................    1,541,666      1,323,747     2,051,219     2,649,560         --           20,149,862
SELLING EXPENSES.....................      537,415        531,105       455,649     1,057,985        (71,861)(j)    7,605,363
GENERAL & ADMINISTRATIVE EXPENSES....      908,227        494,906       883,057     1,304,830     (1,808,418)(k)    6,710,701
                                                                                                    (166,432)(m)
DEPRECIATION & AMORTIZATION..........       46,732          6,862        95,491       61,556         285,570 (n)      982,586
                                       ------------     ---------     ---------     ---------     -----------      ----------
INCOME FROM OPERATIONS...............       49,292        290,874       617,022      225,189       1,761,141        4,851,212
OTHER INCOME (EXPENSE)
 Interest income.....................        3,645             21           836        2,708          --               74,049
 Interest expense....................      (66,758)       (12,790)       (6,460)      (1,695)       395,523 (o)       (50,000)
 Other...............................       15,936         75,000        63,629         (564)      (169,110)(p)       (54,916)
                                       ------------     ---------     ---------     ---------     -----------      ----------
INCOME BEFORE INCOME TAXES...........        2,115        353,105       675,027      225,638       1,987,554        4,820,345
PROVISION (BENEFIT) FOR INCOME
 TAXES...............................      (10,888)        --            --          (11,182)     1,573,166 (q)     2,116,692
                                       ------------     ---------     ---------     ---------     -----------      ----------
NET INCOME (LOSS)....................   $   13,003      $ 353,105     $ 675,027     $236,820      $  414,388       $2,703,653
                                       ============     =========     =========     =========     ===========      ==========
PRO FORMA NET INCOME PER SHARE.......                                                                              $     0.30
                                                                                                                   ==========
SHARES USED IN COMPUTING PRO FORMA
 NET INCOME PER SHARE................                                                                               9,161,355(r)
                                                                                                                   ==========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                                                                                       PRODUCTS FOR
                                         TRIAD          THI           HTD          SUN          CMS        KENTEC        SURGERY
                                       ----------    ----------    ---------    ---------    ---------    ---------    ------------
REVENUES.............................  $   --       $22,365,837   $9,496,658   $6,327,011   $4,633,716   $6,644,722     $ 3,625,654
COST OF REVENUES.....................      --        16,320,094    6,397,816    4,060,634    3,424,799    4,605,321       2,182,922
                                       ----------    ----------    ---------    ---------    ---------    ---------    ------------
  Gross profit.......................      --         6,045,743    3,098,842    2,266,377    1,208,917    2,039,401       1,442,732

SELLING EXPENSES.....................      --         2,452,172    1,489,716      857,620      327,436      760,833         583,869
GENERAL & ADMINISTRATIVE EXPENSES....   4,034,859     2,347,483    1,078,319      980,929      383,243    1,351,508       1,130,306
DEPRECIATION & AMORTIZATION..........         800       648,483      102,923       30,000       13,172       47,011          38,165
                                       ----------    ----------    ---------    ---------    ---------    ---------    ------------
INCOME (LOSS) FROM OPERATIONS........  (4,035,659)      597,605      427,884      397,828      485,066     (119,951)       (309,608)

OTHER INCOME (EXPENSE)
  Interest income....................       1,241        15,566        3,627       58,031        8,935       19,960          22,846
  Interest expense...................    (179,635)     (255,639)     (30,868)    (116,621)        (570)      --             (18,117)
  Other..............................      --            14,238      (10,670)      --           27,500       (3,013)        408,743
                                       ----------    ----------    ---------    ---------    ---------    ---------    ------------
INCOME (LOSS) BEFORE INCOME TAXES....  (4,214,053)      371,770      389,973      339,238      520,931     (103,004)        103,864

PROVISION (BENEFIT) FOR INCOME
  TAXES..............................      --           142,037      163,609      273,109       --          (12,991)         53,246
                                       ----------    ----------    ---------    ---------    ---------    ---------    ------------
NET INCOME (LOSS)....................  $(4,214,053)  $  229,733    $ 226,364    $  66,129    $ 520,931    $ (90,013)    $    50,618
                                       ==========    ==========    =========    =========    =========    =========    ============
PRO FORMA NET INCOME PER SHARE.......
SHARES USED IN COMPUTING PRO FORMA
  NET INCOME PER SHARE...............
                                                      OTHER
                                                    FOUNDING      PRO FORMA         AS
                                       MEGATECH     COMPANIES    ADJUSTMENTS     ADJUSTED
                                       ---------    ---------    -----------    ----------
REVENUES............................. $3,217,241   $8,578,845    $   --        $64,889,684
COST OF REVENUES.....................  1,932,450    5,832,103        --         44,756,139
                                       ---------    ---------    -----------    ----------
  Gross profit.......................  1,284,791    2,746,742        --         20,133,545
SELLING EXPENSES.....................    538,849    1,002,187        (18,245)(j) 7,994,437
GENERAL & ADMINISTRATIVE EXPENSES....    427,346    1,200,736     (1,135,421)(k) 7,724,245
                                                                  (3,758,097)(l)
                                                                    (316,966)(m)
DEPRECIATION & AMORTIZATION..........     24,428       82,650        285,570(n)  1,273,202
                                       ---------    ---------    -----------    ----------
INCOME (LOSS) FROM OPERATIONS........    294,168      461,169      4,943,159     3,141,661
OTHER INCOME (EXPENSE)
  Interest income....................     --            2,865        --            133,071
  Interest expense...................     (6,879)     (55,693)       614,022(o)    (50,000)
  Other..............................     60,000       19,322       (621,986)(p)  (105,866)
                                       ---------    ---------    -----------    ----------
INCOME (LOSS) BEFORE INCOME TAXES....    347,289      427,663      4,935,195     3,118,866
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................     --           71,521        691,510(q)  1,382,041
                                       ---------    ---------    -----------    ----------
NET INCOME (LOSS)....................  $ 347,289    $ 356,142    $ 4,243,685    $1,736,825
                                       =========    =========    ===========    ==========
PRO FORMA NET INCOME PER SHARE.......                                           $     0.19
                                                                                ==========
SHARES USED IN COMPUTING PRO FORMA
  NET INCOME PER SHARE...............                                            9,161,355(r)
                                                                                ==========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  TRIAD MEDICAL INC. BACKGROUND:

     TRIAD was founded to create a national leader in the contract sale and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute facilities, home care companies and specialty physician groups). TRIAD has conducted no operations to date and will acquire the Founding Companies concurrently with the closing of the Offering.

2.  HISTORICAL FINANCIAL STATEMENTS:

     The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective Founding Companies' financial statements. All Founding Companies have a December 31 year-end or have been converted to a December 31 year-end, except for Professional Equipment, which has an October 31 year-end, and New England Specialties, which has a March 31 year-end. The historical financial statements included elsewhere in this Prospectus have been included in accordance with Regulation S-X, Rule 3-05, promulgated by the Securities and Exchange Commission.

3.  ACQUISITION OF FOUNDING COMPANIES:

     TRIAD will account for the Acquisitions using the purchase method of accounting, with THI being treated as the acquirer for financial statement presentation purposes.

     The following table sets forth the consideration to be paid in (i) cash and
(ii) shares of TRIAD's Common Stock, par value $0.001 per share (Common Stock), for the Founding Companies. For purposes of computing the estimated purchase price for accounting purposes, the value of the Common Stock was determined using an estimated fair value of $8.25 per share, which represents a discount of 25 percent from the assumed initial public offering price of $11.00 due to restrictions on the sale and transferability of the shares issued. The estimated purchase price for the Acquisitions is based on preliminary estimates and is subject to certain purchase price adjustments at and following closing. The table does not reflect (1) the redemption of HTD preferred stock for approximately $450,000, (2) distributions totaling $4.2 million by Founding Companies that are S Corporations to their stockholders which constitute undistributed earnings, which have been taxed to those stockholders ("S Corporation Distributions") or, (3) the cash surrender value of certain insurance policies of $0.3 million.

                                                        SHARES OF
                                            CASH         COMMON
                                       CONSIDERATION      STOCK
                                       --------------  -----------
THI..................................  $    8,696,559    1,451,322
HTD..................................       2,475,000      530,357
Sun..................................       2,050,000      571,429
CMS..................................       1,600,000      350,000
Kentec...............................       3,240,000      232,857
Products for Surgery.................       2,250,000      203,571
MegaTech.............................        --            300,000
Omni.................................         200,000      128,571
New England Specialties..............         553,500       88,750
Professional Equipment...............         435,000       48,929
Wilson...............................         720,000       91,429
                                       --------------  -----------
          Total......................  $   22,220,059    3,997,215
                                       ==============  ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Of the estimated total purchase price of $35.5 million (based on the fair value of the shares to be issued in the Acquisitions and excluding THI, the accounting acquirer), $12.7 million has been allocated to the assets acquired and liabilities assumed. The remaining $22.8 million represents the purchase price paid to holders of the common stock of the Founding Companies in excess of the net assets acquired.

     Management of TRIAD anticipates, based on its preliminary analysis, that the historical carrying value of the Founding Companies' assets and liabilities will approximate fair value. Accordingly, the amount allocated to goodwill is $22.8 million. Management of TRIAD has not identified any other material tangible or identifiable intangible assets of the Founding Companies to which a portion of the purchase price should be allocated.

4.  UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

(a) Records the distribution of the accumulated adjustment accounts of Founding Companies that are S Corporations.

(b) Records the distribution of cash surrender value of life insurance policies and other personal assets to stockholders.

(c) Records the purchase of the Founding Companies, including the cash consideration and Common Stock consideration due to the stockholders of the Founding Companies. This adjustment assumes there will be no post-closing adjustments to the purchase prices.

(d)   Records TRIAD's issuance of shares to THI, the acquiring company.

(e) Records the conversion of 300,000 shares of TRIAD preferred stock into 449,213 shares of Common Stock.

(f) Records the sale of 100,000 shares of Common Stock to investors, including certain stockholders of TRIAD and the Founding Companies.

(g) Reflects the net deferred income tax assets attributable to the temporary differences between financial reporting and income tax bases of assets and liabilities currently held in S Corporations.

(h) Records the estimated proceeds from the issuance of 4,000,000 shares of Common Stock at an assumed offering price of $11 per share, net of estimated underwriting discount and offering costs of $7.0 million ($1.2 million accrued prior to filing), including repayment of advances received from Equus II to fund offering costs. Offering costs primarily consist of accounting fees, legal fees, regulatory filing fees and printing expenses.

(i) Records the payment to founders and the repayment of certain liabilities and debt obligations with the net proceeds from the Offering including $2.9 million of notes payable to stockholders or related parties of certain Founding Companies of which $0.7 million was current at June 30, 1997.

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                                                        PRO FORMA
                                          (A)        (B)        (C)         (D)        (E)         (F)         (G)     ADJUSTMENTS
                                       ---------  ---------  ----------  ---------  ----------  ----------  ---------  -----------
Cash and cash equivalents............   (300,000)              (450,000)                           500,000               (250,000)
Goodwill.............................                        22,845,598                                                22,845,598
Other noncurrent assets..............              (260,638)  1,908,000                                        32,665   1,680,027
Short-term payables..................  (3,900,000)                                                                     (3,900,000)
Accounts payable and accrued
  liabilities........................                        (1,000,000)                                               (1,000,000)
Pro forma cash consideration due to
  Founding Companies.................                        (13,523,500) (8,696,559)                                 (22,220,059)
Long-term debt, net of current
  maturities.........................                         1,035,000                                                 1,035,000
Mandatorily redeemable preferred
  stock of HTD.......................                           450,000                                                   450,000
Preferred stock......................                                                      300                                300
Common stock.........................                         2,750,253       22,498      (449)      (100)              2,772,202
Additional paid-in capital...........  4,200,000    260,638 (19,286,805)  12,888,114       149   (499,900)             (2,437,804)
Retained earnings....................                         5,578,367   (4,214,053)                          (32,665) 1,331,649
Treasury stock.......................                          (306,913)    --                                           (306,913)
                                       ---------  ---------  ----------  ---------  ----------  ----------  ---------  -----------
                                          --         --          --         --          --          --         --          --
                                       =========  =========  ==========  =========  ==========  ==========  =========  ===========
                                                                                                               POST-
                                                                                                              MERGER
                                                                                       (H)         (I)      ADJUSTMENTS
                                                                                    ----------  ----------  -----------
Cash and cash equivalents............                                               38,813,137 (37,890,134)    923,003
Other noncurrent assets..............                                               (2,071,193)             (2,071,193)
Current maturities of long-term
  debt...............................                                                            2,058,356   2,058,356
Short-term payables..................                                                            6,135,188   6,135,188
Accounts payable and accrued
  liabilities........................                                                            1,166,708   1,166,708
Pro forma cash consideration due to
  Founding Companies.................                                                           22,220,059  22,220,059
Long-term debt, net of current
  maturities.........................                                                            4,065,258   4,065,258
Notes payable to stockholders and
  related parties, net of current
  maturities.........................                                                            2,244,565   2,244,565
Common stock.........................                                                   (4,000)                 (4,000)
Additional paid-in capital...........                                              (36,737,944)            (36,737,944)
                                                                                    ----------  ----------  -----------
                                                                                        --          --          --
                                                                                    ==========  ==========  ===========

                   TRIAD MEDICAL INC. AND FOUNDING COMPANIES
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS:

(j) Reduce sales commission expense for the elimination of special sales programs of certain Founding Companies.

(k) Reduce compensation expenses to the contractual levels the owners and key employees of the Founding Companies have agreed to receive subsequent to the Acquisitions.

(l) Reflects the reversal of the $3.9 million non-recurring non-cash compensation charge by TRIAD related to the issuance of 548,545 shares of common stock to management. The historical financial statements of TRIAD include a compensation charge representing the difference between the amounts paid for the shares issued to the Company's management and their estimated value on the date of the sale as if the acquisition had occurred. This reversal is offset by a $123,000 charge for recurring contractual salary expenses of management.

(m) Eliminates one-time ESOP tax exposure recorded by one of the Founding Companies.

(n)   Records goodwill amortization expense using a 40-year estimated life.

(o) Reduce interest expense for repayment of certain debt obligations which will be repaid from the net proceeds from the Offering.

(p) Eliminates one-time settlement received from vendors for early extinguishment of supply contract obligations.

(q) Records the incremental provision for federal and state income taxes relating to the compensation and sales commission expenses, S Corporation income, other pro forma adjustments and the inclusion of all Founding Companies in a consolidated federal income tax return.

(r) The number of shares estimated to be outstanding on completion of the Offering includes the following:

     Issued to management ....................................           548,545
     Issued to financial sponsor in exchange
       for convertible preferred stock .......................           449,213
     Sale to investors, including management .................           100,000
     Issued to acquire Founding Companies ....................         3,997,215
     Issued in the Offering ..................................         4,000,000
                                                                       ---------
     Shares estimated to be outstanding ......................         9,094,973
                                                                       ---------
     Net effect of TRIAD stock options
       using the Treasury Stock method .......................            66,382
                                                                       ---------
     Shares used in computing pro forma
       net income per share ..................................         9,161,355
                                                                       =========

     Such share number does not include (i) an aggregate of 831,200 shares subject to options granted under TRIAD's 1997 Incentive Plan which have an exercise price equal to the offering price per share, and (ii) warrants to purchase up to 100,000 and 25,000 shares of Common Stock, each at a purchase price equal to the initial public offering price per share, issued by TRIAD to Equus II Incorporated in connection with TRIAD's start-up funding and PENMAN Private Equity and Mezzanine Fund, L.P. in consideration for financial advisory services performed on behalf of TRIAD, respectively. See "Management -- Option Grants" and "Certain Transactions -- Organization of TRIAD."

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TRIAD Medical Inc.:

     We have audited the accompanying balance sheet of TRIAD Medical Inc. (a Delaware corporation) as of June 30, 1997, and the related statements of operations, stockholders' equity and cash flows for the period from inception (April 7, 1997) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TRIAD Medical Inc. as of June 30, 1997 and the results of its operations and its cash flows for the period from inception (April 7, 1997) to June 30, 1997 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
September 5, 1997

                               TRIAD MEDICAL INC.
                                 BALANCE SHEET

                                          JUNE 30,
                                            1997
                                       --------------
               ASSETS
CASH.................................  $      134,843
DEFERRED OFFERING COSTS..............       2,071,193
EQUIPMENT, net.......................          15,145
                                       --------------
          Total assets...............  $    2,221,181
                                       ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
NOTES PAYABLE, net of discount of
  $228,571...........................  $      646,429
ACCRUED EXPENSES AND OTHER CURRENT
  LIABILITIES........................       1,166,708
                                       --------------
          Total liabilities..........       1,813,137
                                       --------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par
      value; 1,000,000 shares
      authorized, 300,000 shares
      (Series A Convertible) issued
      and outstanding................             300
     Common stock, $.001 par value;
      20,000,000 shares authorized,
      548,545 shares issued and
      outstanding....................             549
     Warrant to purchase common
      stock..........................         400,000
     Additional paid-in capital......       4,221,248
     Accumulated deficit.............      (4,214,053)
                                       --------------
          Total stockholders'
        equity.......................         408,044
                                       --------------
          Total liabilities and
           stockholders' equity......  $    2,221,181
                                       ==============

    The accompanying notes are an integral part of this financial statement.

                               TRIAD MEDICAL INC.
                            STATEMENT OF OPERATIONS

                                         FOR THE PERIOD
                                         FROM INCEPTION
                                        (APRIL 7, 1997)
                                        TO JUNE 30, 1997
                                        ----------------
OPERATING EXPENSES:
     Compensation expense relating to
      common stock issued to
      management.....................     $  3,881,097
     General and administrative......          153,762
     Depreciation....................              800
                                        ----------------
          Total operating expenses...        4,035,659
                                        ----------------
          Loss from operations.......       (4,035,659)
                                        ----------------
OTHER INCOME (EXPENSE):
     Interest income.................            1,241
     Interest expense................         (179,635)
                                        ----------------
NET LOSS.............................     $ (4,214,053)
                                        ================

    The accompanying notes are an integral part of this financial statement.

                               TRIAD MEDICAL INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
         FOR THE PERIOD FROM INCEPTION (APRIL 7, 1997) TO JUNE 30, 1997

                                              SERIES A
                                          PREFERRED STOCK      COMMON STOCK      WARRANT TO    ADDITIONAL
                                          ----------------   ----------------     PURCHASE      PAID-IN     ACCUMULATED
                                          SHARES    AMOUNT   SHARES    AMOUNT   COMMON STOCK    CAPITAL       DEFICIT
                                          -------   ------   -------   ------   ------------   ----------   -----------
Balance at inception (April 7, 1997)....    --      $  --      --      $  --      $ --         $   --       $   --
Issuance of preferred stock.............  300,000     300      --         --        --            299,700       --
Issuance of common stock................    --         --    548,545     549        --          3,921,548       --
Issuance of warrant to purchase common
  stock in connection with the issuance
  of notes payable......................    --         --      --         --       400,000         --           --
Net loss................................    --         --      --         --        --             --        (4,214,053)
                                          -------   ------   -------   ------   ------------   ----------   -----------
Balance at June 30, 1997................  300,000   $ 300    548,545   $ 549      $400,000     $4,221,248   $(4,214,053)
                                          =======   ======   =======   ======   ============   ==========   ===========

                                              TOTAL
                                          STOCKHOLDERS'
                                             EQUITY
                                          -------------
Balance at inception (April 7, 1997)....   $   --
Issuance of preferred stock.............       300,000
Issuance of common stock................     3,922,097
Issuance of warrant to purchase common
  stock in connection with the issuance
  of notes payable......................       400,000
Net loss................................    (4,214,053)
                                          -------------
Balance at June 30, 1997................   $   408,044
                                          =============

    The accompanying notes are an integral part of this financial statement.

                               TRIAD MEDICAL INC.
                            STATEMENT OF CASH FLOWS

                                         FOR THE PERIOD
                                         FROM INCEPTION
                                        (APRIL 7, 1997)
                                        TO JUNE 30, 1997
                                        ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss........................     $ (4,214,053)
  Adjustments to reconcile net loss
     to net cash used in operating
     activities --
     Amortization of debt discount
     and depreciation................          172,229
     Compensation expense relating to
      common stock issued to
      management.....................        3,881,097
     Increase (decrease) in operating
      cash flows resulting from:
       Deferred offering costs.......       (2,071,193)
       Accrued accounting, legal and
        professional fees............        1,150,883
       Accrued expenses and other
        current liabilities..........           15,825
                                        ----------------
          Net cash used in operating
           activities................       (1,065,212)
                                        ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment...........          (15,945)
                                        ----------------
          Net cash used in investing
           activities................          (15,945)
                                        ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of notes
     payable and related common stock
     warrant.........................          875,000
     Proceeds from issuance of series
      A convertible preferred
      stock..........................          300,000
     Proceeds from issuance of common
      stock..........................           41,000
                                        ----------------
          Net cash provided by
           financing activities......        1,216,000
                                        ----------------
NET INCREASE IN CASH.................          134,843
CASH, beginning of period............         --
                                        ----------------
CASH, end of period..................     $    134,843
                                        ================

    The accompanying notes are an integral part of this financial statement.

                               TRIAD MEDICAL INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     TRIAD Medical Inc., a Delaware corporation (the Company or TRIAD), was founded in April 1997 to create a national leader in the contract sales and distribution of specialty medical products designed for the hospital and alternate-site health care markets (including sub-acute care facilities, home care companies and specialty medical groups). The Company intends to (i) enter into definitive merger agreements to acquire in separate transactions (the Acquisitions) 11 other companies (the Founding Companies) for a total of $22,220,000 in cash and 3,997,215 shares of the Company's common stock, $0.001 par value (Common Stock), and (ii) complete an initial public offering of 4,000,000 shares of the Common Stock (the Offering). Subsequent to the Offering, the Company intends to continue to acquire, through merger or purchase, similar businesses to expand its national operations.

     The Company's primary assets at June 30, 1997 are cash and deferred offering costs. The Company has not conducted any operations, and its activities to date have related to the Acquisitions and the Offering. There is no assurance that the acquisitions of the Founding Companies will be completed and that the Company will be able to generate future operating revenues. Equus II Incorporated (Equus II) has committed to fund up to $2,200,000 in pre-Offering costs. The Company is dependent on the Offering to fund the amounts due to Equus II, the pending Acquisitions and related transactions and future operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The financial statements presented have been prepared on the accrual basis of accounting.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash and notes payable. The carrying amounts of those instruments reported in the balance sheet are considered to be representative of their respective fair values, due to the short-term nature of such financial instruments and the current interest rate environment.

  DEFERRED OFFERING COSTS

     Deferred offering costs consist of accounting, legal and consulting fees. These costs will be treated as a reduction of the Offering proceeds.

  EQUIPMENT

     Equipment is stated at cost and depreciation is computed using the straight-line method over a five year estimated useful life.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

                               TRIAD MEDICAL INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The Company has recorded a full valuation allowance against all deferred income tax assets due to the uncertainty of ultimate realizability. Accordingly, no income tax benefit has been recorded for the current period loss.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. If the Company does not complete the Offering in 1997, it will be required to adopt SFAS No. 129 in 1997. In the opinion of management, SFAS No. 129 will not significantly change the Company's existing financial statement disclosures.

3.  EQUIPMENT:

     Equipment consists of the following at June 30, 1997:

     Office equipment and fixtures...........  $  15,945
     Less -- accumulated depreciation........       (800)
                                               ---------
     Equipment, net..........................  $  15,145
                                               =========

4.  NOTES PAYABLE:

     The Company has borrowings from Equus II under a $2,200,000 credit facility totaling $875,000 at June 30, 1997. The borrowings are unsecured, bear interest at a bank's prime rate plus 0.5 percent (9.0 percent at June 30, 1997), and mature at the earlier of January 31, 1998 or the date the Offering closes. The credit facility contains various restrictive covenants, including provisions relating to restrictions on the issuance of additional shares of capital stock or convertible securities, declaration of dividends and additional indebtedness. The Company was in compliance with all its covenants at August 22, 1997. In addition, the credit facility requires Equus II to have a representative on the Company's Board of Directors.

     In connection with the credit facility, the Company issued a warrant to Equus II to purchase up to 100,000 shares of Common Stock at a purchase price equal to the initial public offering price per share in the Offering, subject to adjustment in certain circumstances. The warrant may be exercised at any time or from time to time until five years from the date the Offering closes. The warrant was valued at $400,000, which resulted in an original issue discount on the notes payable. The original issue discount is being amortized as additional interest expense over the expected life of the notes payable. The unamortized original issue discount at June 30, 1997 was $228,571.

5.  STOCKHOLDERS' EQUITY:

     In connection with its organization and capitalization, the Company issued and sold 548,545 shares of Common Stock at approximately $.08 per share to certain officers of the Company for total proceeds of $41,000. The Company recorded a non-recurring, non-cash compensation charge of $3,881,097, representing the difference between the amount paid and the value of the shares on the date of issuance estimated based on an assumed initial public offering price of $11.00 per share.

     In connection with the credit facility discussed in Note 4, the Company issued 300,000 shares of its series A convertible preferred stock at $1.00 per share to Equus II. Such shares are subject to certain voting restrictions and are convertible into 449,213 shares of Common Stock one year after the date of issuance (see Note 9).

                               TRIAD MEDICAL INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     TRIAD's Certificate of Incorporation, as amended, authorizes the issuance, without stockholder approval, of one or more series of preferred stock having such preferences, powers and relative, participating, optional and other rights (including preferences over the Common Stock respecting dividends and distributions and voting rights) as TRIAD's board of directors may determine.

     SFAS No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB No. 25). Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied. No awards were issued for which such disclosure would be required. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to its future financial statements.

     On September 5, 1997 the Company effected an approximately 1.34-for-one stock split of the outstanding Common Stock for each share of Common Stock outstanding. The effects of the stock split have been retroactively reflected in the accompanying financial statements and in these notes.

6.  INCOME TAXES:

     There were no income taxes recorded for the period ended June 30, 1997 due to the Company's incurring a net operating loss for financial reporting and income tax reporting purposes. Management has provided a valuation allowance equal to the amount of the deferred income tax asset related to the net operating loss carryforward.

     As of June 30, 1997, the Company has a net operating loss carryforward for income tax reporting purposes of approximately $338,000. These net operating loss carryforwards are scheduled to expire in 2012.

7.  RELATED PARTY TRANSACTIONS:

     The Company leases its office space from a company owned in part by an officer of the Company under a month-to-month lease. The total rent paid under the lease was approximately $5,600 for the period from inception (April 7, 1997) to June 30, 1997.

8.  COMMITMENTS AND CONTINGENCIES:

  EMPLOYMENT CONTRACTS

     The Company has entered into employment agreements with certain officers of the Company. If an officer's employment is terminated without cause, the officer would be entitled to six months' compensation from the date of termination.

  COMMON STOCK OPTIONS

     The Company has committed to issue options to purchase 972,987 shares of Common Stock, 831,200 of which will have an exercise price equal to the initial public offering price per share and 141,787 of which will have a weighted average exercise price of $5.85 per share. In general, the terms of the option awards (including vesting schedules) will be established by the compensation committee of the Company's board of directors.

9.  EVENTS SUBSEQUENT TO THE DATE OF AUDITORS' REPORT (UNAUDITED):

     On September 5, 1997 the series A convertible preferred stock was amended to remove the one-year holding restriction (see Note 5) and was converted into 449,213 shares of Common Stock.

     On September 8, 1997, the Company and its stockholders approved the TRIAD Medical Inc. 1997 Incentive Plan (the Plan), which provides for the granting or awarding of stock options to employees,

                               TRIAD MEDICAL INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

nonemployee directors and nonemployee consultants who provide services to TRIAD. The number of shares authorized and reserved for issuance under the Plan is limited to the greater of 1,130,000 or 12.5 percent of the number of shares of Common Stock outstanding on the last day of the preceding calendar quarter. As discussed in Note 8, the Company has previously committed to issue options to purchase 972,987 shares of Common Stock at a price equal to the initial public offering price per share.

     On September 8, 1997, the Company issued and sold in a private placement 100,000 shares of Common Stock at a price of $5.00 per share to certain directors, executive officers of the Founding Companies and certain other investors.

     On September 8, 1997, the Company issued a warrant to a shareholder of one of the Founding Companies to purchase 25,000 shares of Common Stock at a price equal to the initial public offering price per share issued in connection with the Company's formation.

     On September 9, 1997, the Company entered into definitive merger agreements with the Founding Companies, providing for the acquisition of the Founding Companies by TRIAD.

     The Company intends to obtain a new credit facility (the "New Credit Facility") in connection with this Offering. The Company has initiated conversations with a financial institution to establish the terms of the New Credit Facility and, on the basis of those discussions, expects the New Credit Facility will provide an initial credit line of approximately $40 million.

     On September 11, 1997, the Company filed a registration statement on Form S-1 relating to the Offering. An investment in shares of Common Stock involves a high degree of risk, including, among others, absence of a combined operating history, dependence on acquisitions for growth, history of loss of product lines, need for additional financing and dependence on key personnel. See "Risk Factors."

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TRIAD Holdings, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of TRIAD Holdings, Inc. (a Delaware corporation) and subsidiaries, as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TRIAD Holdings, Inc. and subsidiaries, as of December 31, 1995 and 1996, and the results of their consolidated operations and their consolidated cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
August 1, 1997

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                                   DECEMBER 31,
                                          ------------------------------     JUNE 30,
                                               1995            1996            1997
                                          --------------  --------------  --------------
                                                                           (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $        7,273  $      816,560  $       52,481
     Accounts receivable, net of
       allowance of $147,959, $193,863
       and $177,659, respectively.......       4,579,763       5,915,999       8,113,372
     Inventories, net...................       2,889,002       3,993,437       4,755,229
     Prepaid expenses and other current
       assets...........................         774,484         929,112         604,003
     Deferred income taxes..............         289,000         420,000         354,000
                                          --------------  --------------  --------------
               Total current assets.....       8,539,522      12,075,108      13,879,085
                                          --------------  --------------  --------------
PROPERTY AND EQUIPMENT, net.............         251,981         626,409         680,349
RENTAL EQUIPMENT, net...................       1,844,053       2,465,225       4,125,767
INTANGIBLES.............................        --             2,812,436       4,431,410
OTHER NON-CURRENT ASSETS................         117,388          83,301          11,583
                                          --------------  --------------  --------------
               Total assets.............  $   10,752,944  $   18,062,479  $   23,128,194
                                          ==============  ==============  ==============

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current obligations under capital
       leases...........................  $      321,865  $      564,093  $      620,259
     Current maturities of long-term
       debt.............................       2,490,664         778,000       1,792,652
     Current maturities of notes payable
       to stockholders..................          27,094         234,114         234,114
     Accounts payable and accrued
       expenses.........................       6,227,034       4,594,473       7,278,646
                                          --------------  --------------  --------------
               Total current
                  liabilities...........       9,066,657       6,170,680       9,925,671
                                          --------------  --------------  --------------
CAPITAL LEASE OBLIGATIONS, net of
  current maturities....................         274,884         479,878         510,948
LONG-TERM DEBT, net of current
  maturities............................        --             2,917,500       3,636,168
NOTES PAYABLE TO STOCKHOLDERS, net of
  current maturities....................          70,547         468,229         468,229
DEFERRED INCOME TAXES...................         267,000         307,000         293,000
OTHER LONG-TERM LIABILITIES.............       1,142,343       1,171,710       1,141,963
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Class A convertible common stock,
       $.01 par value, 1,500,000 shares
       authorized, 1,362,190 issued and
       outstanding in 1996 and 1997.....        --                13,621          13,621
     Class B common stock, $.01 par
       value, 3,000,000 shares
       authorized, 979,845 issued and
       outstanding in 1996; 1,032,845
       issued and outstanding in 1997...        --                 9,798          10,328
     Common stock, no par value,
       10,000,000 shares authorized,
       1,116,300 issued and outstanding X
       in 1995..........................         254,804        --              --
     Additional paid-in capital.........        --             6,140,982       6,515,452
     Retained earnings..................        (323,291)        383,081         612,814
                                          --------------  --------------  --------------
               Total stockholders'
                  equity................         (68,487)      6,547,482       7,152,215
                                          --------------  --------------  --------------
               Total liabilities and
                  stockholders'
                  equity................  $   10,752,944  $   18,062,479  $   23,128,194
                                          ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                    SIX MONTHS
                                                     YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                          ----------------------------------------------  ------------------------------
                                               1994            1995            1996            1996            1997
                                          --------------  --------------  --------------  --------------  --------------
                                                                                                   (UNAUDITED)
REVENUES................................  $   22,223,180  $   29,167,355  $   35,648,949  $   16,894,302  $   22,365,837
COST OF REVENUES........................      16,180,124      21,802,825      26,656,397      12,862,460      16,320,094
                                          --------------  --------------  --------------  --------------  --------------
          Gross profit..................       6,043,056       7,364,530       8,992,552       4,031,842       6,045,743
SELLING EXPENSES........................       2,518,124       3,115,960       3,622,672       1,652,268       2,452,172
GENERAL AND ADMINISTRATIVE EXPENSES.....       1,813,184       2,146,309       3,017,319       1,215,140       2,347,483
DEPRECIATION AND
  AMORTIZATION..........................         530,562         561,428         763,071         313,318         648,483
                                          --------------  --------------  --------------  --------------  --------------
     Total operating expenses...........       4,861,870       5,823,697       7,403,062       3,180,726       5,448,138
                                          --------------  --------------  --------------  --------------  --------------
Income from operations..................       1,181,186       1,540,833       1,589,490         851,116         597,605
OTHER INCOME (EXPENSE):
     Interest income....................          27,682          30,164          64,588          22,196          15,566
     Interest expense...................        (496,184)       (538,915)       (368,831)       (210,962)       (255,639)
     Other income (expense), net........         (21,705)         15,476        (113,990)        (36,571)         14,238
                                          --------------  --------------  --------------  --------------  --------------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.................................         690,979       1,047,558       1,171,257         625,779         371,770
PROVISION FOR INCOME TAXES..............         102,700         420,600         464,885         261,185         142,037
                                          --------------  --------------  --------------  --------------  --------------
NET INCOME..............................  $      588,279  $      626,958  $      706,372  $      364,594  $      229,733
                                          ==============  ==============  ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                           TRIAD HOLDINGS, INC. COMMON STOCK
                                       -----------------------------------------
                                                                                    TRIAD MEDICAL, INC.
                                             CLASS A               CLASS B             COMMON STOCK         ADDITIONAL
                                       -------------------   -------------------   ---------------------     PAID-IN     RETAINED
                                        SHARES     AMOUNT     SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL     EARNINGS
                                       ---------   -------   ---------   -------   ---------   ---------    ----------  ----------
BALANCE, December 31, 1993...........     --       $ --         --       $ --      1,094,500   $ 222,883    $   --      $(1,538,528)
    Common stock sold for cash.......     --         --         --         --          5,000       5,500        --          --
    Common stock issued for
      services.......................     --         --         --         --          2,500       8,661        --          --
    Net income.......................     --         --         --         --         --          --            --         588,279
                                       ---------   -------   ---------   -------   ---------   ---------    ----------  ----------
BALANCE, December 31, 1994...........     --         --         --         --      1,102,000     237,044        --        (950,249)
    Common stock sold for cash.......     --         --         --         --         14,300      17,760        --          --
    Net income.......................     --         --         --         --         --          --            --         626,958
                                       ---------   -------   ---------   -------   ---------   ---------    ----------  ----------
BALANCE, December 31, 1995...........     --         --         --         --      1,116,300     254,804        --        (323,291)
    Class A common stock sold for
      cash...........................  1,362,190   13,621       --         --         --          --         6,770,827      --
    Repurchase and conversion of TMI
      common stock to Class B common
      stock..........................     --         --        889,269    8,893    (1,116,300)  (254,804)   (1,004,089)     --
    Stock options exercised..........     --         --         30,576      305       --          --            44,844      --
    Issuance of common stock in
      connection with acquisition of
      PCI............................     --         --         60,000      600       --          --           329,400      --
    Net income.......................     --         --         --         --         --          --            --         706,372
                                       ---------   -------   ---------   -------   ---------   ---------    ----------  ----------
BALANCE, December 31, 1996...........  1,362,190   13,621      979,845    9,798       --          --         6,140,982     383,081
    Issuance of common stock in
      connection with acquisition of
      Medrep Medical, Inc.
      (unaudited)....................     --         --         22,000      220       --          --           149,780      --
    Issuance of common stock in
      connection with acquisition of
      Eclipse, Inc. (unaudited)......     --         --         31,000      310       --          --           224,690      --
    Net income (unaudited)...........     --         --         --         --         --          --            --         229,733
                                       ---------   -------   ---------   -------   ---------   ---------    ----------  ----------
BALANCE, June 30, 1997 (unaudited)...  1,362,190   $13,621   1,032,845   $10,328      --       $  --        $6,515,452  $  612,814
                                       =========   =======   =========   =======   =========   =========    ==========  ==========

                                         TOTAL
                                       ----------
BALANCE, December 31, 1993........... $(1,315,645)
    Common stock sold for cash.......       5,500
    Common stock issued for
      services.......................       8,661
    Net income.......................     588,279
                                       ----------
BALANCE, December 31, 1994...........    (713,205)
    Common stock sold for cash.......      17,760
    Net income.......................     626,958
                                       ----------
BALANCE, December 31, 1995...........     (68,487)
    Class A common stock sold for
      cash...........................   6,784,448
    Repurchase and conversion of TMI
      common stock to Class B common
      stock..........................  (1,250,000)
    Stock options exercised..........      45,149
    Issuance of common stock in
      connection with acquisition of
      PCI............................     330,000
    Net income.......................     706,372
                                       ----------
BALANCE, December 31, 1996...........   6,547,482
    Issuance of common stock in
      connection with acquisition of
      Medrep Medical, Inc.
      (unaudited)....................     150,000
    Issuance of common stock in
      connection with acquisition of
      Eclipse, Inc. (unaudited)......     225,000
    Net income (unaudited)...........     229,733
                                       ----------
BALANCE, June 30, 1997 (unaudited)...  $7,152,215
                                       ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $    588,279  $    626,958  $    706,372  $    364,594  $    229,733
  Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities --
      Depreciation and amortization.....       530,562       561,428       763,071       313,318       648,483
      (Gain) loss on disposal of fixed
         assets.........................         7,256       (37,813)       (8,001)      (14,063)      (29,864)
      Provision for doubtful accounts...       129,610       164,900        48,041        31,765        (5,000)
      Deferred rent.....................        17,831         4,609        12,117        22,014       (29,747)
      Common stock issued for
         services.......................         8,661       --            --            --            --
      Deferred income tax provision
         (benefit)......................       (47,300)       25,300       (91,000)       27,000        52,000
      Increase (decrease) in operating
         cash flows resulting from --
           Accounts receivable..........    (1,142,133)   (1,106,238)     (141,526)     (671,929)   (1,938,131)
           Inventories..................    (1,095,248)     (620,791)     (360,786)     (201,582)     (643,327)
           Prepaids and other current
             assets.....................      (356,973)      333,138      (115,765)     (116,179)      325,796
           Other noncurrent assets......        42,876        70,766        38,682       103,870        73,313
           Accounts payable and accrued
             expenses...................     1,978,329       575,027    (1,921,743)     (323,078)    2,459,092
                                          ------------  ------------  ------------  ------------  ------------
             Net cash provided by (used
               in) operating
               activities...............       661,750       597,284    (1,070,538)     (464,270)    1,142,348
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash paid for acquisitions, net of
      cash acquired.....................       --            --         (3,814,651)      --         (1,963,794)
    Additions to property and
      equipment.........................      (109,947)     (155,456)     (436,394)     (122,792)   (1,302,632)
    Proceeds from disposals of property
      and equipment.....................        19,285       134,453        49,457        46,384        68,081
                                          ------------  ------------  ------------  ------------  ------------
             Net cash used in investing
               activities...............       (90,662)      (21,003)   (4,201,588)      (76,408)   (3,198,345)
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Borrowings on long-term debt and
      capital leases....................       --            --          3,890,000        17,985     1,400,000
    Principal payments on long-term debt
      and capital leases................      (993,697)   (1,003,763)     (799,879)     (271,146)     (808,082)
    Line of credit, net.................       440,485       451,639    (2,490,664)   (2,490,664)      700,000
    Payments on notes payable to
      stockholders......................       (39,352)      (35,608)      (97,641)      (97,641)      --
    Proceeds from sale of common
      stock.............................         5,500        17,760     6,829,597     6,791,160       --
    Repurchase of common shares.........       --            --         (1,250,000)   (1,250,000)      --
                                          ------------  ------------  ------------  ------------  ------------
             Net cash provided by (used
               in) financing
               activities...............      (587,064)     (569,972)    6,081,413     2,699,694     1,291,918
                                          ------------  ------------  ------------  ------------  ------------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (15,976)        6,309       809,287     2,159,016      (764,079)
CASH AND CASH EQUIVALENTS, at beginning
  of period.............................        16,940           964         7,273         7,273       816,560
                                          ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, at end of
  period................................  $        964  $      7,273  $    816,560  $  2,166,289  $     52,481
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Cash paid for --
         Interest.......................  $    496,000  $    360,000  $    539,000  $    211,000  $    256,000
                                          ============  ============  ============  ============  ============
         Income taxes...................  $    110,000  $    829,000  $    746,000  $    252,000  $    175,000
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF NON-CASH
  FINANCING ACTIVITIES:
    Common stock and notes payable
      issued for acquisitions...........  $    --       $    --       $  1,032,343  $    --       $    375,000
                                          ============  ============  ============  ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     TRIAD Holdings, Inc. (the Company), is primarily engaged in the contract sale and distribution of medical supplies, devices, drugs and durable equipment to home infusion health care providers throughout the United States.

     The Company conducts business through its operating subsidiaries, principally TRIAD Medical Inc. (TMI), which was incorporated in June 1980. On April 22, 1996, the Company was incorporated and TMI became its wholly owned subsidiary.

     In October 1996, the Company acquired the assets and assumed certain liabilities of PCI Medical, Inc. (PCI) for cash consideration of $3,814,651 (net of cash acquired), notes payable of $702,343 and 60,000 Class B common shares of the Company valued at $330,000. The acquisition was accounted for as a purchase and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition as follows:

Accounts receivable ......................................          $ 1,242,751
Inventory ................................................              743,649
Prepaids .................................................               38,863
Property and equipment ...................................              194,598
Rental equipment .........................................              111,407
Goodwill .................................................            2,829,938
Other assets .............................................                4,595
Accounts payable and accrued expenses ....................             (306,432)
Capital leases ...........................................              (12,375)
                                                                    -----------
                                                                    $ 4,846,994
                                                                    ===========

     The excess purchase price over the fair values of the net assets acquired has been recorded as goodwill to be amortized on a straight-line based over 40 years. Operating results of PCI from October 4, 1996, through December 31, 1996, have been included in the accompanying consolidated financial statements. See the financial statements of PCI included elsewhere herein.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $8,696,559 in cash and 1,451,322 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the consolidated financial position, results of operations and cash flows with respect to the interim consolidated financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Specifically, the Company has accrued an estimate for certain tax expenses, which are under evaluation. Accordingly, such accrual may require revision.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily alternate-site health care providers. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995 and 1996, and at June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. At December 31, 1996, and at June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  INTANGIBLE ASSETS

     The intangible assets recorded by the Company in connection with the acquisition of PCI (see Note 1) are amortized on a straight-line basis. As of June 30, 1997, accumulated amortization of intangibles amounted to $105,601. The applicable intangible amortization periods are as follows:

Goodwill................................   40 years
Patents.................................   17 years

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  DEFERRED RENT

     Certain of the Company's facilities leases include scheduled rent increases and free rent periods. For financial reporting purposes, rent expense is recognized on a straight-line basis over the lease term. The difference between rents paid pursuant to the lease agreements and rent expense for financial reporting purposes has been reported as deferred rent.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of medical products and supplies under distribution agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recorded at the time of shipment of products or performance of services. Revenues from the rental of infusion pumps and other equipment under cancellable and noncancellable operating leases are recognized as earned. Biomedical, commission and installation revenues are recognized as the services are provided. The Company also provides financing for equipment sales under sales-type lease arrangements.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  STOCK-BASED COMPENSATION

     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation." In accordance with SFAS No. 123, the Company accounts for stock option grants in accordance with Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and has adopted the "disclosure only" alternative described in SFAS No. 123.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3.  ACQUISITIONS (UNAUDITED):

     On January 17, 1997, the Company purchased certain assets and assumed certain liabilities of Medrep Medical, Inc. in exchange for 22,000 shares of its Class B common stock valued at $150,000 and cash of $435,085. The purchase price was allocated as follows:

Accounts receivable.....................  $   61,024
Rental equipment........................     372,971
Goodwill................................     352,102
Covenant not to compete.................      50,000
Other assets............................       2,282
Accounts payable and accrued expenses...    (154,672)
Capital leases..........................     (98,622)
                                          ----------
                                          $  585,085
                                          ==========

     On May 1, 1997, the Company purchased certain assets and assumed certain liabilities of Eclipse, Inc. in exchange for 31,000 shares of its Class B common stock valued at $225,000 and cash of $1,528,709. The purchase price was allocated as follows:

Accounts receivable.....................  $    193,218
Inventory...............................       118,465
Rental equipment........................       514,732
Goodwill................................     1,250,000
Accounts payable and accrued expenses...       (70,409)
Capital leases..........................      (252,297)
                                          ------------
                                          $  1,753,709
                                          ============

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        ESTIMATED           DECEMBER 31,
                                       USEFUL LIVES   ------------------------    JUNE 30,
                                         IN YEARS        1995         1996          1997
                                       ------------   ----------  ------------  ------------
                                                                                (UNAUDITED)
Office equipment.....................       5         $  179,121  $    362,549   $   476,183
Computers and software...............       5            141,603       193,146       207,393
Furniture and fixtures...............      5-7            98,502       139,398       152,519
Warehouse equipment..................       5             91,773       146,299       203,540
Test equipment.......................       5             --           116,594       129,265
Leasehold improvements...............       10            49,606       108,763       122,979
                                                      ----------  ------------  ------------
                                                         560,605     1,066,749     1,291,879
Less -- Accumulated depreciation and
  amortization.......................                   (308,624)     (440,340)     (611,530)
                                                      ----------  ------------  ------------
Property and equipment, net..........                 $  251,981  $    626,409   $   680,349
                                                      ==========  ============  ============

     Equipment financed under capital lease obligations amounted to $3,817,880 and $4,978,194 at December 31, 1995 and 1996, respectively, and $7,018,815 at June 30, 1997. Related accumulated depreciation for those assets totaled $1,973,827 and $2,512,969 at December 31, 1995 and 1996, respectively, and
$2,893,048 at June 30, 1997.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  INTANGIBLE ASSETS

     Intangible assets consist of the following at December 31, 1996:

                                           DECEMBER 31,     JUNE 30,
                                               1996           1997
                                           ------------   ------------
                                                          (UNAUDITED)
Goodwill................................    $2,812,577    $  4,414,679
Covenant not to compete.................       --               50,000
Patents.................................        36,338          72,332
                                           ------------   ------------
                                             2,848,915       4,537,011
Less -- Accumulated amortization........       (36,479)       (105,601)
                                           ------------   ------------
                                            $2,812,436    $  4,431,410
                                           ============   ============

     Amortization expense amounted to $17,502 in 1996 and is included in depreciation and amortization.

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts payable and accrued expenses consist of the following:

                                            DECEMBER 31,
                                     --------------------------      JUNE 30,
                                         1995          1996            1997
                                     ------------  ------------     -----------
                                                                    (UNAUDITED)
Accounts payable, trade............  $  5,832,875  $  4,307,181     $ 7,053,063
Accrued compensation and benefits..        32,942       134,718         119,918
Accrued commissions................        71,671        11,147          42,210
Accrued income taxes...............       250,791        60,612         --
Other payable and accrued expenses.        38,755        80,815          63,455
                                     ------------  ------------     -----------
                                     $  6,227,034  $  4,594,473     $ 7,278,646
                                     ============  ============     ===========

6.  DEBT:

     In May 1996, the Company used the proceeds from a sale of its common stock to repay the outstanding borrowings under a line of credit and incurred a related charge of $77,854, included in other income (expense), net in the accompanying consolidated statements of operations (see Note 12).

     In September 1996, TMI entered into a new credit agreement with a bank. The agreement, which expires on May 31, 1998, provides a revolving line-of-credit facility of up to $1,000,000. Borrowings under the credit agreement bear interest at the bank's prime rate plus 0.25 percent or, at the Company's option, a LIBOR rate plus 3.25 percent. The credit agreement is collateralized by all of the Company's assets and includes certain restrictive covenants.

     In October 1996, the Company entered into an agreement with a bank for an acquisition line of credit. The agreement expires in September 2001 and provides a facility of up to $5,000,000. Borrowings under the agreement bear interest at the bank's prime rate plus 0.625 percent. The agreement includes certain restrictive covenants. As of December 31, 1996 and June 30, 1997, the Company was in compliance with such covenants, after considering a waiver of certain covenants by the bank. The agreement provides that all borrowings thereunder are collateralized by all the Company's assets. The outstanding borrowings under the agreement at December 31, 1996 were $3,695,500.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The aggregate maturities of long-term debt and capital lease obligations as of December 31, 1996, are as follows:

                                           LONG-TERM      CAPITAL
                                              DEBT         LEASES
                                          ------------  ------------
Year ending December 31 --
     1997...............................  $    778,000  $    656,013
     1998...............................       778,000       431,370
     1999...............................       778,000        84,321
     2000...............................       778,000       --
     2001...............................       583,500       --
                                          ------------  ------------
                                          $  3,695,500     1,171,704
                                          ============
Less: amount representing interest......                    (127,733)
                                                        ------------
                                                        $  1,043,971
                                                        ============

  NOTES PAYABLE TO STOCKHOLDERS

     Notes payable to stockholders consist of the following:

                                                DECEMBER 31,
                                         ------------------------    JUNE 30,
                                            1995         1996          1997
                                         ----------  ------------   -----------
                                                                    (UNAUDITED)
Subordinated note payable to
  stockholder, principal and interest of
  $220,000 payable annually, maturing
  October 1999, bearing interest at
  6.53%................................. $   --      $    582,343    $  582,343
Notes payable to stockholders, due in
  various amounts through October 1999,
  interest at rates ranging from 10% to
  12%...................................     97,641       120,000       120,000
                                         ----------  ------------   -----------
                                             97,641       702,343       702,343
Less -- Current portion.................    (27,094)     (234,114)     (234,114)
                                         ----------  ------------   -----------
                                         $   70,547  $    468,229    $  468,229
                                         ==========  ============   ===========

7.  LEASES:

     The Company leases space for its warehouses and corporate office from third parties. Rent expense under these arrangements totaled approximately $390,000, $309,000 and $371,000 for the years ended December 31, 1994, 1995 and 1996, respectively, and was $176,000 and $390,000 for the six months ended June 30, 1996 and 1997, respectively. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     The Company acquired rental equipment totaling $443,402 and $1,040,226 under capital lease obligations in 1995 and 1996, respectively.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996, are as follows:

Year ending December 31 --
     1997...............................  $    772,872
     1998...............................       656,460
     1999...............................       570,435
     2000...............................       415,034
     2001...............................       341,943
                                          ------------
                                          $  2,756,744
                                          ============

     Total rent expense was $415,711 and $571,839 in 1995 and 1996, respectively.

     As discussed in Note 2, the Company rents certain equipment under noncancellable operating leases. Aggregate future minimum rentals to be received under noncancellable leases in effect at December 31, 1996, are as follows:

Year ending December 31 --
     1997...............................  $  177,200
     1998...............................     128,500
     1999...............................      76,000
     2000...............................      67,200
     2001...............................      28,525
                                          ----------
                                          $  477,425
                                          ==========

8.  INCOME TAXES:

     The provision (benefit) for federal and state income taxes follows:

                                                                                 SIX MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,               JUNE 30,
                                          ----------------------------------  ----------------------
                                             1994        1995        1996        1996        1997
                                          ----------  ----------  ----------  ----------  ----------
                                                                                   (UNAUDITED)
Federal --
     Current............................  $  142,400  $  306,000  $  435,885  $  200,457  $   80,646
     Deferred...........................     (55,160)     31,300     (79,000)     21,550      40,085
State --
     Current............................      25,200      89,300     120,000      33,728       9,391
     Deferred...........................      (9,740)     (6,000)    (12,000)      5,450      11,915
                                          ----------  ----------  ----------  ----------  ----------
                                          $  102,700  $  420,600  $  464,885  $  261,185  $  142,037
                                          ==========  ==========  ==========  ==========  ==========

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                                                                   SIX MONTHS ENDED
                                                YEAR ENDED DECEMBER 31,                JUNE 30,
                                          ------------------------------------  ----------------------
                                              1994         1995        1996        1996        1997
                                          ------------  ----------  ----------  ----------  ----------
                                                                                     (UNAUDITED)
Provision at the statutory rate.........  $    234,933  $  356,170  $  398,227  $  212,765  $  126,401
Increase (decrease) resulting from --
     State income tax, net of federal
       benefit..........................        34,549      52,378      58,563      31,289      18,589
     Net operating loss carryforwards...      (160,000)     --          --          --          --
     Meals and entertainment............         5,587       7,312      12,236       5,687       9,852
     Other..............................       (12,369)      4,740      (4,141)     11,444     (12,805)
                                          ------------  ----------  ----------  ----------  ----------
                                          $    102,700  $  420,600  $  464,885  $  261,185  $  142,037
                                          ============  ==========  ==========  ==========  ==========

The tax effects of temporary differences representing deferred tax assets and liabilities result principally from the following:

                                             DECEMBER 31,
                                      --------------------------    JUNE 30,
                                          1995          1996          1997
                                      ------------  ------------   -----------
                                                                   (UNAUDITED)
Depreciation and amortization........ $   (267,000) $   (307,000)   $ (293,000)
Accruals and reserves................      289,000       420,000       354,000
                                      ------------  ------------   -----------
     Net deferred income tax assets.. $     22,000  $    113,000    $   61,000
                                      ============  ============   ===========

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale, distribution, rental and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or the results of its operations.

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

10.  SIGNIFICANT SUPPLIERS:

     Purchases from two vendors accounted for 34 percent and 25 percent of total purchases in 1995 and 1996, respectively. Although there are a limited number of suppliers, management believes that other suppliers could provide similar products on comparable terms. A change in suppliers, however, could cause a delay in product sales and a possible loss in revenues, which could affect operating results adversely.

     The Company's other significant agreements with its vendors are generally for terms of one to three years but can be terminated if the Company fails to meet certain negotiated sales volumes. The loss of one or more of the Company's relationships with its significant vendors could have a material adverse effect on the Company's consolidated financial condition and consolidated results of operations.

11.  STOCKHOLDERS' EQUITY:

     In May 1996, the Company sold 1,362,190 shares of its Class A convertible common stock (Class A Common Stock) for net cash consideration of $6,784,448 (net of offering costs of $715,552). Concurrently with that sale, the Company repurchased 227,031 shares of TMI common stock for $1,250,000, and 889,269 shares of TMI common stock were converted into shares of the Company's Class B common stock (Class B Common Stock) on a share-for-share basis.

     Holders of shares of Class A Common Stock may convert their shares into Class B Common Stock on a share-for-share basis at any time. The Class A Common Stock will be automatically converted into shares of Class B Common Stock upon the consummation of a qualified public offering that occurs before May 2000, or after May 2000 but only if the current holder of shares of Class A Common Stock shall have previously distributed its Class A Common Stock to certain third parties. Should the Company meet certain profitability objectives or if the Company's acquisition by TRIAD (referred to in Note 1) is completed, the holder of shares of Class A Common Stock will be required to return 106,465 of the previously issued shares back to the Company.

     Holders of shares of Class A Common Stock vote as a class with the holders of shares of Class B Common Stock on the basis of one vote per share. Holders of shares of Class A Common Stock are entitled to dividends or other distributions declared or paid on each share of Class A Common Stock when and in the same amount as any dividend or other distribution is declared or paid on each share of Class B Common Stock.

  STOCKHOLDERS' AGREEMENT

     Under an agreement between the Company and the holders of Class B Common Stock, (i) the Company's prior written consent is required for certain transfers and assignments of shares of Class B Common Stock, (ii) the Company has a right of first refusal on any sales of Class B Common Stock and (iii) if a holder of shares of Class B Common Stock dies, the Company is obligated to repurchase the deceased holder's shares of Class B Common Stock for the greater of the estimated fair value of the shares, as determined annually by the Company's board of directors, or the insurance proceeds received by the Company on the death of the holder. Based on the board of directors' determination of fair value, the aggregate obligation would be $7,103,876 at December 31, 1996. The Company maintains insurance on the lives of these stockholders, aggregating $5,310,000 at December 31, 1995 and 1996, respectively. The agreement will be terminated upon completion of the acquisition of the Company by TRIAD.

  STOCK OPTIONS

     A 1992 Company stock option plan (the Plan) provides for the grant of options to purchase shares of the Company's common stock to employees, officers, consultants and directors of the Company. The timing of exercise for individual option grants is at the discretion of the Plan's administrator. Each option expires no later than 10 years after the date the option is granted (five years if the option is granted to a 10 percent

                     TRIAD HOLDINGS, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

stockholder) and generally vest over a three-year period. An option granted to an employee will expire (i) one year after the employee's employment by the Company terminates because of a permanent disability or (ii) 90 days after the employee's termination of employment for any other reason.

     Stock option activity under the Plan is as follows:

                                                                       WEIGHTED
                                          SHARES                        AVERAGE
                                        SUBJECT TO       EXERCISE      EXERCISE
                                         OPTIONS          PRICE          PRICE
                                        ----------     ------------    ---------
Balance at December 31, 1994.........      62,500      $1.20-$1.80       $1.48
     Exercised.......................     (14,300)      1.30- 1.50        1.24
                                        ----------
Balance at December 31, 1995.........      48,200       1.30- 1.80        1.54
     Granted.........................      87,500       4.68- 5.51        5.32
     Exercised.......................     (30,576)      1.30- 1.60        1.48
                                        ----------     ------------    ---------
Balance at December 31, 1996.........     105,124      $1.40-$5.51       $4.67
                                        ==========     ============    =========

     At December 31, 1996, options to purchase 17,624 shares of common stock at a weighted average price of $1.47 per share were exercisable. The weighted average remaining contractual life for all options outstanding at December 31, 1996, is 2.73 years.

     The board of directors authorized the granting of options to purchase 30,000 shares of common stock, which have not been issued as of December 31, 1996.

     As discussed in Note 2, the Company has elected to follow APB Opinion No. 25 in accounting for its employee stock options because the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in the consolidated financial statements.

     The impact of adopting SFAS No. 123 was not material to the accompanying consolidated statements of operations.

12.  EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT
     PUBLIC ACCOUNTANTS (UNAUDITED):

  MERGER

     On September 9, 1997, the Company and its stockholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Healthcare Technology Delivery, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of Healthcare Technology Delivery, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Healthcare Technology Delivery, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
April 18, 1997

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 31,
                                       --------------------------     JUNE 30,
                                           1995          1996           1997
                                       ------------  ------------    -----------
                                                                     (UNAUDITED)

               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $        158  $      1,810    $   255,035
     Accounts receivable, net of
       allowance of $18,621, $27,715
       and $46,141, respectively.....     1,909,862     1,618,990      2,002,458
     Inventories, net................     1,189,939     1,097,803      1,177,626
     Prepaid expenses and other
       current assets................        31,399        28,740         21,019
     Deferred income taxes...........        14,025        23,774         25,478
                                       ------------  ------------    -----------
          Total current assets.......     3,145,383     2,771,117      3,481,616
PROPERTY AND EQUIPMENT, net..........       165,045       190,346        318,792
INTANGIBLE ASSETS....................       --            --           1,684,632
OTHER NON-CURRENT ASSETS.............       164,791       234,205        252,880
                                       ------------  ------------    -----------
          Total assets...............  $  3,475,219  $  3,195,668    $ 5,737,920
                                       ============  ============    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current obligations under
       capital leases................  $     33,422  $     23,575    $    35,063
     Current maturities of long-term
       debt..........................       --            --              25,581
     Short-term debt.................       466,532       745,632        618,037
     Accounts payable and accrued
     expenses........................     1,929,008     1,498,411      1,669,389
                                       ------------  ------------    -----------
          Total current
          liabilities................     2,428,962     2,267,618      2,348,070
                                       ------------  ------------    -----------
CAPITAL LEASE OBLIGATIONS, net of
  current maturities.................        76,217        22,111         70,875
LONG-TERM DEBT, net of current
  maturities.........................       --            --             125,172
NOTES PAYABLE TO STOCKHOLDERS........       315,005       169,136        169,136
DEFERRED INCOME TAXES................        12,233        10,932         10,272
COMMITMENTS AND CONTINGENCIES
SERIES A MANDATORILY REDEEMABLE
  PREFERRED STOCK, $100 par value,
  4,500 shares authorized, no shares
  outstanding at December 31, 1995
  and 1996; and 4,500 shares issued
  and outstanding at June 30, 1997...       --            --             450,000
STOCKHOLDERS' EQUITY:
     Common stock, $1.00 par value;
       5,000 shares authorized, 1,000
       shares issued and 751 shares
       outstanding at December 31,
       1995 and 1996; and $.01 par
       value, 100,000 shares
       authorized, and 90,000 shares
       issued and outstanding at June
       30, 1997......................         1,000         1,000            900
     Additional paid-in capital......       --            --           1,611,800
     Retained earnings...............       697,544       780,613        951,695
     Treasury stock, 249 shares (at
       cost) at December 31, 1995 and
       1996; and no shares at June
       30, 1997......................       (55,742)      (55,742)       --
                                       ------------  ------------    -----------
          Total stockholders'
          equity.....................       642,802       725,871      2,564,395
                                       ------------  ------------    -----------
          Total liabilities and
             stockholders' equity....  $  3,475,219  $  3,195,668    $ 5,737,920
                                       ============  ============    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                          YEAR ENDED DECEMBER 31,        SIX MONTHS ENDED JUNE 30,
                                       ------------------------------  ------------------------------
                                            1995            1996            1996            1997
                                       --------------  --------------  --------------  --------------
                                                                                (UNAUDITED)
REVENUES.............................  $   17,148,917  $   16,475,288  $    8,223,782  $    9,496,658
COST OF REVENUES.....................      11,522,891      11,042,497       5,456,991       6,397,816
                                       --------------  --------------  --------------  --------------
          Gross profit...............       5,626,026       5,432,791       2,766,791       3,098,842
                                       --------------  --------------  --------------  --------------
SELLING EXPENSES.....................       2,808,499       2,724,858       1,360,904       1,489,716
GENERAL AND ADMINISTRATIVE
EXPENSES.............................       2,121,913       2,353,122       1,205,714       1,078,319
DEPRECIATION AND AMORTIZATION........         100,741         120,445          59,055         102,923
                                       --------------  --------------  --------------  --------------
     Total operating expenses........       5,031,153       5,198,425       2,625,673       2,670,958
                                       --------------  --------------  --------------  --------------
          Income from operations.....         594,873         234,366         141,118         427,884

OTHER INCOME (EXPENSE):
     Interest income.................           7,330          11,525              73           3,627
     Interest expense................         (72,313)        (44,425)        (22,818)        (30,868)
     Other income (expense), net.....           1,575         (63,615)          1,339         (10,670)
                                       --------------  --------------  --------------  --------------
INCOME BEFORE PROVISION FOR INCOME
TAXES................................         531,465         137,851         119,712         389,973
                                       --------------  --------------  --------------  --------------
PROVISION FOR INCOME TAXES...........         211,923          54,782          57,201         163,609
                                       --------------  --------------  --------------  --------------
NET INCOME...........................  $      319,542  $       83,069  $       62,511  $      226,364
                                       ==============  ==============  ==============  ==============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                            COMMON STOCK     ADDITIONAL               TREASURY STOCK         TOTAL
                           ---------------    PAID-IN     RETAINED   -----------------   STOCKHOLDERS'
                           SHARES   AMOUNT    CAPITAL     EARNINGS   SHARES    AMOUNT       EQUITY
                           ------   ------   ----------   --------   ------   --------   -------------
BALANCE, December 31,
  1994...................   1,000   $1,000   $   --       $378,002     249    $(55,742)   $   323,260
     Net income..........    --       --         --        319,542    --         --           319,542
                           ------   ------   ----------   --------   ------   --------   -------------
BALANCE, December 31,
  1995...................   1,000    1,000       --        697,544     249     (55,742)       642,802
     Net income..........    --       --         --         83,069    --         --            83,069
                           ------   ------   ----------   --------   ------   --------   -------------
BALANCE, December 31,
  1996...................   1,000    1,000       --        780,613     249     (55,742)       725,871
     Retirement of
       treasury stock of
       Futuretech
       (unaudited).......    (249)    (249)      --        (55,493)   (249 )    55,742        --
     Reorganization of
       Futuretech
       (unaudited):
          Retirement of
             Futuretech
             common
             stock.......    (751)    (751)      --            751    --         --           --
          Issuance of HTD
             common
             stock.......  54,000      540       --           (540)   --         --           --
     Issuance of common
       stock (unaudited):
          Acquisition of
             MCA.........  27,000      270    1,561,890      --       --         --         1,562,160
          Sale to related
             party.......   9,000       90       49,910      --       --         --            50,000
     Net income
       (unaudited).......    --       --         --        226,364    --         --           226,364
                           ------   ------   ----------   --------   ------   --------   -------------
BALANCE June 30, 1997
  (unaudited)............  90,000   $  900   $1,611,800   $951,695    --      $  --       $ 2,564,395
                           ======   ======   ==========   ========   ======   ========   =============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             SIX MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,              JUNE 30,
                                          ---------------------------   --------------------------
                                              1995           1996           1996          1997
                                          ------------   ------------   ------------  ------------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    319,542    $   83,069    $     62,511  $    226,364
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
       Depreciation and amortization....       100,741       120,445          59,055       102,923
       Loss on disposal of fixed
          assets........................       --             62,342         --            --
       Provision for doubtful
          accounts......................        18,621        23,576           4,546        14,849
       Deferred income tax provision
          (credit)......................        (2,840)      (11,050)         15,961        (2,364)
       Increase (decrease) in operating
          cash flows resulting from
          changes in:
          Accounts receivable...........       (84,111)      267,296          57,863      (248,161)
          Inventories...................       (92,726)       92,136          32,558       (51,335)
          Prepaid expenses and other
             current assets.............          (543)        2,659          (6,626)       13,351
          Other noncurrent assets.......       (46,764)      (69,414)         (5,646)      (45,308)
          Accounts payable and accrued
             expenses...................       178,641      (430,597)       (314,812)       12,556
                                          ------------   ------------   ------------  ------------
               Net cash provided by
                  (used in) operating
                  activities............       390,561       140,462         (94,590)       22,875
                                          ------------   ------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment........................      (148,341)     (208,088)        (57,396)      (57,314)
     Payment on capital leases..........       --            --              (25,693)      (23,985)
                                          ------------   ------------   ------------  ------------
               Net cash used in
                  investing activities..      (148,341)     (208,088)        (83,089)      (81,299)
                                          ------------   ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term
       debt.............................       155,655        81,313         --            162,000
     Principal payments on long-term
       debt.............................       (30,416)     (291,135)        --            (11,247)
     Net borrowings on short-term
       debt.............................      (367,680)      279,100         134,284      (339,104)
     Proceeds from issuance of note
       payable to stockholders..........       --            --               47,681       --
     Proceeds from issuance of preferred
       stock............................       --            --              --            450,000
     Proceeds from issuance of common
       stock............................       --            --              --             50,000
                                          ------------   ------------   ------------  ------------
               Net cash provided by
                  (used in) financing
                  activities............      (242,441)       69,278         181,965       311,649
                                          ------------   ------------   ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................          (221)        1,652           4,286       253,225
CASH AND CASH EQUIVALENTS, beginning of
  period................................           379           158             158         1,810
                                          ------------   ------------   ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $        158    $    1,810    $      4,444  $    255,035
                                          ============   ============   ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................  $     75,008    $   44,425    $     11,686  $     17,367
                                          ============   ============   ============  ============
          Income taxes..................  $     60,091    $  182,295    $     97,566  $    100,534
                                          ============   ============   ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Effective March 1, 1997, the stockholders of Futuretech, Inc. (Futuretech) exchanged all their shares of Futuretech common stock for shares of common stock of Healthcare Technology Delivery, Inc. (the Company or HTD), a company formed in November 1996 by the stockholders of Futuretech. The exchange was accounted for as a reorganization of Futuretech. Accordingly, no adjustments to the recorded values of assets or liabilities were made. Also effective March 1, 1997, HTD acquired Medical Companies Alliance, Inc. (MCA) in a purchase transaction in which all the shares of MCA stock were exchanged for shares of HTD common stock (see Note 3).

     HTD, a Delaware corporation, operates from its facilities in Park City, Utah and Bessemer, Alabama. The Company primarily markets and sells specialty medical products on a contract basis with manufacturers.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired for consideration consisting of $2,475,000 in cash and 530,357 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation. In 1996, the Company changed its fiscal year end from October 31 to December 31. Fiscal years presented and referred to in these financial statements and notes thereto are on a December 31 fiscal-year basis.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CASH AND CASH EQUIVALENTS

     For purposes of the consolidated balance sheets and consolidated statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995 and 1996, and at June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market with cost being determined on the first-in, first-out (FIFO) method. Included in inventories at December 31, 1995 and 1996, and at June 30, 1997, are approximately $172,703, $192,594 and $168,903, respectively, in net book value of demonstration equipment used by the Company's sales force.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INTANGIBLE ASSETS

     The intangible assets recorded by the Company in connection with the acquisition of MCA (see Note 3) are amortized on a straight-line basis. As of June 30, 1997, accumulated amortization of intangibles amounted to $12,157. The applicable intangible amortization periods are as follows:

Goodwill.............................      40 years
Patents..............................      12 years

  COLLATERAL INTEREST IN INSURANCE POLICIES

     The Company has entered into an agreement with certain of its stockholders for the sole purpose of financing life insurance premiums on whole-life policies covering key officers of the Company. The advances are collateralized by the cash surrender value of and the death benefits payable under the policies. The Company recorded the advances in other non-current assets in the accompanying consolidated balance sheets totaling approximately $164,791 and $231,205 at December 31, 1995 and 1996, respectively, and $247,576 at June 30, 1997.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements and arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recorded at the time of shipment of products or performance of services. Revenues from commissions are recognized as the related products are sold.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires entities to disclose certain information about their capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  ACQUISITION (UNAUDITED):

     On March 1, 1997, HTD acquired all the outstanding stock of MCA in exchange for 27,000 shares of HTD common stock. The acquisition was accounted for as a purchase, and MCA's results of operation have been included in the accompanying unaudited June 30, 1997 consolidated financial statements since the acquisition date. MCA is also a contract seller of specialty medical products.

     The purchase price was allocated as follows:

     Current assets.....................  $    174,456
     Property and equipment.............       165,610
     Patent.............................       395,551
     Goodwill...........................     1,186,655
     Current liabilities................      (360,112)
                                          ------------
     Purchase price.....................  $  1,562,160
                                          ============

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED
                                        USEFUL            DECEMBER 31,
                                         LIVES     --------------------------     JUNE 30,
                                       IN YEARS        1995          1996           1997
                                       ---------   ------------  ------------    -----------
                                                                                 (UNAUDITED)
Furniture and fixtures...............     5-7      $     80,314  $     80,314     $ 126,881
Machinery and equipment..............      7             84,154        74,265       126,495
Office equipment.....................      5            209,360       200,302       227,210
Rental equipment.....................      5            --            --             48,725
Leasehold improvements...............     10             23,275       --             --
                                                   ------------  ------------    -----------
                                                        397,103       354,881       529,311
Less -- accumulated depreciation and
  amortization.......................                  (232,058)     (164,535)     (210,519)
                                                   ------------  ------------    -----------
Property and equipment, net..........              $    165,045  $    190,346     $ 318,792
                                                   ============  ============    ===========

     Equipment financed under capital lease obligations amounted to $144,133 and $86,836 at December 31, 1995 and 1996, respectively, and $146,868 at June 30, 1997. Related accumulated depreciation for those assets totaled $45,524 and $41,634, at December 31, 1995 and 1996, respectively, and $52,729 at June 30, 1997.

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                              DECEMBER 31,
                                       --------------------------    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
                                                                   (UNAUDITED)
Trade receivables....................  $  1,810,467  $  1,486,413  $  1,871,048
Commissions receivable...............       100,586        98,491       118,522
Receivables from related party (Note
  7).................................         9,257        17,249       --
Receivables from employees...........         6,623        27,887        31,734
Other................................         1,550        16,665        27,295
                                       ------------  ------------  ------------
                                          1,928,483     1,646,705     2,048,599
Less -- allowance for doubtful
  accounts...........................       (18,621)      (27,715)      (46,141)
                                       ------------  ------------  ------------
                                       $  1,909,862  $  1,618,990  $  2,002,458
                                       ============  ============  ============

     Accounts payable and accrued expenses consist of the following:

                                              DECEMBER 31,
                                       --------------------------    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
                                                                   (UNAUDITED)
Accounts payable, trade............... $  1,364,397  $  1,079,398  $  1,183,083
Accrued compensation and benefits.....      117,598        54,085        31,755
Accrued commissions...................      226,605       178,689       205,536
Accrued income taxes..................      198,095        79,431       104,210
Other payables and accrued expenses...       22,313       106,808       144,805
                                       ------------  ------------  ------------
                                       $  1,929,008  $  1,498,411  $  1,669,389
                                       ============  ============  ============

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  DEBT:

     Short-term debt consists of a $1,500,000 revolving credit line payable on demand with interest due monthly at the bank's prime rate plus 0.75 percent (9% at December 31, 1996). This credit line is secured by accounts receivable, inventories and personal guarantees of the Company's principal stockholders and contains various restrictive covenants, including provisions relating to the maintenance of working capital, net worth and current ratios. The Company was in compliance with, or had received a noncompliance waiver, with respect to all of its covenants at December 31, 1996. The Company was in compliance with respect to all of its covenants at June 30, 1997.

     Stockholders' notes payable represent amounts advanced to the Company by certain of its stockholders for working capital purposes. The notes are due October 31, 1998 and bear interest at 8% payable upon maturity.

     The aggregate maturities of long-term debt and capital lease obligations as of December 31, 1996, are as follows:

Year ending December 31 --
          1997.......................  $   23,575
          1998.......................     176,355
          1999.......................       7,940
          2000.......................       3,631
          2001.......................       3,321
                                       ----------
                                       $  214,822
                                       ==========

     Capital lease obligations are shown net of interest and executory costs, which total approximately $15,000 through 2001.

7.  LEASES:

     The Company previously leased its warehouse facilities from an entity owned by two of its stockholders. Rent expense under this arrangement totaled approximately $84,000 and $77,400 for the years ended December 31, 1995 and 1996, respectively, and was $42,000 and $38,700 for the six months ended June 30, 1996 and 1997, respectively. The Company also previously leased space for its corporate office from a third party. Rent expense under this arrangement totaled approximately $55,853 for each of the years ended December 31, 1995 and 1996, and $27,927 and $6,982 for the six months ended June 30, 1996 and 1997, respectively. The leases required or require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     During December 1996, the Company relocated its corporate office and warehouse into combined new facilities that are owned by the lessor of its former facilities. The Company provided a guaranty of this related party's $1,500,000 loan on the new facilities, and the Company advanced funds to this related party for construction and other purposes. The amount due relating to these advances totaled $9,257 and $17,249 for the years ending December 31, 1995 and 1996, respectively, and $0 at June 30, 1997. Total rent expense under the lease for the new facilities amounted to $77,400 for the six months ended June 30, 1997.

     In connection with the relocation, the Company recorded a $62,342 charge in 1996 associated with the termination of certain equipment leases, which is reflected as other expense, net in the accompanying consolidated statement of operations for the year ended December 31, 1996.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments (payable to related parties) required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997...............................  $    154,800
     1998...............................       154,800
     1999...............................       154,800
     2000...............................       154,800
     2001...............................       154,800
     Thereafter.........................       774,000
                                          ------------
                                          $  1,548,000
                                          ============

8.  INCOME TAXES:

     The provision (benefit) for federal and state income taxes follows:

                                  YEAR ENDED          SIX MONTHS ENDED
                                 DECEMBER 31,             JUNE 30,
                             ---------------------  ---------------------
                                1995       1996       1996        1997
                             ----------  ---------  ---------  ----------
                                                         (UNAUDITED)
Federal --
     Current...............  $  194,395  $  58,276  $  36,085  $  145,309
     Deferred..............      (2,476)    (9,633)    13,966      (2,151)
State --
     Current...............      20,368      7,556      5,155      20,664
     Deferred..............        (364)    (1,417)     1,995        (213)
                             ----------  ---------  ---------  ----------
                             $  211,923  $  54,782  $  57,201  $  163,609
                             ==========  =========  =========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 34 percent to income before income taxes as follows:

                                                                SIX MONTHS ENDED
                                            YEAR ENDED              JUNE 30,
                                           DECEMBER 31,       ---------------------
                                          1995       1996       1996        1997
                                       ----------  ---------  ---------  ----------
                                                                   (UNAUDITED)
Provision at the statutory rate......  $  180,698  $  46,870  $  40,702  $  136,415
Increase (decrease) resulting from --
     State income tax, net of federal
       benefit.......................      13,203      4,052      6,045       9,161
     Officers' life insurance
       expense.......................      13,845      4,991      1,698       2,569
     Meals and entertainment.........       9,913     11,513      3,917       5,926
     Other...........................      (5,736)   (12,644)     4,839       9,538
                                       ----------  ---------  ---------  ----------
                                       $  211,923  $  54,782  $  57,201  $  163,609
                                       ==========  =========  =========  ==========

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The tax effects of temporary differences representing deferred tax assets and liabilities result principally from the following:

                                            DECEMBER 31,
                                       ----------------------      JUNE 30,
                                          1995        1996           1997
                                       ----------  ----------     -----------
                                                                  (UNAUDITED)
Depreciation and amortization........  $  (12,233) $  (10,932)     $ (10,272)
Accruals and reserves................      14,025      23,774         25,478
                                       ----------  ----------     -----------
Net deferred income tax assets.......  $    1,792  $   12,842      $  15,206
                                       ==========  ==========     ===========

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

10.  SIGNIFICANT SUPPLIERS:

     Sales of specialty medical products under distribution agreements and agency arrangements with manufacturers represented approximately 89.2 percent and 7.8 percent, respectively, of the Company's revenues in 1996. Sales of products under arrangements with the Company's four largest suppliers accounted for approximately 62.8 percent and 67.0 percent of sales revenues for 1995 and 1996, respectively.

     The Company's significant distribution agreements and agency arrangements are generally for terms of one to three years, but can be terminated if the Company fails to meet certain negotiated sales volumes. The loss of one or more of the Company's relationships with its significant manufacturers could have a material adverse effect on the Company's consolidated financial condition and consolidated results of operations.

11.  EMPLOYEE BENEFIT PLAN:

     The Company sponsors a defined contribution 401(k) profit-sharing plan for employees meeting certain requirements. The Company's contributions during the years ended December 31, 1995 and 1996, were $33,058 and $20,000, respectively, and during the six months ended June 30, 1996 and 1997, were $5,000 and $0, respectively.

12.  INCENTIVE BONUS PLAN:

     The Company maintains operational-and profit-based bonus plans for certain sales-related employees. The Company also may approve discretionary bonuses to certain officers and employees. Amounts expensed under such incentive agreements totaled $199,190 and $309,400 for the years ended December 31, 1995 and 1996, respectively, and $190,750 and $60,116 for the six months ended June 30, 1996 and 1997, respectively.

             HEALTHCARE TECHNOLOGY DELIVERY, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

13.  ISSUANCE OF PREFERRED AND COMMON STOCK (UNAUDITED):

     In April 1997, HTD issued and sold 9,000 shares of its common stock and 4,500 shares of its Series A preferred stock (the "HTD Preferred Stock") to Equus II Incorporated, an investor in TRIAD, for $50,000 and $450,000, respectively. The HTD preferred stock bears cumulative, preferential dividends at the rate of $10 per share per annum, payable quarterly, and is mandatorily redeemable at $100 per share, plus accrued and unpaid dividends, on the occurence of certain events, including a change of control. TRIAD will redeem the HTD Preferred Stock with proceeds from the Offering. If TRIAD acquires HTD and consummates the Offering, certain holders of HTD common stock have agreed not to exercise and will terminate options to purchase an aggregate of 10,000 shares of HTD common stock.

14.  EMPLOYMENT AGREEMENTS:

     On March 1, 1997 the Company entered into employment agreements with certain key employees which provide for a three-year employment period at a base salary plus various incentives.

15.  SUPPLEMENTAL CASH FLOW INFORMATION:

     During the six months ended June 30, 1997 the Company had the following non-cash financing and investing activities:

Acquisition of MCA:
     Fair value of assets acquired...  $  1,922,272
     Liabilities assumed.............      (360,112)
                                       ------------
     Fair value of stock issued......  $  1,562,160
                                       ============
Treasury stock retired in
  reorganization.....................  $     55,742
Common stock retired in
  reorganization.....................  $        211
Capital lease transactions...........  $     84,237

16. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

    MERGER

     On September 9, 1997, the Company and its stockholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     Concurrently with the closing of the transactions under the merger agreement, the Company will distribute the cash surrender value of life insurance to certain of its stockholders and will enter into agreements with a related party owned by certain of its stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Sun Medical, Inc.:

     We have audited the accompanying balance sheets of Sun Medical, Inc. (a Texas corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sun Medical, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Houston, Texas
April 18, 1997

                               SUN MEDICAL, INC.
                                 BALANCE SHEETS

                                                DECEMBER 31,
                                       ------------------------------    JUNE 30,
                                            1995            1996           1997
                                       --------------  --------------   -----------
                                                                        (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    1,154,647  $      803,458   $   779,402
     Accounts receivable, net of
       allowance of $4,913, $0
       and $0, respectively..........       1,630,865       1,313,822     1,423,800
     Notes receivable -- current
       portion.......................          80,804        --             --
     Inventories, net................       1,635,144       1,544,614     1,362,191
     Prepaid expenses and other
       current assets................          34,191          35,997        86,632
     Deferred income taxes...........          64,015         128,122       126,464
                                       --------------  --------------   -----------
          Total current assets.......       4,599,666       3,826,013     3,778,489
PROPERTY AND EQUIPMENT, net..........         176,925         123,834        94,383
OTHER NON-CURRENT ASSETS:
     Notes receivable, net of current
       portion.......................        --               440,000       690,000
     Other...........................          29,099          29,899        34,028
                                       --------------  --------------   -----------
          Total assets...............  $    4,805,690  $    4,419,746   $ 4,596,900
                                       ==============  ==============   ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
     Current maturities of long-term
       debt and notes payable to
       former stockholder............  $      850,000  $      450,000   $   450,000
     Accounts payable and accrued
       expenses......................       1,754,773       3,283,662     3,098,028
                                       --------------  --------------   -----------
          Total current
          liabilities................       2,604,773       3,733,662     3,548,028
LONG-TERM DEBT, net of current
maturities...........................         200,000         150,000       425,000
NOTES PAYABLE TO FORMER STOCKHOLDER,
net of current maturities............       1,900,000       1,500,000     1,500,000
DEFERRED INCOME TAXES................           3,509           7,024         6,933
OTHER LONG-TERM LIABILITIES..........       1,537,969         231,300       253,050
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S DEFICIT:
     Common stock, no par value;
     500,000 shares authorized,
     166,887 shares issued and
     outstanding.....................       2,673,357       2,673,357     2,673,357
     Additional paid-in capital......        (144,728)       (222,789)     (222,789)
     Unearned ESOP shares............      (4,097,046)     (3,779,885)   (3,779,885)
     Retained earnings...............         127,856         127,077       193,206
                                       --------------  --------------   -----------
               Total stockholder's
               deficit...............      (1,440,561)     (1,202,240)   (1,136,111)
                                       --------------  --------------   -----------
               Total liabilities and
                  stockholder's
                  deficit............  $    4,805,690  $    4,419,746   $ 4,596,900
                                       ==============  ==============   ===========

   The accompanying notes are an integral part of these financial statements.

                               SUN MEDICAL, INC.
                            STATEMENTS OF OPERATIONS

                                                                                                SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                       ----------------------------------------------  ------------------------------
                                            1994            1995            1996            1996            1997
                                       --------------  --------------  --------------  --------------  --------------
                                                                                                (UNAUDITED)
REVENUES.............................  $   12,383,488  $   13,917,975  $   13,037,884  $    6,667,314  $    6,327,011
COST OF REVENUES.....................       8,438,440       9,341,268       8,595,560       4,417,987       4,060,634
                                       --------------  --------------  --------------  --------------  --------------
          Gross profit...............       3,945,048       4,576,707       4,442,324       2,249,327       2,266,377
                                       --------------  --------------  --------------  --------------  --------------
SELLING EXPENSES.....................       1,770,087       1,877,520       1,820,170         843,299         857,620
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,876,597       2,064,811       2,121,559       1,076,066         980,929
DEPRECIATION AND
  AMORTIZATION.......................          73,277          66,407          60,544          30,000          30,000
                                       --------------  --------------  --------------  --------------  --------------
     Total operating expenses........       3,719,961       4,008,738       4,002,273       1,949,365       1,868,549
                                       --------------  --------------  --------------  --------------  --------------
          Income from operations.....         225,087         567,969         440,051         299,962         397,828
                                       --------------  --------------  --------------  --------------  --------------
OTHER INCOME (EXPENSE):
     Interest income.................          22,468          42,027          48,308          17,381          58,031
     Interest expense................        (395,654)       (356,033)       (246,549)       (123,565)       (116,621)
                                       --------------  --------------  --------------  --------------  --------------
INCOME BEFORE PROVISION FOR INCOME
  TAXES..............................        (148,099)        253,963         241,810         193,778         339,238
PROVISION FOR INCOME TAXES...........          76,515         247,727         242,589         221,962         273,109
                                       --------------  --------------  --------------  --------------  --------------
NET INCOME (LOSS)....................  $     (224,614) $        6,236  $         (779) $      (28,184) $       66,129
                                       ==============  ==============  ==============  ==============  ==============

   The accompanying notes are an integral part of these financial statements.

                               SUN MEDICAL, INC.
                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                              COMMON STOCK         ADDITIONAL     UNEARNED                        TOTAL
                                          ---------------------     PAID-IN         ESOP         RETAINED     STOCKHOLDER'S
                                          SHARES       AMOUNT       CAPITAL        SHARES        EARNINGS        DEFICIT
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1993..............  166,887    $2,673,357    $     (436)   $(4,990,545)   $  346,234     $ (1,971,390)
     8,622 shares released to ESOP
       participants.....................    --           --           (45,266)       426,789        --              381,523
     Shares purchased from ESOP
       participants.....................    --           --                          (50,000)       --              (50,000)
     Net loss...........................    --           --                                       (224,614)        (224,614)
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1994..............  166,887     2,673,357       (45,702)    (4,613,756)      121,620       (1,864,481)
     10,479 shares released to ESOP
       participants.....................    --           --           (99,026)       518,710        --              419,684
     Shares purchased from ESOP
       participants.....................    --           --                           (2,000)       --               (2,000)
     Net income.........................    --           --                                          6,236            6,236
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1995..............  166,887     2,673,357      (144,728)    (4,097,046)      127,856       (1,440,561)
     10,478 shares released to ESOP
       participants.....................    --           --           (78,061)       518,661        --              440,600
     Shares purchased from ESOP
       participants.....................    --           --                         (201,500)       --             (201,500)
     Net loss...........................    --           --                                           (779)            (779)
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, December 31, 1996..............  166,887     2,673,357      (222,789)    (3,779,885)      127,077       (1,202,240)
     Net income (Unaudited).............    --           --                          --             66,129           66,129
                                          -------    ----------    ----------    -----------    ----------    -------------
BALANCE, June 30, 1997 (Unaudited)......  166,887    $2,673,357    $ (222,789)   $(3,779,885)   $  193,206     $ (1,136,111)
                                          =======    ==========    ==========    ===========    ==========    =============

   The accompanying notes are an integral part of these financial statements.

                               SUN MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                           SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                          ----------------------------------------  --------------------------
                                              1994          1995          1996          1996          1997
                                          ------------  ------------  ------------  ------------  ------------
                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)..................  $   (224,614) $      6,236  $       (779) $    (28,184) $     66,129
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
       Depreciation and amortization....        73,277        66,407        60,544        30,000        30,000
       Provision for doubtful accounts
          receivable....................      (145,680)         (593)        4,913       --            --
       Deferred income taxes, net.......       (21,426)      (20,358)      (60,592)      (67,586)        1,567
       Shares released to the ESOP......       381,523       419,684       440,600       220,300       --
       Increase (decrease) in operating
          cash flows resulting from:
          Accounts receivable...........       273,718       (58,084)      392,934       322,433      (109,978)
          Inventories...................       399,660        44,413        90,530       211,390       182,423
          Prepaid expenses and other
             current assets.............       --             (9,191)       (1,806)      (36,828)      (50,635)
          Other noncurrent assets.......        14,913        58,062          (800)      --             (4,129)
          Accounts payable and accrued
             expenses...................      (201,213)    1,007,336    (1,504,314)     (348,024)     (185,634)
          Commitments and
             contingencies..............       --             43,500     1,726,534        21,750        21,750
          Loss on sale of property and
             equipment..................       --            --            --            --             (6,600)
                                          ------------  ------------  ------------  ------------  ------------
               Net cash provided by
                  (used in) operating
                  activities............       550,158     1,557,412     1,147,764       325,251       (55,107)
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Advances to investees..............       --            --           (440,000)     (400,000)     (250,000)
     Proceeds from sale of property and
       equipment........................        17,448        11,171         2,547         1,603         6,600
     Purchases of property and
       equipment........................        (4,867)     (153,581)      (10,000)      --               (549)
                                          ------------  ------------  ------------  ------------  ------------
               Net cash provided by
                  (used in) investing
                  activities............        12,581      (142,410)     (447,453)     (398,397)     (243,949)
                                          ------------  ------------  ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       debt.............................      (523,000)     (352,000)     (850,000)      --            (50,000)
     Proceeds of long-term debt.........       --            --            --            --            325,000
     Shares purchased from ESOP
       Participants.....................       (50,000)       (2,000)     (201,500)      --            --
                                          ------------  ------------  ------------  ------------  ------------
               Net cash provided by
                  (used in) financing
                  activities............      (573,000)     (354,000)   (1,051,500)      --            275,000
                                          ------------  ------------  ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................       (10,261)    1,061,002      (351,189)      (73,146)      (24,056)
CASH AND CASH EQUIVALENTS, beginning of
  period................................       103,906        93,645     1,154,647     1,154,647       803,458
                                          ------------  ------------  ------------  ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     93,645  $  1,154,647  $    803,458  $  1,081,501  $    779,402
                                          ============  ============  ============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
  INFORMATION:
     Cash paid for --
          Interest......................  $    352,000  $    299,000  $    247,000  $     10,011  $     20,808
                                          ============  ============  ============  ============  ============
          Income taxes..................  $     15,000  $     12,000  $    377,000  $    314,107  $    187,025
                                          ============  ============  ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                               SUN MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Sun Medical, Inc. (the Company or Sun) was founded in 1978 and maintains its headquarters in Arlington, Texas. The Company is a contract seller and distributor and limited manufacturer of specialty medical products and represents over 15 manufacturers.

     The Company intends to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $2,050,000 in cash and 571,429 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The accompanying financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim consolidated financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. At December 31, 1995 and 1996 and at June 30, 1997, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995 and 1996, and at June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  INVENTORIES

     Inventories consist primarily of medical products and supplies. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined on the average/first-in, first-out (FIFO) method. At December 31, 1995 and 1996, and at June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under distribution agreements and agency arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when services and rentals are provided and when products and supplies are shipped.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  INVESTMENTS AND NOTES RECEIVABLE:

     On October 26, 1996, the Company issued a $650,000 line of credit to a developmental stage enterprise (Rejuvena). The credit line carries an interest rate based on the prevailing prime rate plus 3 percent, with interest payable on a quarterly basis until October 1999, when the principal balance, plus

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

accrued interest, is due. At December 31, 1996 and June 30, 1997, the principal balance outstanding under the credit line was $400,000 and $650,000, respectively, which is reflected as notes receivable in the accompanying balance sheets. In exchange for the credit line, the Company received the right to convert the principal balance of the line of credit to shares of common stock of Rejuvena at a rate of one share for each $.21 of debt at any time after the first anniversary date of the agreement. The Company also received two stock options. In November 1996, the Company exercised the first option to purchase 500,000 shares of Rejuvena common stock at a cost of $.001 per share. Subsequently, Rejuvena effected a reverse-split of its Common Stock on a 1-for-10 basis, resulting in the Company's owning 50,000 shares of Rejuvena common stock, or 30.2 percent and 3 percent of all the outstanding equity interests in Rejuvena at December 31, 1996 and June 30, 1997, respectively. The second option, which the Company has not yet exercised, allows the Company to purchase shares of Rejuvena at a cost of $0.21 per share determined by the highest principal amount of the line of credit.

     On February 15, 1997, the Company entered into a note agreement with Cysco Enterprises, Inc. (Cysco), a company owned by the chief executive officer of the Company. Cysco and the Company agreed to share equally the receivable outstanding from Rejuvena. In conjunction with the agreement, Cysco loaned the Company $325,000. The Company will repay Cysco principal and interest in amounts equal to one-half of the Company's collections on the Rejuvena loan. In exchange for the loan, the Company granted to Cysco options to purchase one-half of the common stock of Rejuvena that the Company acquired in connection with the Rejuvena loan. At June 30, 1997, the Company owed Cysco $325,000.

     During 1996, the Company loaned a corporation (Foundation Surgery Affiliates) $40,000. The note carries an interest rate based on the prevailing prime rate plus one percent, with interest payable monthly until September 1997, when principal payments will begin to amortize over a three year period. In exchange for the loan, the Company received common stock in the corporation, which was recorded as an investment under the cost method.

     Concurrent with the Offering, the chief executive officer of the Company intends to repay the then outstanding principal balances of the Rejuvena line of credit and of the Foundation Surgery Affiliates note in exchange for the Company's stock ownership, options and conversion rights in these companies.

     The Company owns approximately 78 percent of the common stock of PreemiCare Corporation (PreemiCare), a company which specialized in providing infant care systems and baby warmers to premature babies. Two of the Company's officers received management fees from PreemiCare of $6,000 in each of the three years ended December 31, 1996, respectively. In 1992, PreemiCare sold all its assets to an unrelated third party in exchange for an agreement to receive royalty payments on related revenues. This investment was written off in 1993 and has been recorded on the cost method since then. The Company has received no dividends or other income from PreemiCare since 1993. At December 31, 1996, the royalty agreement expired and PreemiCare had no operations.

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                           ESTIMATED              DECEMBER 31,
                                          USEFUL LIVES   ------------------------------    JUNE 30,
                                            IN YEARS          1995            1996           1997
                                          ------------   --------------  --------------   -----------
                                                                                          (UNAUDITED)
Transportation equipment................       5         $       38,336  $       38,336   $    38,336
Furniture and fixtures..................      5-7               196,589         196,589       197,139
Machinery and equipment.................       7                379,420         379,420       379,420
Rental equipment........................      5-7               748,152         737,057       708,865
Leasehold improvements..................       10               122,266         122,266       122,266
                                                         --------------  --------------   -----------
                                                              1,484,763       1,473,668     1,446,026
Less -- accumulated depreciation and
  amortization..........................                     (1,307,838)     (1,349,834)   (1,351,643)
                                                         --------------  --------------   -----------
Property and equipment, net.............                 $      176,925  $      123,834   $    94,383
                                                         ==============  ==============   ===========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consists of the following:

                                          DECEMBER 31,
                                   --------------------------      JUNE 30,
                                       1995          1996            1997
                                   ------------  ------------     -----------
                                                                  (UNAUDITED)
Trade receivables................  $  1,643,772  $  1,302,327     $ 1,425,695
Other............................        (7,994)       11,495          (1,895)
                                   ------------  ------------     -----------
                                      1,635,778     1,313,822       1,423,800
Less -- allowance for doubtful
  accounts.......................        (4,913)      --              --
                                   ------------  ------------     -----------
                                   $  1,630,865  $  1,313,822     $ 1,423,800
                                   ============  ============     ===========

     Inventories are comprised of the following:

                                         DECEMBER 31,
                                  --------------------------      JUNE 30,
                                      1995          1996            1997
                                  ------------  ------------     -----------
                                                                 (UNAUDITED)
Finished goods..................  $  1,479,888  $  1,426,353     $ 1,231,584
Raw materials...................       155,256       118,261         130,607
                                  ------------  ------------     -----------
                                  $  1,635,144  $  1,544,614     $ 1,362,191
                                  ============  ============     ===========

     Accounts payable and accrued expenses consist of the following:

                                             DECEMBER 31,
                                      --------------------------      JUNE 30,
                                          1995          1996            1997
                                      ------------  ------------     -----------
                                                                     (UNAUDITED)
Accounts payable, trade.............  $  1,197,302  $  1,035,952     $   667,029
Accrued compensation and benefits...       157,161       173,381         114,253
Accrued income taxes................       281,424     1,890,708       2,245,811
Refunds payable.....................        72,899       166,524         --
Other payables and accrued expenses.        45,987        17,097          70,935
                                      ------------  ------------     -----------
                                      $  1,754,773  $  3,283,662     $ 3,098,028
                                      ============  ============     ===========

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  DEBT:

     Long-term debt consists of the following:

                                              DECEMBER 31,
                                       --------------------------    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------  ------------
                                                                   (UNAUDITED)
Notes payable to former stockholder,
  due at December 31, 2001, bearing
  interest at 10%....................  $  2,750,000  $  1,950,000  $  1,950,000
Note payable to a bank, due
  semi-annually ending July 1999,
  bearing interest at the prevailing
  prime interest rate (8.25% at
  December 31, 1996).................       200,000       150,000       100,000
Note payable to Cysco Enterprises,
  due in October 1999 bearing
  interest at the prevailing prime
  interest rate plus 3% (11.25% at
  December 31, 1996).................       --            --            325,000
                                       ------------  ------------  ------------
                                          2,950,000     2,100,000     2,375,000
     Less: Amounts due within one
       year..........................      (850,000)     (450,000)     (450,000)
                                       ------------  ------------  ------------
                                       $  2,100,000  $  1,650,000  $  1,925,000
                                       ============  ============  ============

     The Company also has a line of credit from a bank with available borrowings of $1,500,000 at December 31, 1995 and 1996. There were no amounts outstanding under the line of credit at December 31, 1995 or 1996 or at June 30, 1997.

     The aggregate maturities of long-term debt are as follows:

Year ending December 31 -
          1997.......................  $    450,000
          1998.......................       450,000
          1999.......................       450,000
          2000.......................       400,000
          2001.......................       350,000
                                       ------------
               Total.................  $  2,100,000
                                       ============

7.  LEASES:

     The Company leases its facilities from a partnership of which one of the partners is the chief executive officer of the Company. Included in general and administrative expenses for the years ended December 31, 1994, 1995 and 1996, respectively, is approximately $242,805, $244,525 and $253,406 and for the six months ended June 30, 1997 and 1996 is $122,004 of rent paid to this partnership under the facilities lease. The lease provides for the lessor to pay taxes, maintenance and insurance for the leased property. The Company pays certain operating costs of the leased property

     The Company leases vehicles for certain key members of management. The lease payments under those vehicle leases were approximately $15,770 in the aggregate for the year ended December 31, 1996.

     The Company believes the terms of the related-party leases are at least as favorable as the terms that would have been obtained from an unaffiliated third party in a similar transaction.

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 -
          1997.......................  $    290,185
          1998.......................       273,135
          1999.......................       247,772
          2000.......................       242,805
          2001.......................       222,572
          Thereafter.................       --
                                       ------------
                                       $  1,276,469
                                       ============

8.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                                                              SIX MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,               JUNE 30,
                                       ----------------------------------  ----------------------
                                          1994        1995        1996        1996        1997
                                       ----------  ----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
Federal --
     Current.........................  $   26,961  $  237,590  $  252,941  $  241,566  $  226,544
     Deferred........................      33,053     (16,052)    (50,552)    (56,385)      1,308
State --
     Current.........................       9,936      29,378      50,241      47,981      44,997
     Deferred........................       6,565      (3,189)    (10,041)    (11,200)        260
                                       ----------  ----------  ----------  ----------  ----------
                                       $   76,515  $  247,727  $  242,589  $  221,962  $  273,109
                                       ==========  ==========  ==========  ==========  ==========

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35 percent to income before provision for income taxes as follows:

                                                                              SIX MONTHS ENDED
                                            YEAR ENDED DECEMBER 31,               JUNE 30,
                                       ----------------------------------  ----------------------
                                          1994        1995        1996        1996        1997
                                       ----------  ----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
Provision (benefit) at the statutory
rate.................................  $  (51,835) $   88,887  $   84,634  $   68,872  $  118,733
Increase (decrease) resulting from --
     Nondeductible ESOP
       expenses......................      92,012      96,149     116,502      57,202     110,938
     State income tax................      10,726      17,023      26,130      23,908      29,418
     Nondeductible expenses..........      29,426      38,900      15,323      14,020      14,020
     Other...........................      (3,814)      6,768      --          57,960      --
                                       ----------  ----------  ----------  ----------  ----------
                                       $   76,515  $  247,727  $  242,589  $  221,962  $  273,109
                                       ==========  ==========  ==========  ==========  ==========

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                                                                        SIX MONTHS
                                               YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                       ----------------------------------------  --------------------------
                                           1994          1995          1996          1996          1997
                                       ------------  ------------  ------------  ------------  ------------
                                                                                        (UNAUDITED)
Inventory............................  $    --       $    --       $     53,950  $    --       $     53,950
Loss on Investment -- Preemicare.....       256,216       280,250       280,250       280,250       280,250
Other................................        41,264        60,506        67,148       128,090        65,581
Valuation allowance..................      (256,216)     (280,250)     (280,250)     (280,250)     (280,250)
                                       ------------  ------------  ------------  ------------  ------------
Total deferred income tax assets.....  $     41,264  $     60,506  $    121,098  $    128,090  $    119,531
                                       ============  ============  ============  ============  ============

9.  RELATED-PARTY TRANSACTIONS:

     At December 31, 1995, the Company had a note receivable from its chief executive officer in the amount of $80,804. The note was secured and carried an interest rate of 8% per annum. The note was paid in June 1996. Included in other income for the years ended December 31, 1994, 1995 and 1996 is $11,690, $6,464 and $3,188, respectively, of interest income earned on this note. For a discussion of certain loan transactions and lease arrangements involving related parties, see Notes 3, 7 and 12.

     At December 31, 1996 and June 30, 1997, the Company guaranteed a note payable to a bank in the amount of $514,000, by the Company's chief executive officer. Such note payable relates to a note payable of equal amount from the Company's Employee Stock Ownership Plan to the chief executive officer, which is recorded in the accompanying balance sheet, see Note 12. Accordingly, if pursuant to its guarantee the Company were required to settle the note payable to the bank, it would also be released from the liability recorded in the accompanying balance sheet.

10.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The manufacture, sale, distribution and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or the results of its operations.

11.  SIGNIFICANT SUPPLIERS:

     The Company has three significant suppliers, together whose products accounted for approximately 57 percent, 65 percent and 63 percent of the Company's 1994, 1995 and 1996 revenues, respectively. The Company's arrangement with Quest Medical, Inc., its largest supplier and whose products accounted for approximately 18 percent, 31 percent and 28 percent of the Company's 1994, 1995 and 1996 revenues, respectively, is for a term of three years and terminates on December 31, 1999. The Company's arrangement with Sharplan Lasers, Inc., whose products (surgical lasers and ultrasonic aspirators and accessories) accounted for approximately 18 percent, 19 percent and 22 percent of the Company's 1994, 1995 and 1996 revenues, respectively, is for a term of two years and terminates on December 31, 1997. The Company's arrangement with Baxter Healthcare Corporation, whose products (infusion pumps and associated disposals) accounted for approximately 21 percent, 15 percent and 13 percent of the Company's 1994, 1995 and 1996 revenues, respectively, expired on March 31, 1997. The Company is currently renegotiating this distribution agreement and expects this relationship to continue in the foreseeable future. The Company's other material distribution agreements and agency arrangements are generally for terms of one to two years, and are terminable if the Company fails to meet certain negotiated sales volumes or on prior notice ranging from 30 to 90 days. A loss of the Company's distribution or agency relationships with one or more of its significant manufacturers could have a material adverse effect on the Company's financial condition and results of operation.

12.  EMPLOYEE STOCK OWNERSHIP PLAN:

     The Company has established an Employee Stock Ownership Plan ("ESOP") that owns all the outstanding stock of the Company. The stock was purchased by the ESOP from the former stockholders of the Company in 1992 for $49.50 per share. The purchase price was paid in the form of notes payable, which were collateralized by the common stock of the Company. The Company has contributed funds to the ESOP to fund its debt service payments to the former stockholders and the Company has paid the interest on the notes. The ESOP obligations were recorded as a liability on the Company's balance sheet due to the ESOP's inability to satisfy the debt from sources other than dividends on the Company's common stock, contributions from the Company or the sale of the Company's securities. A corresponding reduction in stockholder's equity for unearned ESOP shares was also recorded. As the Company makes contributions to the ESOP to make payments on the loans, shares are allocated to ESOP participants and both the liability and unearned ESOP shares (reflected as a reduction of stockholder's equity) are reduced. Any difference in the fair value of the allocated shares compared to the original stock purchase price is recorded as an increase or decrease in additional paid-in capital. At December 31, 1996 116,382 shares had been allocated to the ESOP participants. Interest paid by the Company on behalf of the ESOP was approximately $327,000, $282,000 and $235,000 for the years ended December 31, 1994, 1995 and 1996, respectively. The plan provides for contributions equal to 25% of the wages of eligible employees. Included in general and administrative expenses for the years ended December 31, 1994, 1995 and 1996, respectively, is approximately $381,500, $419,700 and $440,600 of contributions to the ESOP.

     The Company has identified possible violations of the Internal Revenue Code of 1986 and the Employee Retirement Income Security Act of 1974 with respect to the ESOP. The Company has voluntarily notified the Internal Revenue Service regarding these possible violations and will seek appropriate remedial action. The Company has accrued approximately $1.7 million and $2 million as of December 31, 1996 and June 30, 1997, respectively, for any taxes, sanctions and professional fees incurred to address and resolve

                               SUN MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

these potential violations to the satisfaction of the appropriate governmental entities. Although the Company believes that it has adequately provided for such exposure, there can be no assurance as to the ultimate resolution.

13.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     On September 9, 1997, the Company and the ESOP entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD. Among the conditions to TRIAD's obligation to acquire the Company are that the Company shall have collected all amounts owed to it by Rejuvena in exchange for its equity interests in Rejuvena and all amounts owed to it by Foundation Surgery Affiliates and shall have also repaid all amounts owed by it to Cysco.

     If the acquisition of the Company by TRIAD is completed, the Company will owe its CEO $139,000 under the provisions of a supplemental executive retirement plan, which would be expensed at that date, and the Company concurrently will enter into a new agreement with its existing lessor to lease the space used in the Company's operations for a negotiated amount and term.

     Also upon consummation of the Offering and TRIAD's acquisition of the Company, all the outstanding long-term debt of the Company is expected to be repaid.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Custom Medical Specialties, Inc.:

     We have audited the accompanying balance sheets of Custom Medical Specialties, Inc. (an Indiana corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Custom Medical Specialties, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
April 18, 1997

                        CUSTOM MEDICAL SPECIALTIES, INC.
                                 BALANCE SHEETS

                                                 DECEMBER 31,
                                          --------------------------    JUNE 30,
                                              1995          1996          1997
                                          ------------  ------------   -----------
                                                                       (UNAUDITED)
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $  1,471,219  $    933,213   $   280,859
     Custodial cash.....................       --            225,431       --
     Short-term investments.............       200,000       180,000       --
     Accounts receivable, net of
       allowance of $28,529.............     1,159,172     1,413,757     1,280,460
     Inventories, net...................       960,401       866,489       967,941
     Prepaid expenses and other current
       assets...........................        66,921        79,150        83,017
                                          ------------  ------------   -----------
          Total current assets..........     3,857,713     3,698,040     2,612,277
PROPERTY AND EQUIPMENT, net.............        40,281        21,921        53,280
OTHER NON-CURRENT ASSETS................         4,187         3,986        11,582
                                          ------------  ------------   -----------
          Total assets..................  $  3,902,181  $  3,723,947   $ 2,677,139
                                          ============  ============   ===========

  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       debt.............................  $    --       $    --        $     6,543
     Accounts payable and accrued
       expenses.........................     1,157,024     1,538,800     1,127,795
                                          ------------  ------------   -----------
          Total current liabilities.....     1,157,024     1,538,800     1,134,338
                                          ------------  ------------   -----------
LONG-TERM DEBT, net of current
  maturities............................       --            --             20,930
NOTE PAYABLE TO STOCKHOLDER.............         9,500         9,500         9,500
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
     Common stock, no par value; 1,000
       shares authorized, 100 shares
       issued and 75 shares
       outstanding......................         1,000         1,000         1,000
     Treasury stock, 25 shares at
       cost.............................      (212,000)     (212,000)     (212,000)
     Retained earnings..................     2,946,657     2,386,647     1,723,371
                                          ------------  ------------   -----------
          Total stockholder's equity....     2,735,657     2,175,647     1,512,371
                                          ------------  ------------   -----------
          Total liabilities and
             stockholder's equity.......  $  3,902,181  $  3,723,947   $ 2,677,139
                                          ============  ============   ===========

   The accompanying notes are an integral part of these financial statements.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                            STATEMENTS OF OPERATIONS

                                                                                           SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                       JUNE 30,
                                       ----------------------------------------------  --------------------------
                                            1994            1995            1996           1996          1997
                                       --------------  --------------  --------------  ------------  ------------
                                                                                              (UNAUDITED)
REVENUES.............................  $   14,205,135  $   10,767,804  $    9,599,162  $  4,889,211  $  4,633,716
COST OF REVENUES.....................      10,501,998       7,771,724       7,022,412     3,548,566     3,424,799
                                       --------------  --------------  --------------  ------------  ------------
          Gross profit...............       3,703,137       2,996,080       2,576,750     1,340,645     1,208,917
                                       --------------  --------------  --------------  ------------  ------------
SELLING EXPENSES.....................       1,021,352         832,346         674,321       391,993       327,436
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................         811,535         784,680         781,362       419,853       383,243
DEPRECIATION AND
  AMORTIZATION.......................          25,228          23,371          20,933        10,327        13,172
                                       --------------  --------------  --------------  ------------  ------------
     Total operating expenses........       1,858,115       1,640,397       1,476,616       822,173       723,851
                                       --------------  --------------  --------------  ------------  ------------
          Income from operations.....       1,845,022       1,355,683       1,100,134       518,472       485,066
OTHER INCOME (EXPENSE):
     Interest income.................          39,635          51,070          35,010        10,544         8,935
     Interest expense................          (1,346)           (955)           (950)         (475)         (570)
     Other income, net...............        --              --                 7,025       --             27,500
                                       --------------  --------------  --------------  ------------  ------------
NET INCOME...........................  $    1,883,311  $    1,405,798  $    1,141,219  $    528,541  $    520,931
                                       ==============  ==============  ==============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                       STATEMENTS OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK                                       TOTAL
                                        ------------------    TREASURY      RETAINED      STOCKHOLDER'S
                                        SHARES     AMOUNT       STOCK       EARNINGS         EQUITY
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1993...........      75      $1,000     $(212,000)   $ 2,589,900     $  2,378,900
     Net income......................    --          --          --          1,883,311        1,883,311
     Distributions...................    --          --          --         (1,987,352)      (1,987,352)
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1994...........      75       1,000      (212,000)     2,485,859        2,274,859
     Net income......................    --          --          --          1,405,798        1,405,798
     Distributions...................    --          --          --           (945,000)        (945,000)
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1995...........      75       1,000      (212,000)     2,946,657        2,735,657
     Net income......................    --          --          --          1,141,219        1,141,219
     Distributions...................    --          --          --         (1,701,229)      (1,701,229)
                                        -------    -------    ---------    -----------    -------------
BALANCE, December 31, 1996...........      75       1,000      (212,000)     2,386,647        2,175,647
     Net income (unaudited)..........    --          --          --            520,931          520,931
     Distributions (unaudited).......    --          --          --         (1,184,207)      (1,184,207)
                                        -------    -------    ---------    -----------    -------------
BALANCE, June 30, 1997 (unaudited)...      75      $1,000     $(212,000)   $ 1,723,371     $  1,512,371
                                        =======    =======    =========    ===========    =============

   The accompanying notes are an integral part of these financial statements.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                              SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                       JUNE 30,
                                          --------------------------------------------  ----------------------------
                                               1994           1995           1996           1996           1997
                                          --------------  ------------  --------------  ------------  --------------
                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    1,883,311  $  1,405,798  $    1,141,219  $    528,541  $      520,931
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities --
          Depreciation and
             amortization...............          25,228        23,371          20,933        10,327          13,172
          Gain on sale of equipment.....        --             --               (7,025)        1,110         (12,298)
     Increase (decrease) in operating
       cash flows resulting from:
          Receivables, net of servicing
             activities.................         399,766       (68,042)       (480,016)      (77,167)        416,072
          Inventories...................         345,728       129,305          93,912       174,557        (101,451)
          Prepaid expenses and other
             current assets.............          (6,373)      (42,605)        (12,229)      (46,602)        (61,208)
          Accounts payable, net of
             servicing activities, and
             accrued expenses...........        (611,117)      182,543         381,776       184,779        (411,006)
          Other.........................           1,201           599             201           331          (7,598)
                                          --------------  ------------  --------------  ------------  --------------
     Net cash provided by operating
       activities.......................       2,037,744     1,630,969       1,138,771       775,876         356,614
                                          --------------  ------------  --------------  ------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds of sale of property and
       equipment........................        --             --                7,025       --               12,298
     Proceeds from short-term
       investments......................         100,000       --               20,000       --              180,000
     Purchases of short-term
       investments......................        --            (100,000)       --             --             --
     Purchases of property and
       equipment........................         (33,993)       (7,408)         (2,573)       (1,090)        (44,532)
                                          --------------  ------------  --------------  ------------  --------------
     Net cash provided by (used in)
       investing activities.............          66,007      (107,408)         24,452        (1,090)        147,766
                                          --------------  ------------  --------------  ------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceed from issuance of long-term
       debt.............................        --             --             --             --               27,473
     Distributions to stockholder.......      (1,987,352)     (945,000)     (1,701,229)   (1,186,229)     (1,184,207)
                                          --------------  ------------  --------------  ------------  --------------
     Net cash used in financing
       activities.......................      (1,987,352)     (945,000)     (1,701,229)   (1,186,229)     (1,156,734)
                                          --------------  ------------  --------------  ------------  --------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS...........................         116,399       578,561        (538,006)     (411,443)       (652,354)
CASH AND CASH EQUIVALENTS, beginning of
  period................................         776,259       892,658       1,471,219     1,471,219         933,213
                                          --------------  ------------  --------------  ------------  --------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $      892,658  $  1,471,219  $      933,213  $  1,059,776  $      280,859
                                          ==============  ============  ==============  ============  ==============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................  $          950  $        950  $          950  $        475  $          570
                                          ==============  ============  ==============  ============  ==============

   The accompanying notes are an integral part of these financial statements.

                        CUSTOM MEDICAL SPECIALTIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Custom Medical Specialties, Inc., an Indiana corporation (the Company or
CMS), was founded in 1989 and maintains its headquarters in Indianapolis, Indiana. The Company is a contract seller and distributor of specialty medical products.

     The Company and its stockholder intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $1,600,000 in cash and 350,000 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. At June 30, 1997, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

  SHORT-TERM INVESTMENTS

     Short-term investments are non-taxable fixed maturity securities which the Company has the ability and intent to hold until maturity. Accordingly, such securities are considered held-to-maturity and are carried at amortized cost. (See Note 4).

  CONCENTRATION OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1995, 1996 and June 30, 1997, management believes the Company

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined on the average cost method. At December 31, 1995 and 1996, and at June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporation status, the stockholder reports the Company's taxable earnings or losses in his personal federal income tax returns. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  SERVICING ACTIVITIES:

     During 1996, the Company began serving as an agent for certain distributors of specialty medical products. In this capacity, the Company processes orders from the distributors' customers and places those

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

orders with the distributors. The distributor then ships the goods directly to the customer. Additionally, the Company bills and collects payments from the distributors' customer and remits such payments to the distributor. The Company generally charges a per-transaction processing fee for this service. Included in "Agency and other" in the accompanying Statement of Operations for the year ended December 31, 1996 is $64,465 of such fees earned during the year. During that year, the Company collected $1,671,369 from the distributors' customers and remitted $1,445,938 to the distributors under these agreements. Included in "Accounts payable" in the accompanying financial statements at December 31, 1996 is $429,550 which the Company owed to such distributors. "Custodial Cash" of $225,431 at December 31, 1996 represents cash collected by the Company under these arrangements, but not yet remitted to the distributors. Additionally, included in "Accounts receivable" at December 31, 1996 is $204,119 of amounts due from the distributors' customers.

4.  SHORT-TERM INVESTMENTS:

     Information for held-to-maturity securities follows:

                                           AMORTIZED    UNREALIZED
             SECURITY TYPE                   COST         GAINS       FAIR VALUE
----------------------------------------   ---------    ----------    ----------
State and municipal bonds
     At December 31, 1995...............   $ 200,000      $7,310       $ 207,310
     At December 31, 1996...............   $ 180,000      $5,820       $ 185,820

     Contractual maturities at December 31, 1996 were as follows:

                                             AMORTIZED
                MATURITY                        COST         FAIR VALUE
----------------------------------------   --------------    ----------
Due within one year.....................      $ 90,000        $  90,630
Due within one to five years............        15,000           15,000
Due within five to ten years............        40,000           42,545
Due within ten years and after..........        35,000           37,645
                                           --------------    ----------
Totals..................................      $180,000        $ 185,820
                                           ==============    ==========

5.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                                           ESTIMATED
                                            USEFUL            DECEMBER 31,
                                             LIVES     --------------------------     JUNE 30
                                           IN YEARS        1995          1996          1997
                                           ---------   ------------  ------------   -----------
                                                                                    (UNAUDITED)
Transportation equipment................        5      $     46,406  $     32,556   $    57,333
Machinery and equipment.................        7            34,373        33,995        24,598
Office equipment........................        5           115,151       116,241       122,144
Leasehold improvements..................       10             4,783         4,784         4,785
                                                       ------------  ------------   -----------
                                                            200,713       187,576       208,860
Less -- accumulated depreciation and
  amortization..........................                   (160,432)     (165,655)     (155,580)
                                                       ------------  ------------   -----------
Property and equipment, net.............               $     40,281  $     21,921   $    53,280
                                                       ============  ============   ===========

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                                DECEMBER 31,
                                          --------------------------    JUNE 30,
                                              1995          1996          1997
                                          ------------  ------------   -----------
                                                                       (UNAUDITED)
Trade receivables.......................  $  1,126,643  $  1,136,652   $ 1,232,732
Receivables from suppliers..............        61,058       101,515        76,257
Receivables from servicing activities
  (see Note 3)..........................       --            204,119       --
                                          ------------  ------------   -----------
                                             1,187,701     1,442,286     1,308,989
Less -- allowance for doubtful
  accounts..............................       (28,529)      (28,529)      (28,529)
                                          ------------  ------------   -----------
                                          $  1,159,172  $  1,413,757     1,280,460
                                          ============  ============   ===========

     Accounts payable and accrued expenses consist of the following:

                                              DECEMBER 31,
                                       --------------------------    JUNE 30,
                                           1995          1996          1997
                                       ------------  ------------   -----------
                                                                    (UNAUDITED)
Accounts payable, trade..............  $    987,296  $    926,511   $   884,600
Payables from servicing activities
  (see Note 3).......................       --            429,550       --
Accrued compensation and benefits....        98,037        76,254        85,099
Other................................        71,691       106,485       164,639
                                       ------------  ------------   -----------
                                       $  1,157,024  $  1,538,800   $ 1,134,338
                                       ============  ============   ===========

7.  NOTE PAYABLE TO STOCKHOLDER:

     Long-term debt at December 31, 1995, 1996 and June 30, 1997 consists of an unsecured note payable to the Company's sole stockholder with an interest rate of 10 percent, with interest paid semi-annually. The original maturity date of that note was April 1, 1991. However, the stockholder has informally extended such note indefinitely. The stockholder has advised the Company that he has no intention of requesting payment on the note during the next 12 months.

8.  LEASES:

     The Company leases building and warehouse space from a third party. The rent expense under this lease was $58,764 for the year ended December 31, 1996. The lease requires the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997............................  $  53,424
     1998............................     35,616
                                       ---------
                                       $  89,040
                                       =========

                        CUSTOM MEDICAL SPECIALTIES, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

10.  SIGNIFICANT SUPPLIERS/CUSTOMERS:

     A substantial portion of the Company's revenues is derived from sales of Pall Biomedical, Inc. (Pall) products. For the years ended December 31, 1994, 1995 and 1996, Pall's products accounted for approximately 36 percent, 41 percent and 38 percent, respectively, of the Company's total revenues. The agreement with Pall may be terminated with 30 days' notice by either the Company or Pall. While management believes that, following the acquisition referred to in Note 12, the Company will continue to represent Pall and other manufacturers with whom it has entered into similar arrangements, a loss of any of its significant vendor relationships could have a material adverse effect on the Company's financial condition and results of operations.

     During 1994, the Company lost a significant customer, which accounted for approximately $3.0 million, or approximately 21 percent, of fiscal 1994 revenues. For the year ended December 31, 1996, no individual customer accounted for more than 10 percent of revenues.

11.  EMPLOYEE BENEFIT PLAN:

     In 1994, the Company established a defined contribution 401(k) plan for employees who are at least 21 years old and have completed one year of service. Contributions to the plan by the employer are made on a discretionary basis. No employer contributions were made to the plan in 1994, 1995 or 1996.

12.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     On September 9, 1997, the Company and its sole shareholder entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     The Company will make a cash distribution of approximately $1.7 million prior to the closing of the transactions under the merger agreement which represents the Company's estimated S corporation accumulated adjustment account. Had these transactions been recorded at June 30, 1997, the effect on the accompanying balance sheet would have been a decrease in assets of $0.2 million, an increase in liabilities of $1.5 million and a decrease in shareholders' equity of $1.7 million

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Kentec Medical, Inc.:

     We have audited the accompanying balance sheet of Kentec Medical, Inc. (a California corporation) as of June 30, 1997, and the related statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kentec Medical, Inc. as of June 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Houston, Texas
August 6, 1997

                              KENTEC MEDICAL, INC.
                                 BALANCE SHEET

                                            JUNE 30,
                                              1997
                                          ------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $    719,508
     Short-term investments.............       111,331
     Accounts receivable, net of
      allowance of $77,039..............     1,704,433
     Inventories, net...................     1,857,915
     Deferred income taxes..............        24,590
                                          ------------
               Total current assets.....     4,417,777
PROPERTY AND EQUIPMENT, net.............       152,359
OTHER NON-CURRENT ASSETS................       235,575
                                          ------------
               Total assets.............  $  4,805,711
                                          ============

  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Accounts payable...................  $  1,344,957
     Accrued expenses and other current
      liabilities.......................       354,683
                                          ------------
               Total current
                liabilities.............     1,699,640
                                          ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY:
     Common stock, no par value; 75,000
      shares authorized, 46,000 shares
      issued and outstanding............        46,000
     Retained earnings..................     3,060,071
                                          ------------
               Total stockholder's
                equity..................     3,106,071
                                          ------------
               Total liabilities and
                stockholder's equity....  $  4,805,711
                                          ============

    The accompanying notes are an integral part of this financial statement.

                              KENTEC MEDICAL, INC.
                            STATEMENT OF OPERATIONS

                                            YEAR ENDED
                                             JUNE 30,
                                               1997
                                          --------------
REVENUES................................  $   13,646,041
COST OF REVENUES........................       9,440,908
                                          --------------
          Gross profit..................       4,205,133
                                          --------------
SELLING EXPENSES........................       1,709,445
GENERAL AND ADMINISTRATIVE EXPENSES.....       2,446,230
DEPRECIATION AND AMORTIZATION...........          83,101
                                          --------------
     Total operating expenses...........       4,238,776
                                          --------------
          Loss from operations..........         (33,643)
OTHER INCOME (EXPENSE):
     Interest income....................          32,065
     Other expense, net.................          (6,164)
                                          --------------
LOSS BEFORE PROVISION FOR INCOME
  TAXES.................................          (7,742)
PROVISION FOR INCOME TAXES..............          12,396
                                          --------------
NET LOSS................................  $      (20,138)
                                          ==============

    The accompanying notes are an integral part of this financial statement.

                              KENTEC MEDICAL, INC.
                       STATEMENT OF STOCKHOLDER'S EQUITY

                                           COMMON STOCK                           TOTAL
                                        ------------------      RETAINED      STOCKHOLDER'S
                                        SHARES     AMOUNT       EARNINGS          EQUITY
                                        -------    -------     ----------     --------------
BALANCE, June 30, 1996...............    46,000    $46,000     $3,080,669       $3,126,669
     Net loss........................     --         --           (20,138)         (20,138)
     Dividends.......................     --         --              (460)            (460)
                                        -------    -------     ----------     --------------
BALANCE, June 30, 1997...............    46,000    $46,000     $3,060,071       $3,106,071
                                        =======    =======     ==========     ==============

    The accompanying notes are an integral part of this financial statement.

                              KENTEC MEDICAL, INC.
                            STATEMENT OF CASH FLOWS

                                        YEAR ENDED
                                         JUNE 30,
                                           1997
                                       ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
     Net loss........................  $    (20,138)
     Adjustments to reconcile net
      loss to net cash used in
      operating activities --
          Depreciation and
           amortization..............        83,101
          Provision for doubtful
           accounts
             receivable..............         7,788
          Deferred income taxes,
           net.......................         5,487
          Loss on disposal of
           property and equipment....         6,424
          Increase (decrease) in
           operating cash flows
           resulting from:
               Accounts receivable...        63,595
               Inventories...........        87,300
               Prepaid expenses and
                other current
                assets...............         7,102
               Other non-current
                assets...............       (22,620)
               Accounts payable,
                accrued expenses and
                other current
                liabilities..........      (225,840)
                                       ------------
                     Net cash used in
                    operating
                    activities.......        (7,801)
                                       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of short-term
      investments....................      (219,632)
     Proceeds from short-term
      investments....................       216,468
     Purchases of property and
      equipment......................       (58,687)
                                       ------------
                     Net cash used in
                    investing
                    activities.......       (61,851)
                                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends.......................          (460)
                                       ------------
                     Net cash used in
                    financing
                    activities.......          (460)
                                       ------------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS........................       (70,112)
CASH AND CASH EQUIVALENTS, beginning
  of period..........................       789,620
                                       ------------
CASH AND CASH EQUIVALENTS, end of
  period.............................  $    719,508
                                       ============

    The accompanying notes are an integral part of this financial statement.

                              KENTEC MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Kentec Medical, Inc., a California corporation (the Company or Kentec), was founded in 1970 and maintains its headquarters in Irvine, California. The Company is a contract seller and distributor and limited manufacturer of specialty medical products.

     The Company and its stockholder intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired for consideration consisting of $3,240,000 in cash and 232,857 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheet are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheet and statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. As of June 30, 1997 and at various times during the year then ended, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

  SHORT-TERM INVESTMENTS

     The Company's short-term investments consist of certificates of deposit that are all considered held-to-maturity securities. Held-to-maturity securities, which are fixed maturity securities that the Company has the ability and intent to hold until maturity, are carried at amortized cost.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals and medical centers. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. At June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and depreciation is computed using an accelerated method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized using the straight-line method over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  COLLATERAL INTEREST IN INSURANCE AGREEMENT

     The Company has entered into an agreement with its stockholder for the sole purpose of financing life insurance premiums on a whole-life policy covering the president of the Company. The advances are collateralized by the cash surrender value of and the death benefit payable under the policy. The Company has recorded the advances in other non-current assets in the accompanying balance sheet totaling approximately $152,700 as of June 30, 1997.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED
                                         USEFUL
                                        LIVES IN     JUNE 30,
                                         YEARS         1997
                                       ----------  ------------
     Furniture and fixtures..........     5-7      $    412,745
     Rental equipment................     5-7           150,978
     Transportation equipment........     5-7           119,753
     Leasehold improvements..........     7-15           88,227
     Machinery and equipment.........     5-10           50,733
                                                   ------------
                                                        822,436
     Less -- accumulated depreciation
      and amortization...............                  (670,077)
                                                   ------------
     Property and equipment, net.....              $    152,359
                                                   ============

4.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                            JUNE 30,
                                              1997
                                          ------------
Trade receivables.......................  $  1,466,303
Receivables from suppliers..............       315,169
                                          ------------
                                             1,781,472
Less -- allowance for doubtful
  accounts..............................       (77,039)
                                          ------------
                                          $  1,704,433
                                          ============

     Accounts payable, accrued expenses and other current liabilities consist of the following:

                                         JUNE 30,
                                           1997
                                        ----------
Accounts payable, trade..............   $1,344,957
Accrued compensation and benefits....      315,144
Other payables and accrued
  expenses...........................       39,539
                                        ----------
                                        $1,699,640
                                        ==========

5.  LEASES:

     The Company leases its two operating facilities from a trustee of its stockholder (a family trust) under two long-term noncancellable operating lease agreements. The leases expire in 2009 and provide for rents increasing subject to the Consumer Price Index. The total annual rent paid under these related-party leases was approximately $229,600 for the year ended June 30, 1997. The leases require the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The Company believes the terms of the related-party leases are at least as favorable as the terms that could have been obtained from an unaffiliated third party in similar transactions. The Company also leases certain office equipment under long-term noncancellable operating lease agreements which expire in 1999 and 2000. The total annual rent paid under these leases was approximately $4,600 for the year ended June 30, 1997.

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases (including the related-party leases) that have initial or remaining noncancellable lease terms in excess of one year at June 30, 1997 are as follows:

Year ending June 30 --
     1998...............................  $    234,183
     1999...............................       234,183
     2000...............................       232,887
     2001...............................       230,773
     2002...............................       229,572
     Thereafter.........................     1,492,218
                                          ------------
                                          $  2,653,816
                                          ============

     The Company has entered into an agreement to sublease its excess facilities through March 1998. The future minimum sublease payments due to the Company under this sublease as of June 30, 1997 are $60,281.

     Rent income received for the year ended June 30, 1997 was approximately $61,900.

6.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                           YEAR ENDED
                                            JUNE 30,
                                              1997
                                           -----------
Federal --
     Current............................     $ 3,611
     Deferred...........................       4,094
State --
     Current............................       3,298
     Deferred...........................       1,393
                                           -----------
                                             $12,396
                                           ===========

     Actual income tax provision differs from income tax provision computed by applying the U.S. federal statutory corporate tax rate of 15 percent to income before income taxes as follows:

                                           YEAR ENDED
                                            JUNE 30,
                                              1997
                                           ----------
Benefit at the statutory rate...........    $ (1,161)
State income taxes......................       3,227
Non-deductible items....................      10,330
                                           ----------
                                            $ 12,396
                                           ==========

                              KENTEC MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax reporting purposes. The tax effects of these temporary differences representing current deferred income tax assets of $24,590 at June 30, 1997 result principally from accruals and reserves not currently deductible for income tax reporting purposes.

7.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale, manufacture and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

8.  SIGNIFICANT SUPPLIER:

     During the year ended June 30, 1997, the Company purchased approximately 62 percent of its products from Pall Biomedical Products Company (Pall). Revenues generated from the sales of these products accounted for 56 percent of the Company's distribution revenues for the year ended June 30, 1997. Under a distribution agreement with Pall, the Company has agreed to keep a 30-day supply of inventory on hand. The agreement may be terminated by either party, with or without cause, at any time after giving not less than 30 days' notice. The loss of this supplier would have a material adverse effect on the Company's business and operating results.

9.  EMPLOYEE BENEFIT PLANS:

     The Company has a money purchase pension plan, a profit sharing plan and a 401(k) plan for employees meeting certain requirements (substantially all employees). The Company's contributions to these plans vest over a period of six to seven years. The money purchase pension plan requires the Company to annually contribute 5 percent of participating employees' salaries, subject to certain limitations. The Company's contribution to the money purchase pension plan during the year ended June 30, 1997 was approximately $97,800. Company contributions to the profit sharing plan and to the 401(k) plan may be made at the discretion of the Company. No Company contributions were made to the profit sharing plan or to the 401(k) plan for the year ended June 30, 1997.

10.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     On September 9, 1997, the Company and its stockholder entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     Concurrently with the closing of the transactions under the merger agreement, the Company will enter into agreements with a trustee of its stockholder to lease certain office and warehouse space used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Products for Surgery, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheet of Products for Surgery, Inc. (a Texas corporation) and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Products for Surgery, Inc. and subsidiaries as of June 30, 1997, and the results of their consolidated operations and their consolidated cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP
Houston, Texas
August 15, 1997

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                            JUNE 30,
                                              1997
                                          ------------
                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........  $     42,994
     Accounts receivable, net of
      allowance of $586.................       725,119
     Inventories, net...................     1,461,078
     Prepaid expenses...................        45,712
                                          ------------
               Total current assets.....     2,274,903
PROPERTY AND EQUIPMENT, net.............       191,233
OTHER NON-CURRENT ASSETS:
     Cash surrender value of life
      insurance policies................       197,448
     Notes receivable from
      stockholders......................       133,814
     Deferred income taxes..............       124,668
     Intangible assets..................        95,960
     Other non-current assets...........        47,375
                                          ------------
               Total assets.............  $  3,065,401
                                          ============

  LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Short-term debt....................       195,722
     Accounts payable and accrued
      expenses..........................     1,200,167
                                          ------------
               Total current
                liabilities.............     1,395,889
LONG-TERM DEBT..........................       164,817
DEFERRED INCOME TAXES...................        45,164
OTHER LONG-TERM LIABILITIES.............       500,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $.10 par value;
      300,000 shares authorized, 105,880
      shares issued and outstanding,
      respectively......................        10,588
     Additional paid-in capital.........       355,892
     Retained earnings..................       593,051
                                          ------------
               Total stockholders'
                equity..................       959,531
                                          ------------
               Total liabilities and
                stockholders' equity....  $  3,065,401
                                          ============

   The accompanying notes are an integral part of this consolidated financial statement.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                           YEAR ENDED
                                            JUNE 30,
                                              1997
                                          ------------
REVENUES................................  $  7,761,235
COST OF REVENUES........................     4,447,229
                                          ------------
          Gross profit..................     3,314,006
SELLING EXPENSES........................     1,197,857
GENERAL AND ADMINISTRATIVE EXPENSES.....     2,101,413
DEPRECIATION AND AMORTIZATION...........        66,280
                                          ------------
     Total operating expenses...........     3,365,550
                                          ------------
          Loss from operations..........       (51,554)
                                          ------------
OTHER INCOME (EXPENSE):
     Interest income....................        22,899
     Interest expense...................       (58,983)
     Other income, net..................       448,048
                                          ------------
INCOME BEFORE PROVISION FOR INCOME
  TAXES.................................       360,420
PROVISION FOR INCOME TAXES..............       150,011
                                          ------------
NET INCOME..............................  $    210,409
                                          ============

   The accompanying notes are an integral part of this consolidated financial statement.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 COMMON STOCK                                          TOTAL
                             --------------------     ADDITIONAL       RETAINED    STOCKHOLDERS'
                              SHARES     AMOUNT     PAID-IN CAPITAL    EARNINGS       EQUITY
                             ---------  ---------   ---------------   ----------   -------------
BALANCE, June 30, 1996.....     90,000  $   9,000      $ --           $  382,642     $ 391,642
     Issuance of common
       stock...............     15,880      1,588        355,892          --           357,480
     Net income............     --         --            --              210,409       210,409
                             ---------  ---------   ---------------   ----------   -------------
BALANCE, June 30, 1997.....    105,880  $  10,588      $ 355,892      $  593,051     $ 959,531
                             =========  =========   ===============   ==========   =============

   The accompanying notes are an integral part of this consolidated financial statement.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                           YEAR ENDED
                                            JUNE 30,
                                              1997
                                          ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................  $    210,409
     Adjustments to reconcile net income
      to net cash provided by operating
      activities --
          Depreciation and
           amortization.................        66,280
          Provision for doubtful
           accounts receivable..........        (5,014)
          Deferred income taxes, net....        28,856
     Increase (decrease) in operating
      cash flows resulting from:
          Accounts receivable...........       957,347
          Inventories...................       256,454
          Prepaid expenses and other
           current assets...............        49,111
          Other noncurrent assets.......      (106,908)
          Accounts payable and accrued
           expenses.....................      (769,931)
                                          ------------
     Net cash provided by operating
      activities........................       686,604
                                          ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
      equipment.........................       (82,248)
                                          ------------
     Net cash used in investing
      activities........................       (82,248)
                                          ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term
      debt..............................        17,740
     Repayments on short-term debt,
      net...............................      (632,567)
                                          ------------
     Net cash used in financing
      activities........................      (614,827)
                                          ------------
NET DECREASE IN CASH AND CASH
  EQUIVALENTS...........................       (10,471)
CASH AND CASH EQUIVALENTS, beginning of
  period................................        53,465
                                          ------------
CASH AND CASH EQUIVALENTS, end of
  period................................  $     42,994
                                          ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................  $     57,036
                                          ============
          Income taxes..................  $    124,380
                                          ============

   The accompanying notes are an integral part of this consolidated financial statement.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Products for Surgery, Inc., a Texas corporation (PSI), was founded in 1979. PSI, together with its subsidiaries, PSI Service Corporation and Sierra Surgical Products, Inc. (SSP) (collectively, the Company or Products for Surgery), maintains its headquarters in Forest Hills, Texas. The Company is a contract seller and distributor of specialty medical products.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD) pursuant to which the Company will be acquired by TRIAD for consideration consisting of $2,250,000 in cash and 203,571 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF PRESENTATION

     The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include the accounts of the Company and its subsidiaries. All significant intercompany amounts and transactions have been eliminated in consolidation.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheet are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheet and statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents. At June 30, 1997, the Company maintained cash balances in various financial institutions in excess of federally insured limits.

  CONCENTRATIONS OF CREDIT RISK

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals and surgical centers. The Company regularly reviews accounts receivable and makes provision for potentially uncollectible balances. At June 30, 1997, management believes the Company had incurred no impairments in the carrying values of its accounts receivable, other than uncollectible amounts for which provision has been made.

  INVENTORIES

     Inventories consist of medical supplies and equipment. Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method. At June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  INTANGIBLE ASSETS

     The goodwill recorded by the Company in connection with the acquisition of SSP (see Note 3) is amortized over 40 years on a straight line basis. As of June 30, 1997, accumulated amortization of goodwill amounted to $1,835.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products are shipped. Service contract revenues are recorded over the term of the service contract, and the unearned portion of the service contract is recorded as a liability.

  INCOME TAXES

     The Company applies the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure, including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

3.  ACQUISITION:

     On October 1, 1996, PSI acquired all the outstanding stock of SSP in exchange for 15,880 shares of PSI common stock. The acquisition was accounted for as a purchase, and SSP's results of operations have been included in the accompanying consolidated financial statements since the acquisition date. SSP is also a contract seller of specialty medical products.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The purchase price was allocated as follows:

Current assets.......................  $  705,621
Property and equipment...............      20,386
Goodwill.............................      97,795
Current liabilities..................    (466,322)
                                       ----------
Purchase price.......................  $  357,480
                                       ==========

4.  PROPERTY AND EQUIPMENT:

     Property and equipment consists of the following:

                              ESTIMATED
                             USEFUL LIVES    JUNE 30,
                               IN YEARS        1997
                             ------------    ---------
Office equipment...........       5          $ 377,099
Machinery and equipment....       7             15,624
Furniture and fixtures.....      5-7            58,817
Rental equipment...........       5             50,825
Leasehold improvements.....       10            37,693
Transportation equipment...       5              9,035
                                             ---------
                                               549,093
Less -- accumulated
  depreciation and
  amortization.............                   (357,860)
                                             ---------
Property and equipment,
  net......................                  $ 191,233
                                             =========

5.  DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consist of the following:

                                        JUNE 30,
                                          1997
                                        ---------
Trade receivables....................   $ 692,275
Receivables from suppliers...........      10,955
Other receivables....................      22,475
                                        ---------
Less -- allowance for doubtful
  accounts...........................        (586)
                                        ---------
                                        $ 725,119
                                        =========

     Prepaid expenses consist of the following:

                                           JUNE 30,
                                             1997
                                           ---------
Prepaid insurance.......................   $  26,496
Prepaid property taxes..................       3,453
Prepaid advertising.....................       3,704
Other prepaid expenses..................      12,059
                                           ---------
                                           $  45,712
                                           =========

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Accounts payable and accrued expenses consist of the following:

                                            JUNE 30,
                                              1997
                                           ----------
Accounts payable, trade.................   $  685,948
Accrued compensation and benefits.......       70,941
Accrued income taxes....................      232,114
Accrued commissions.....................       70,554
Other accrued expenses..................      140,610
                                           ----------
                                           $1,200,167
                                           ==========

6.  CASH SURRENDER VALUE OF OFFICERS' LIFE INSURANCE:

     The Company maintains life insurance policies on its executive officers. The company pays the premium and receives, on termination of the policy or death of the insured, the cash surrender value of the policy and the balance of benefits paid for the purposes of funding the buy-sell agreement described in
Note 15 and/or to provide key-man insurance.

7.  SHORT-TERM DEBT:

     The Company has a $500,000 credit line with a bank that expires October 31, 1997, with interest payable monthly at prime plus 0.75 percent. (9.25 percent at June 30, 1997). As of June 30, 1997, $195,722 was outstanding.

     The Company also finances its insurance premiums. The amount outstanding as of June 30, 1997 was $6,400.

8.  LONG-TERM DEBT:

     The Company has policy loans outstanding taken against the cash surrender value of life insurance. The loan agreements are dated April 22, 1996, with interest due annually at rates ranging from 5 1/2 percent to 8 percent. No principal payments are required and the loans are payable from policy proceeds. The amount outstanding as of June 30, 1997 was $164,817.

9.  LEASES:

     The Company leases its office facilities from a partnership comprised of certain stockholders of the Company. The lease was renewed on September 1, 1996 and expires on August 31, 2003. Rent paid under this related-party lease was approximately $129,200 for the year ended June 30, 1997. The Company also leases furniture and equipment from the same partnership. The leases are cancellable and expire at various dates through 1998. The rents charged are based on the fair rental value of similar equipment. Total rent paid under this lease for the year ended June 30, 1997 was $63,400.

     The Company believes the terms of the related-party leases are at least as favorable as the terms that could have been obtained from an unaffiliated third party in similar transactions.

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Future minimum lease payments required under noncancellable operating leases (including related party leases) with initial or remaining noncancellable terms in excess of one year at June 30, 1996 are as follows:

Year ending June 30 -
          1998.......................       223,173
          1999.......................       168,372
          2000.......................       147,300
          2001.......................       147,300
          2002.......................       147,300
          Thereafter.................       173,850
                                       ------------
                                       $  1,007,295
                                       ============

10.  INCOME TAXES:

     Federal and state income taxes are as follows:

                                          YEAR ENDED
                                         JUNE 30, 1997
                                         -------------
Federal --
     Current.........................      $ 106,779
     Deferred........................         25,432
State --
     Current.........................         14,376
     Deferred........................          3,424
                                         -------------
                                           $ 150,011
                                         =============

     Actual income tax expense differs from income tax expense computed by applying the U.S. federal statutory corporate tax rate of 35 percent to income before income taxes as follows:

                                         YEAR ENDED
                                        JUNE 30, 1997
                                        -------------
Provision at the statutory rate......     $ 126,147
Increase (decrease) resulting from --
     State income tax, net of benefit
      for federal deductions.........        11,570
     Nondeductible expenses..........        12,294
                                        -------------
                                          $ 150,011
                                        =============

     Deferred income tax provisions result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effects of these temporary differences representing deferred tax assets and liabilities result principally from the following:

                                           JUNE 30,
                                             1997
                                          ----------
Depreciation and amortization...........  $  (41,862)
Inventory...............................     124,419
Accruals and reserves not deductible
  until paid............................      (3,302)
Cash to accrual adjustment..............         249
                                          ----------
Net deferred income tax assets
  (liabilities).........................  $   79,504
                                          ==========

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11.  RELATED-PARTY TRANSACTIONS:

     The Company has notes receivable from its stockholders in the amount $133,814 as of June 30, 1997. The notes bear interest at 9.25 percent per annum. Unpaid principal and accrued interest is payable monthly through September 18, 2003, at which time the remaining unpaid principal and interest is due in full.

12.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's consolidated financial position or consolidated results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that it has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's consolidated financial condition or the consolidated results of its operations.

13.  SIGNIFICANT SUPPLIERS:

     The Company has four significant suppliers, whose products together accounted for 75.7 percent of the Company's revenues during fiscal 1997. The Company's agreement with Meadox Medical, Inc. (Meadox), terminated October 1, 1996, when Meadox began direct distribution of its product lines. Subsequent to the termination of the agreement, the Company and Meadox entered into a non-compete agreement pursuant to which Meadox agreed to make monetary concessions to the Company. These payments totaled approximately $440,000 in fiscal 1997. The Company's agreement with MedComp, Inc. (a manufacturer of vascular access catheters), its largest supplier and whose products accounted for approximately 16.2 percent of revenues during fiscal 1997, is for a term of five years and expires in June 1999. The Company's arrangement with Scalan International (a manufacturer of cardiovascular instruments), accounted for approximately 14.3 percent of revenues during fiscal 1997, is for a term of one year and expires in January 1998. The Company's arrangement with Luxtec Corporation (a manufacturer of fiber-optic light sources and headlights), whose products accounted for approximately 12.1 percent of revenues during fiscal 1997, is for a term of three years and expires October 31, 1998.

     The Company's other distribution agreements and agency arrangements are generally for terms of 2 to 3 years, and are terminable if the Company fails to meet certain negotiated sales volumes or on prior notice ranging from 30 to 90 days. A loss of the Company's distribution or agency relationships with one or more of its significant manufacturers could have a material adverse effect on the Company's financial condition and results of operations.

14.  EMPLOYEE BENEFIT PLAN:

     The Company has a qualified 401(k) profit sharing plan available to full-time employees who meet the plan's eligibility requirements. The plan also contains a profit sharing component with contributions being

                  PRODUCTS FOR SURGERY, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

made at the Company's discretion. Under the 401(k) plan, the Company matches 50 percent of the employees' contributions to the plan, up to six percent of their annual salary. The 401(k) plan expense for fiscal 1997 was $34,852.

15.  BUY-SELL AGREEMENT:

     The stockholders of the Company have entered into a buy-sell agreement among themselves and the Company. Under that agreement: (i) if a stockholder dies, the Company would have an option to purchase the shares owned by the deceased stockholder; and (ii) if a stockholder desires to sell his interest in the Company, then the Company and other stockholders would have a right of first refusal under the agreement to purchase the shares owned by the selling stockholder.

16.  SUPPLEMENTAL CASH FLOW INFORMATION:

     During the year ended June 30, 1997 the Company had the following non-cash financing and investing activities:

Acquisition of SSP:
     Fair value of assets acquired...  $  823,802
     Liabilities assumed.............    (466,322)
                                       ----------
     Fair value of stock issued......  $  357,480
                                       ==========

17.  EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     On September 9, 1997, the Company and its shareholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     In connection with the closing of the transactions under the merger agreement, the Company will distribute the cash surrender value of life insurance with a total carrying value of $197,448 as of June 30, 1997, and enter into agreements with certain shareholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MegaTech Medical, Inc.:

     We have audited the accompanying balance sheet of MegaTech Medical, Inc. (a Maryland corporation) as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MegaTech Medical, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
April 18, 1997

                             MEGATECH MEDICAL, INC.
                                 BALANCE SHEETS

                                           DECEMBER 31,      JUNE 30,
                                               1996            1997
                                           -------------    ----------
                                                            (UNAUDITED)

                 ASSETS
CURRENT ASSETS:
     Cash and cash equivalents..........    $   --          $   29,025
     Accounts receivable, net of
      allowance of $0...................        927,893        961,313
     Inventories, net...................        873,955        717,237
     Prepaid expenses and other current
      assets............................          6,693          6,046
                                           -------------    ----------
          Total current assets..........      1,808,541      1,713,621
PROPERTY AND EQUIPMENT, net.............         84,221         60,993
OTHER NON-CURRENT ASSETS................         45,951         69,172
                                           -------------    ----------
          Total assets..................    $ 1,938,713     $1,843,786
                                           =============    ==========

  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
     Short-term debt....................    $   250,000     $   75,000
     Accounts payable and accrued
      expenses..........................        175,215        234,702
                                           -------------    ----------
          Total current liabilities.....        425,215        309,702
COMMITMENTS AND CONTINGENCIES...........         42,800         42,800
STOCKHOLDERS' EQUITY:
     Class A common stock, $1 par value,
      50,000 shares authorized, 2,000
      issued and outstanding in 1996 and
      1997..............................          2,000          2,000
     Class B common stock, $1 par value,
      50,000 shares authorized, 2,000
      issued in 1996 and 1997...........          2,000          2,000
     Additional paid-in capital.........         31,000         31,000
     Retained earnings..................      1,435,698      1,509,284
     Treasury stock, 200 shares of Class
      B common stock at cost............        --             (53,000)
                                           -------------    ----------
          Total stockholders' equity....      1,470,698      1,491,284
                                           -------------    ----------
          Total liabilities and
             stockholders' equity.......    $ 1,938,713     $1,843,786
                                           =============    ==========

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                            STATEMENTS OF OPERATIONS

                                                          SIX MONTHS ENDED
                                       YEAR ENDED             JUNE 30,
                                      DECEMBER 31,   --------------------------
                                          1996           1996          1997
                                      ------------   ------------  ------------
                                                            (UNAUDITED)
REVENUES.............................  $6,820,737    $  3,327,669  $  3,217,241
COST OF REVENUES.....................   4,214,729       2,003,922     1,932,450
                                      ------------   ------------  ------------
          Gross profit...............   2,606,008       1,323,747     1,284,791
                                      ------------   ------------  ------------
SELLING EXPENSES.....................   1,327,796         531,105       538,849
GENERAL AND ADMINISTRATIVE EXPENSES..     932,104         494,906       427,346
DEPRECIATION AND AMORTIZATION........      17,657           6,862        24,428
                                      ------------   ------------  ------------
     Total operating expenses........   2,277,557       1,032,873       990,623
                                      ------------   ------------  ------------
          Income from operations.....     328,451         290,874       294,168
                                      ------------   ------------  ------------
OTHER INCOME (EXPENSE):
     Interest income.................         901              21       --
     Interest expense................     (18,212)        (12,790)       (6,879)
     Other income, net...............     135,000          75,000        60,000
                                      ------------   ------------  ------------
NET INCOME...........................  $  446,140    $    353,105  $    347,289
                                      ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                   COMMON STOCK                                                       TOTAL
                                 ----------------      ADDITIONAL        RETAINED     TREASURY    STOCKHOLDERS'
                                 SHARES    AMOUNT    PAID-IN CAPITAL     EARNINGS      STOCK         EQUITY
                                 ------    ------    ---------------   ------------   --------    -------------
BALANCE, December 31, 1995....    4,000    $4,000        $31,000       $  1,109,696   $  --        $ 1,144,696
     Net income...............     --        --          --                 446,140      --            446,140
     Dividends................     --        --          --                (120,138)     --           (120,138)
                                 ------    ------    ---------------   ------------   --------    -------------
BALANCE, December 31, 1996....    4,000    $4,000        $31,000       $  1,435,698      --        $ 1,470,698
                                 ------    ------    ---------------   ------------   --------    -------------
     Purchase of 200 shares of
       Class B common stock
       (unaudited)............     --        --          --                 --         (53,000)        (53,000)
     Net income (unaudited)...     --        --          --                 347,289                    347,289
     Dividends (unaudited)....     --        --          --                (273,703)     --           (273,703)
                                 ------    ------    ---------------   ------------   --------    -------------
BALANCE, June 30, 1997
  (unaudited).................    4,000    $4,000        $31,000       $  1,509,284   $(53,000)    $ 1,491,284
                                 ======    ======    ===============   ============   ========    =============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                            STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS ENDED
                                            YEAR ENDED             JUNE 30,
                                           DECEMBER 31,   --------------------------
                                               1996           1996          1997
                                           ------------   ------------  ------------
                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income.........................    $  446,140    $    353,105  $    347,289
     Adjustments to reconcile net income
       to net cash
       (used in) operating activities --
       Depreciation and amortization....        17,657           6,862        24,428
       Increase (decrease) in operating
          cash flow resulting from:
          Accounts receivable...........      (141,595)        (90,744)      (33,420)
          Inventories...................        19,714         132,864       156,718
          Prepaid expenses and other
             current assets.............        (2,266)        --                647
          Other noncurrent assets.......       (10,280)          7,473       (23,221)
          Accounts payable and accrued
             expenses...................      (242,854)       (299,959)       59,487
                                           ------------   ------------  ------------
               Net cash provided by
                  operating
                  activities............        86,516         109,601       531,928
                                           ------------   ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and
       equipment........................       (21,378)         (9,478)       (1,200)
                                           ------------   ------------  ------------
               Net cash used in
                  investing
                  activities............       (21,378)         (9,478)       (1,200)
                                           ------------   ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid.....................      (120,138)        --           (273,703)
     Net proceeds from short-term
       debt.............................        55,000         (45,000)     (175,000)
     Purchase of treasury stock.........       --              --            (53,000)
                                           ------------   ------------  ------------
               Net cash used in
                  financing
                  activities............       (65,138)        (45,000)     (501,703)
                                           ------------   ------------  ------------
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................       --               55,123        29,025
CASH AND CASH EQUIVALENTS, beginning of
  period................................       --              --            --
                                           ------------   ------------  ------------
CASH AND CASH EQUIVALENTS, end of
  period................................    $  --         $     55,123  $     29,025
                                           ============   ============  ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
     Cash paid for --
          Interest......................    $   17,677    $     10,837  $      6,879
                                           ============   ============  ============

   The accompanying notes are an integral part of these financial statements.

                             MEGATECH MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     MegaTech Medical, Inc., a Maryland corporation (the Company or MegaTech) was founded in 1976 and maintains its headquarters in Baltimore, Maryland. The Company is a contract seller and distributor of specialty medical products.

     The Company and its stockholders intend to enter into a definitive merger agreement with TRIAD Medical Inc. (TRIAD), pursuant to which the Company will be acquired by TRIAD for consideration consisting of 300,000 shares of TRIAD common stock, concurrently with the closing of the initial public offering by TRIAD of its common stock (the Offering).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist primarily of cash, cash equivalents, trade receivables, trade payables and debt instruments. The carrying amounts of those instruments reported in the balance sheets are considered to estimate their respective fair values due to the short-term nature of such financial instruments and the current interest rate environment.

  CASH AND CASH EQUIVALENTS

     For purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  CONCENTRATIONS OF CREDIT RISKS

     In the normal course of business, the Company extends credit to its customers, which are primarily hospitals. The Company regularly reviews its accounts receivable and makes provision for potentially uncollectible balances. At December 31, 1996, and June 30, 1997, management believes the Company had incurred no material impairments in the carrying values of its accounts receivable.

  INVENTORIES

     Inventories consist primarily of medical supplies and equipment. Inventories, net of allowances, are valued at the lower of cost or market. Cost is determined using the average cost method. At December 31,

                             MEGATECH MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1996, and at June 30, 1997, management believes the Company has incurred no material impairments in the carrying values of its inventories, other than impairments for which provision has been made.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

  COLLATERAL INTEREST IN INSURANCE POLICY

     The Company has entered into an agreement with its controlling stockholder for the sole purpose of financing life insurance premiums on a whole-life policy covering the president of the Company. The advances are collateralized by the cash surrender value of and the death benefit payable under the policy. The Company has recorded the advances in other non-current assets in the accompanying balance sheets totaling approximately $45,951 and $37,925 at December 31, 1996, and June 30, 1997, respectively.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from sales of specialty medical products under agreements and arrangements with various manufacturers. Cost of revenues consists primarily of product costs, net of rebates, and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales managers, travel and entertainment expenses, trade show expenses, and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recognized when products and supplies are shipped.

  INCOME TAXES

     The Company has elected S corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under the Internal Revenue Code provisions applicable to S corporations, the stockholders report the Company's taxable earnings or losses in their personal federal income tax returns. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements. Upon completion of the transaction with TRIAD, the Company will become a C corporation and accrue a previously unrecognized deferred tax asset, which if accrued on December 31, 1996 and June 30, 1997, would have been approximately $12,200 and $16,000, respectively.

  IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 129, "Disclosure of Information About Capital Structure." SFAS No. 129 requires nonpublic entities to disclose certain information about an entity's capital structure including the pertinent rights and privileges of the various securities outstanding. The Company will be required to adopt SFAS No. 129 in 1997 and, in the opinion of management, SFAS No. 129 will not significantly change the existing financial statement disclosures.

                             MEGATECH MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                    ESTIMATED
                                   USEFUL LIVES    DECEMBER 31,     JUNE 30,
                                     IN YEARS          1996           1997
                                   ------------    ------------    -----------
                                                                   (UNAUDITED)
Transportation equipment.........       5           $   75,572     $    75,572
Machinery and equipment..........       7               15,128          15,128
Furniture and fixtures...........      5-7             122,929         124,129
Leasehold improvements...........       10              37,926          37,926
                                                  ------------     -----------
                                                       251,555         252,755
Less -- accumulated depreciation and
  amortization...................                     (167,334)       (191,822)
                                                  ------------     -----------
Property and equipment, net......                   $   84,221     $    60,993
                                                  ============     ===========

4.  SHORT-TERM DEBT:

     Short-term debt consisted of a demand line of credit obtained from a bank, with interest due monthly at the bank's prime rate plus one percent (9.25% at December 31, 1996). This credit facility is secured by accounts receivable and inventory. The amount outstanding under the credit facility as of December 31, 1996 was $250,000. At June 30, 1997 there was a balance of $75,000 outstanding.

     Management estimates that the fair value of its debt obligations approximates an aggregate carrying value of $250,000 at December 31, 1996.

5.  LEASES:

     The Company leases office and warehouse facilities from third parties. The lease agreements extend through May 31, 1998. The rent paid under these leases was approximately $38,000, $18,800 and $18,800 for the year ended December 31, 1996 and the six months ended June 30, 1996 and June 30, 1997, respectively. The Company is required to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

     Future minimum lease payments required under noncancellable operating leases that have initial or remaining noncancellable lease terms in excess of one year at December 31, 1996 are as follows:

Year ending December 31 --
     1997...............................  $  37,548
     1998...............................     15,645
                                          ---------
                                          $  53,193
                                          =========

6.  RELATED PARTY TRANSACTIONS:

     The controlling stockholder of the Company also owns another company, JAJ Enterprises, Ltd., d/b/a S.O.S. Technologies (S.O.S.), which is engaged in renting emergency oxygen units and organizing training for their usage. MegaTech provides S.O.S. with office and warehouse space and administrative, accounting and managerial services and personnel. S.O.S. reimburses MegaTech for these services. Included in other income, net, is approximately $135,000, $75,000 and $60,000 received from S.O.S. for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997, respectively.

                             MEGATECH MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Management believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims under losses on any of its insurance policies.

     The sale and distribution of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  SALES TAX CONSIDERATIONS

     Various states are increasingly seeking to impose sales or use taxes on interstate sales made into their state by out-of-state companies. Complex legal issues arise in these areas, relating to, among other things, the required nexus of a business with a particular state, which may permit the state to require a business to collect such taxes. Although the Company believes that each of the Founding Companies has adequately provided for sales taxes on its sales, there can be no assurance as to the effect of actions state tax authorities may take on the Company's financial condition or the results of its operations.

8.  SIGNIFICANT SUPPLIERS:

     The Company has three significant suppliers, together whose products collectively accounted for 61 percent and 64 percent of the Company's revenues for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. The Company has no arrangement with Smith & Nephew, its largest supplier and whose products accounted for approximately 30 percent and 37 percent of the Company's revenues for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively. The Company's arrangement with Level One, whose products accounted for 16 percent and 11 percent of the Company's revenues for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, expired March 31, 1997. However, the Company partially offset such lost revenues by acquiring new product lines and placing increased emphasis on new technology products. The Company's material distribution agreements and agency arrangements are generally for terms of 1 to 5 years and are terminable if the Company fails to meet certain negotiated sales volumes or on prior notice ranging from 30 to 90 days. A loss of the Company's distribution or agency relationships with one or more of its significant manufacturers could have a material adverse effect on the Company's financial condition and results of operations.

9. EVENT SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     On September 9, 1997, the Company and its shareholders entered into a definitive merger agreement with TRIAD, providing for the acquisition of the Company by TRIAD.

     In connection with the closing of the transactions under the merger agreement, the Company will distribute certain assets to the shareholders, consisting of cash surrender value of life insurance and automobiles, with a total carrying value of $0.2 million as of December 31, 1996. In addition, the Company will make a cash distribution of approximately $1.4 million prior to the merger, which represents the Company's estimated S corporation accumulated adjustment account. Had these transactions been recorded at June 30, 1997, the effect on the accompanying balance sheet would have been an increase in liabilities of $1.4 million and a decrease in stockholders' equity of $1.4 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of PCI Medical, Inc.:

     We have audited the accompanying statements of operations and cash flows of PCI Medical, Inc. (an Arizona corporation) for the period from January 1, 1996 to October 4, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statemens. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of PCI Medical, Inc. for the period from January 1, 1996 to October 4, 1996, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Houston, Texas
August 1, 1997

                               PCI MEDICAL, INC.
                            STATEMENT OF OPERATIONS

                                             PERIOD FROM
                                           JANUARY 1, 1996
                                                 TO
                                           OCTOBER 4, 1996
                                           ---------------
REVENUES................................     $ 6,049,214
COST OF REVENUES........................       2,967,047
                                           ---------------
     Gross profit.......................       3,082,167
SELLING EXPENSES........................         724,656
GENERAL AND ADMINISTRATIVE EXPENSES.....       1,558,923
DEPRECIATION AND AMORTIZATION...........         131,644
                                           ---------------
     Total operating expenses...........       2,415,223
                                           ---------------
Income from operations..................         666,944
OTHER INCOME (EXPENSE)
     Interest income....................           4,888
     Interest expense...................          (6,460)
     Other income, net..................          65,186
                                           ---------------
NET INCOME..............................     $   730,558
                                           ===============

   The accompanying notes are an integral part of these financial statements.

                               PCI MEDICAL, INC.
                            STATEMENT OF CASH FLOWS

                                             PERIOD FROM
                                           JANUARY 1, 1996
                                                 TO
                                           OCTOBER 4, 1996
                                           ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income.........................      $ 730,558
     Adjustment to reconcile net income
      to net cash provided by operating
      activities
          Depreciation and
           amortization.................        131,644
          Gain on disposal..............        (52,670)
          Increase (decrease) in
           operating cash flows
           resulting from:
               Accounts receivable......       (110,237)
               Inventories..............        217,658
               Prepaids and other
                current assets..........        (38,264)
               Other noncurrent
                assets..................         (7,592)
               Accounts payable and
                accrued expenses........         (3,569)
                                           ---------------
                     Net cash provided
                     by operating
                     activities.........        867,528
                                           ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of property and
      equipment.........................       (124,074)
     Proceeds from disposals of property
      and equipment.....................         74,790
                                           ---------------
                     Net cash used in
                     investing
                     activities.........        (49,284)
                                           ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Borrowings on long-term debt.......         73,217
     Principal payments on long-term
      debt and capital leases...........        (76,125)
     Line of credit, net................       (395,000)
     Distributions to stockholders......       (225,000)
                                           ---------------
                     Net cash used in
                     financing
                     activities.........       (622,908)
                                           ---------------
INCREASE IN CASH AND CASH EQUIVALENTS...        195,336
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF PERIOD.............................         30,319
                                           ---------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD................................      $ 225,655
                                           ===============

   The accompanying notes are an integral part of these financial statements.

                               PCI MEDICAL, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     PCI Medical, Inc. (the Company) is primarily engaged in the contract sale and distribution of medical supplies and devices and the rental, service and repair of infusion devices and equipment in the hospital and alternate-site health care markets in the southwestern United States. The Company was incorporated in 1986.

     On October 4, 1996, TRIAD Holdings, Inc. (THI) acquired the assets and assumed certain liabilities of the Company, for cash consideration of $3,814,651 (net of cash acquired), notes payable of $702,343 and 60,000 Class B common shares of THI valued at $330,000. As a result, separate operations of the Company ceased and the results of the Company's operations for subsequent periods are included in the consolidated financial statements of THI. Accordingly, only the results of operations and cash flows for the period ended October 4, 1996 have been included in the accompanying financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     These financial statements have been prepared on the accrual basis of accounting.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted account principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

  COST OF REVENUES

     Cost of revenues is determined using the first-in, first-out (FIFO) method of valuing inventories.

  DEPRECIATION

     Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the applicable lease or the estimated useful life of the applicable asset.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

  DEFERRED RENT

     Certain of the Company's facilities leases include scheduled rent increases and free rent periods. For financial reporting purposes, rent expense is recognized on a straight-line basis over the lease term.

  REVENUES AND EXPENSES

     The Company's revenues are primarily derived from rentals and servicing infusion devices and sales of durable medical equipment. Cost of revenues consists primarily of product costs, net of rebates, service labor and freight charges. Selling expenses consist primarily of sales commissions, salaries of sales

                               PCI MEDICAL, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

managers, travel and entertainment expenses, trade show expenses and automobile allowances. General and administrative expenses consist primarily of executive compensation and related benefits, administrative salaries and benefits, office rent and utilities, communication expenses and professional fees.

  REVENUE RECOGNITION

     Revenues are recorded at the time of shipment of products or performance of services. Revenues from the rental of infusion pumps and other under cancelable and noncancelable operating leases are recognized on a straight-line basis over the rental period. The Company also provides financing for equipment sales under sales-type lease arrangements.

  INCOME TAXES

     The Company is a Subchapter S corporation for income tax purposes. As an S corporation, the Company is not subject to federal income taxes and accordingly, no such taxes have been provided in the accompanying financial statements. Federal income taxes related to the earnings of the Company are obligations of the shareholders of the Company. The Company is subject to an Arizona franchise tax, which is not significant. This amount has been included in general and administrative expenses in the accompanying statement of operations.

3.  LEASES:

     The Company leases its office and warehouse facilities from an entity controlled by its shareholders. Rent expense under this arrangment totaled approximately $242,193 for the period from January 1, 1996 to October 4, 1996. The leases provide for the Company to pay taxes, maintenance, insurance and certain other operating costs of the leased property.

4.  COMMITMENTS AND CONTINGENCIES:

  LITIGATION

     The Company is a party to certain legal proceedings arising in the ordinary course of business. Managment believes the outcome of such legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

  INSURANCE

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses under any of its insurance policies.

     The sale, distribution, rental and repair of medical products involve a risk of product liability claims. The Company maintains product liability insurance coverage in amounts that it considers adequate.

  NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES, OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                        -------------------------------
                               TABLE OF CONTENTS
                        -------------------------------

                                        PAGE
                                        ----
PROSPECTUS SUMMARY...................     3
RISK FACTORS.........................     8
THE COMPANY..........................    14
USE OF PROCEEDS......................    17
DIVIDEND POLICY......................    17
CAPITALIZATION.......................    18
DILUTION.............................    19
SELECTED HISTORICAL AND PRO FORMA
  COMBINED FINANCIAL DATA............    20
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS......................    22
BUSINESS.............................    27
MANAGEMENT...........................    35
CERTAIN TRANSACTIONS.................    42
PRINCIPAL STOCKHOLDERS...............    47
SHARES ELIGIBLE FOR FUTURE SALE......    49
DESCRIPTION OF CAPITAL STOCK.........    50
UNDERWRITING.........................    53
LEGAL MATTERS........................    54
EXPERTS..............................    55
ADDITIONAL INFORMATION...............    55
INDEX TO FINANCIAL STATEMENTS........   F-1

  UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                4,000,000 SHARES

                                     TRIAD
                                  MEDICAL INC.

                                  COMMON STOCK

                             ----------------------

                                   PROSPECTUS
                             ----------------------

                             MONTGOMERY SECURITIES
                               SMITH BARNEY INC.

                           WEDBUSH MORGAN SECURITIES

                                              , 1997

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) in connection with the offering described in this Registration Statement, all of which shall be paid by TRIAD. All of such amounts (except the SEC Registration Fee, the NASD Filing Fee and the Nasdaq National Market Listing Fee) are estimated.

SEC Registration Fee....................  $  16,728
NASD Filing Fee.........................      6,020
Nasdaq National Market Listing Fee......     28,000
Blue Sky Fees and Expenses..............      *
Printing and Engraving Costs............      *
Legal Fees and Expenses.................      *
Accounting Fees and Expenses............      *
Transfer Agent and Registrar Fees and
  Expenses..............................      *
Miscellaneous...........................      *
                                          ---------
     Total..............................      *
                                          =========

------------

* To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     TRIAD's Certificate of Incorporation and Bylaws require TRIAD to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by TRIAD with its executive officers and certain other key employees, TRIAD must indemnify such officers and employees in the same manner and to the same extent that TRIAD is required to indemnify its directors under TRIAD's Certificate of Incorporation and Bylaws. TRIAD's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     TRIAD has not purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. TRIAD has entered into indemnification agreements to indemnify its directors to the maximum extent permitted under Delaware law.

     The Underwriting Agreement provides for indemnification of the directors and officers of the Company in certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following table reflects sales by TRIAD of unregistered securities within the past three years. Share amounts have been adjusted for the 1.3379145 to 1 stock split effective prior to the date of this Prospectus. Except as otherwise disclosed, the issuances by TRIAD of the securities sold in the transactions referenced below were not registered under the Securities Act, pursuant to the exemption contemplated in Section 4(2) thereof, for transactions not involving a public offering. No underwriter was involved in the transactions and no commissions were paid. The consideration for which the shares of Common Stock were issued is indicated below:

                                 WARRANTS TO PURCHASE
                      NUMBER          SHARES OF
       DATE          OF SHARES       COMMON STOCK        CONSIDERATION               PURCHASER
-------------------  ---------   --------------------    ------------- -------------------------------------
  April 11, 1997       195,000                             $  19,500   William C. Klintworth, Jr.
                        85,000                                 8,500   Clyde A. Blankenship
                        75,000                                 7,500   Michael K. Campbell
                        25,000                                 2,500   Lance C. Ruud
                                        100,000              (1)       Equus II Incorporated

   May 12, 1997         15,000                             $   1,500   William C. Klintworth, Jr.
                         7,500                                   750   Clyde A. Blankenship
                         7,500                                   750   Michael K. Campbell

 September 8, 1997     449,213(2)                          $ 300,000   Equus II Incorporated

 September 8, 1997                       25,000             Services   PENMAN Private Equity and Mezzanine
                                                                       Fund, L.P.

 September 8, 1997       2,250                             $  11,250   James L. Stariha
                         1,250                                 6,250   Terry L. Harrell
                         1,250                                 6,250   Thomas H. Dean
                         1,250                                 6,250   Bruce R. Hoadley
                         1,000                                 5,000   David A. Meyer
                         1,000                                 5,000   James W. Eshcoff
                         2,000                                10,000   Thomas M. Boucher
                         1,000                                 5,000   Michael W. Thomas
                         1,000                                 5,000   Paul C. Gries
                         5,000                                25,000   Marvin L. Marks
                         5,000                                25,000   Peter A. Miller
                         3,000                                15,000   William Graue
                         3,000                                15,000   Edward Berman
                         1,500                                 7,500   Harvey A. Lawhon
                         1,500                                 7,500   Robert L. and Chris Wahlenmaier
                         1,500                                 7,500   R. Bryan and Beverly Gregory
                         1,500                                 7,500   Thomas J. Madsen
                         8,000                                40,000   Greg A. Sellards
                        30,000                               150,000   Child Health Investment Corporation
                         1,000                                 5,000   Terry Family Trust
                         6,000                                30,000   Bruce Baily
                         2,000                                10,000   Stephen W. Walls
                         7,000                                35,000   Klintworth Family Trust
                         8,000                                40,000   John B. Benear, II
                         4,000                                20,000   Jeff Haines

                                                   (SEE NOTES ON FOLLOWING PAGE)

------------

(1) TRIAD issued this Warrant to Equus II Incorporated ("Equus II") under a Funding and Stock Purchase Agreement dated April 18, 1997, whereby Equus II agreed to (i) purchase 300,000 shares of TRIAD's Series A Preferred Stock for $300,000 and (ii) advance up to $2.2 million for purposes for funding certain expenses relating to TRIAD's initial public offering of Common Stock.

(2) 449,213 shares of Common Stock issued on conversion of the 300,000 shares of TRIAD's Series A Preferred Stock issued on April 18, 1997 as set forth in
    (1) above.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits.

        EXHIBIT
         NUMBER                       DESCRIPTION
----------------------------------------------------------------
          *1.1       -- Form of Underwriting Agreement dated   ,
                        1997 by and among TRIAD, Montgomery
                        Securities, Smith Barney Inc. and
                        Wedbush Morgan Securities.
           2.1       -- Uniform Provisions for the Acquisition
                        of the Founding Companies.
           2.2       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, TRIAD Acquisition, Inc.,
                        THI and its stockholders.
           2.3       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, HTD Acquisition, Inc., HTD
                        and its Stockholders.
           2.4       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Sun Acquisition, Inc., Sun
                        and its Stockholders.
           2.5       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Custom Acquisition, Inc.,
                        CMS and its Stockholders.
           2.6       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Kentec Acquisition, Inc.,
                        Kentec and its Stockholders.
           2.7       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, PFS Acquisition, Inc.,
                        Products for Surgery and its
                        Stockholders.
           2.8       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, MegaTech Acquisition, Inc.,
                        MegaTech and its Stockholders.
           2.9       -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Omni Medical Acquisition,
                        Inc., Omni Medical and its Stockholders.
           2.10      -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, NEMS Acquisition, Inc., New
                        England Specialties and its
                        Stockholders.
           2.11      -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Professional Equipment
                        Acquisition, Inc., Professional
                        Equipment and its Stockholders.
           2.12      -- Agreement and Plan of Reorganization
                        dated as of September 9, 1997 by and
                        among TRIAD, Wilson Acquisition, Inc.,
                        Wilson and its Stockholders.
          *3.1       -- Certificate of Incorporation of TRIAD,
                        as amended.
          *3.2       -- Bylaws of TRIAD, as amended.
          *4.1       -- Form of Certificate representing Common
                        Stock.
           4.3       -- Form of Registration Rights Agreement
                        among TRIAD and the stockholders listed
                        on the signature pages thereto.
          *5.1       -- Opinion of Porter & Hedges, L.L.P.
          10.1       -- 1997 Incentive Plan of TRIAD.
         *10.2       -- Form of Indemnification Agreement
                        between TRIAD and each of its directors
                        and officers.
          10.3       -- Employment Agreement by and between
                        TRIAD and William C. Klintworth, Jr.
                        dated September 9, 1997.
          10.4       -- Employment Agreement by and between
                        TRIAD and Clyde A. Blankenship, Jr.
                        dated September 9, 1997.

        EXHIBIT
         NUMBER                       DESCRIPTION
----------------------------------------------------------------
          10.5       -- Employment Agreement by and between
                        TRIAD and Lance C. Ruud dated September
                        9, 1997.
          10.6       -- Employment Agreement by and between R.
                        Tucker Coop and TRIAD dated September 9,
                        1997.
          10.7       -- Employment Agreement by and between
                        Walter D. Wallach and TRIAD dated
                        September 9, 1997.
          10.8       -- Employment Agreement by and between
                        TRIAD and Marvin L. Marks dated
                        September 9, 1997.
          10.9       -- Employment Agreement by and between
                        TRIAD and Kent J. Wilken dated September
                        9, 1997.
          10.10      -- Employment Agreement by and between
                        TRIAD and Greg H. Sellards dated
                        September 9, 1997.
          10.11      -- Employment Agreement by and between
                        TRIAD and Michael W. Thomas dated
                        September 9, 1997.
          10.12      -- Warrant to purchase 100,000 shares of
                        Common Stock of TRIAD dated as of April
                        18, 1997, as amended.
          10.13      -- Warrant to purchase 25,000 shares of
                        Common Stock of TRIAD dated as of
                        September 8, 1997.
          10.14      -- Funding and Stock Purchase Agreement
                        dated April 18, 1997 between TRIAD and
                        Equus II Incorporated, as amended.
         *21.1       -- Subsidiaries of TRIAD.
          23.1       -- Consent of Arthur Andersen LLP.
         *23.2       -- Consent of Porter & Hedges, L.L.P.
                        (contained in Exhibit 5.1)
         *23.3       -- Consent of R. Tucker Coop as nominee for
                        director.
         *23.4       -- Consent of Kelvin J. Pennington as a
                        nominee for director.
         *23.5       -- Consent of Marvin L. Marks as a nominee
                        for director.
         *23.6       -- Consent of Gregory H. Sellards as a
                        nominee for director.
         *23.7       -- Consent of Kent J. Wilken as a nominee
                        for director.
         *23.8       -- Consent of Edward T. Kuklenski as a
                        nominee for director.
         *23.9       -- Consent of Michael W. Thomas as a
                        nominee for director.
         *23.10      -- Consent of John B. Benear, II as nominee
                        for director.
          24.1       -- Power of Attorney (included on the
                        signature page of this Registration
                        Statement).
         *27.1       -- Financial Data Schedule.

------------

* To be filed by amendment.

     (b)  Financial Statement Schedules.

     All schedules are omitted because they are not applicable or because the required information is contained in the Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates representing the shares of Common Stock offered hereby in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON SEPTEMBER 11, 1997.

                                                  TRIAD MEDICAL INC.
                                          By: /s/ WILLIAM C. KLINTWORTH, JR.
                                                  William C. Klintworth, Jr.
                                                  Chief Executive Officer

     Each person whose signature appears below hereby appoints William C. Klintworth and Lance C. Ruud, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON SEPTEMBER 11, 1997.

              SIGNATURE                               CAPACITY IN WHICH SIGNED
              ---------                               ------------------------
      /s/ WILLIAM C. KLINTWORTH, JR.            Chief Executive Officer, Director
          William C. Klintworth, Jr.            (Principal Executive Officer)

      /s/ LANCE C. RUUD                         Senior Vice President and Chief Financial Officer
          Lance C. Ruud                         (Principal Financial and Accounting Officer)

      /s/ CLYDE A. BLANKENSHIP, JR.             Executive Vice President, Director
          Clyde A. Blankenship, Jr.

      /s/ NOLAN LEHMANN                         Director
          Nolan Lehmann

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